Exhibit 10.11

EXECUTION COPY

GE PACKAGED POWER, INC.
GE INTERNATIONAL, INC. SUCURSAL DE PERU

CONTRACT FOR SALE OF

EQUIPMENT AND SERVICES

EMPRESA ELECTRICA NUEVA ESPERANZA S.R.L.

September 26, 2008

TABLE OF CONTENTS

Article 1	Definitions	1

1.1	Definitions	1

1.2	Rules of Interpretation	7

Article 2	Scope of Supply	8

Article 3	Price	8

Article 4	Options	9

Article 5	Price Adjustment - NOT USED	9

Article 6	Payments	9

6.1	Payment Schedule	9

6.2	Payment Security	10

6.3	Effect of Changes in Contract Price	11

6.4	Field Modifications and Offsets	11

Article 7	Buyer’s Obligations	11

7.1	Permits	11

7.2	Permitting Support	11

Article 8	Title Transfer, Delivery, Risk of Loss, Shipment to Storage	11

8.1	Title	11

8.2	Delivery	12

8.3	Risk of Loss	12

8.4	Delivery to Storage	12

Article 9	Schedule and Liquidated Damages for Delay	13

9.1	Drawing Liquidated Damages	13

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9.2	Scheduled Delivery Date	13

9.3	Scheduled Liquidated Damages	13

9.4	Limitations	14

Article 10	Performance Guarantees	14

Article 11	Performance Guarantee Testing	15

11.1	Performance Tests	15

11.2	Performance Testing	15

11.3	Emissions Testing	15

11.4	Noise Testing	15

11.5	Cure Period	15

11.6	Cost of Tests and Re-Tests	16

11.7	Degradation	16

11.8	Performance Credits [Not Used in this Contract]	16

Article 12	Aggregate Limitation on Liquidated Damages	16

Article 13	Observation, Inspection and Factory Test	17

13.1	Observation at the Site	17

13.2	Inspections and Tests at Seller’s Facilities	17

13.3	Inspections and Tests at Suppliers’ Facilities	17

13.4	Advance Notice of Intended Readiness To Ship and Inspection	17

13.5	Inspection Not Acceptance	18

Article 14	Warranty	18

14.1	Warranty Period	18

14.2	Warranty	18

14.3	Remedy	18

14.4	Warranty on Remedial Work	19

14.5	Exclusions	19

14.6	Exclusive Remedies and Warranties	20

Article 15	Taxes	20

15.1	Seller Taxes	20

15.2	Buyer Taxes	20

15.3	Invoices	21

15.4	Duty Drawback	21

Article 16	Compliance with Laws, Codes and Standards	21

Article 17	Project Management	21

17.1	Original Equipment Definition	21

17.2	Order Definition Meeting	21

17.3	Project Manager	22

17.4	Automatic Release	22

17.5	Global Sourcing	22

17.6	Electronic Communication	22

Article 18	Changes	22

18.1	Changes Resulting from Changes in Codes and Changes in Law	22

18.2	Changes and Improvements Beyond Scope	22

18.3	Buyer-Initiated Changes	23

18.4	Seller-Initiated Changes	23

18.5	Contents of Draft Change Order	23

18.6	Process for Concluding Change Order	24

18.7	Agreement Required	24

Article 19	Force Majeure Event	24

19.1	Force Majeure Event	24

19.2	Termination for Extended Delay	26

Article 20	Patents	26

20.1	Indemnity	26

20.2	Exclusions	27

20.3	Remedies	27

20.4	Sole Liability	28

Article 21	General Indemnity	28

21.1	General Indemnity	28

21.2	Concurrent Negligence	28

21.3	Notice	28

21.4	“Third Parties” Defined	28

Article 22	Insurance	28

22.1	Worker’s Compensation, General Liability and Automobile Insurance	28

22.2	ARBR/CAR Insurance	29

22.3	All Risk Property Insurance	30

22.4	Failure to Maintain Insurance	30

22.5	Buyer’s Risks	30

Article 23	Suspension	30

23.1	Suspension by Buyer of Work at Site	30

23.2	Suspension by Buyer of Manufacturing	30

23.3	Suspension by Seller	31

Article 24	Termination by Buyer for Convenience	31

Article 25	Termination for Cause	31

25.1	Grounds for Termination by Buyer	31

25.2	Remedy in the Event of Termination by Buyer	32

25.3	Grounds for Termination by Seller	32

25.4	Remedy in the Event of Termination by Seller	33

Article 26	Limitation of Liability	33

26.1	Limitation	33

26.2	Consequential Damages	33

26.3	Sale, Transfer, Assignment to Third Party	34

26.4	Gratuitous Advice	34

26.5	Limitations to Prevail	34

26.6	Limitation of Remedies; Overriding Effect	34

26.7	Obligation to Mitigate	34

Article 27	Proprietary Information	34

27.1	Information Subject to Restriction	34

27.2	Obligations of Receiving Party	35

27.3	Disclosure Pursuant to Legal Process	36

27.4	Intellectual Property	36

27.5	Disclosure by Buyer	36

Article 28	Software License	36

28.1	Grant of License	36

28.2	Third-Party Software	37

28.3	Limitations	37

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Article 29	Personal Data Protection	37

Article 30	Export Control	37

30.1	Export Controls	37

30.2	Buyer to Keep Informed	38

30.3	Weapons	38

Article 31	Assignment and Change in Control	38

31.1	Consent Required	38

31.2	Seller’s Right to Assign	38

31.3	Successors and Assigns	39

31.4	Change in Control of Buyer	39

Article 32	Dispute Resolution	39

32.1	Referral to Senior Management	39

32.2	Venue	39

32.3	Equitable Remedies	39

Article 33	Governing Law	40

Article 34	Direct Agreements	40

Article 35	Effective Date	40

Article 36	Seller Performance Security	40

Article 37	Entire Agreement	41

Article 38	Representations	41

38.1	Seller Representations	41

38.2	Buyer Representations	42

Article 39	Miscellaneous Provisions	43

39.1	Third-Party Beneficiaries	43

39.2	Survival	43

39.3	Non-Waiver	43

39.4	Invalidity	43

39.5	No Nuclear Use	43

39.6	Counterparts	43

Attachment 1 - Equipment Scope of Supply		46

Attachment 2 - Schedule Options		60

Attachment 3 - Lien Waiver Form		63

Attachment 4 - Scheduled Delivery Date(s)		65

Attachment 5 - Test Procedures and Protocol		67

Attachment 6 - Stamped Guarantee Sheet		68

Attachment 7 - Services and Special Conditions For On-Site Services (Technical Advisory Services Only)		69

Attachment 8 - Drawing List & Schedule		75

Attachment 9 - Payment Schedule		81

Attachment 10 - Form of Comfort Letter		82

Attachment 11 - Degradation Table		83

Attachment 12 - Termination Schedule		84

Attachment 13 - Start Up and Commissioning Spares		85

Attachment 14 - GE Parent Guaranty		86

Attachment 15 - Form of Standby Letter of Credit		87

THIS CONTRACT FOR SALE OF EQUIPMENT AND SERVICES (this “Contract”) is entered into as of the Effective Date by and between:

CONSORTIUM OF GE PACKAGED POWER, INC. (GEPPI), a Delaware corporation, having a principal place of business at 1333 West Loop South, Houston, Texas 77027 USA; and GE INTERNATIONAL INC. SUCURSAL DE PERU (GEII), a general partnership, having a principal place of business at Av. Larco 1301 - Oficina, 1902 Torre Parque Mar, Miraflores 18, Peru (herein referred to collectively as “GE” or “Seller”); and

EMPRESA ELECTRICA NUEVA ESPERANZA S.R.L., a Peruvian limited liability partnership, having a principal place of business at Av. Victor A. Belaunde Nº 147 Int.; 703 Edificio Real 6 San Isidro Lima, Peru (the “Buyer”),

The Buyer and the Seller are referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Seller, GEPPI, manufactures, supplies and provides the type of power generation equipment described in Attachment 1;

WHEREAS, the Seller, General Electric International, Inc. Sucursal de Peru, provides services in support of the installation of such equipment as described in Attachment 7; and

WHEREAS, the Buyer desires to purchase, and the Seller desires to sell the Equipment, together with certain installation support and Training Services in connection with Buyer’s Project located in the vicinity of Caleta Cruz, northwestern Peru (the “Facility”), all subject to the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises stated herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1                                               Definitions

1.1                               Definitions

As used in this Contract, the following terms have the meanings indicated:

(a.)                               “Advance Notice of Intended Readiness to Ship” shall have the meaning ascribed in Section 13.4.

(b.)                              “Affiliate” shall mean any entity that directly or indirectly controls, is controlled by or is under common control with a Party.  For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities or partnership or other ownership interests or by contract or otherwise.

(c.)                               “BPZ Resources, Inc. Guaranty” shall mean a guarantee of Buyer’s remaining payment obligations under the Contract in form and substance reasonably acceptable to the Seller.

(d.)                              “Buyer” shall mean the entity so identified in the foreword of this Contract.

(e.)                               “Buyer Taxes” shall mean all taxes, duties, fees, or other charges of any nature (including, but not limited to, ad valorem, consumption, excise, franchise, gross receipts, import, license, property, sales, stamp, storage, transfer, turnover, use, or value-added taxes, and any and all items of withholding, deficiency, penalty, addition to tax, interest, or assessment related thereto), other than Seller Taxes, imposed by any governmental authority of any country on Seller and Buyer or its respective employees, Subcontractors or Suppliers due to the execution of any agreement or the performance of or payment for Work hereunder.  Equipment exported from the United States are presumed to be exempt from Buyer Taxes levied within the United States, expect as provided in Article 15 of this Contract.  When requested by Seller, Buyer agrees to furnish without charge evidence of tax or duty exemption acceptable to the taxing or customs authorities.  Furthermore, if Buyer arranges for export shipment, Buyer agrees to provide Seller, without charge, an export bill of lading.

(f.)                                 “Change in Control” shall mean the occurrence of one or more of the following events:

(i)            BPZ Resources, Inc. shall cease to be the indirect beneficial owner of a majority of the equity interest of Buyer;

(ii)           General Electric Company shall cease to be the indirect owner of a majority of the equity interest in either of the Sellers;

(iii)          any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of a majority of the operating assets of the Seller to any entity.

(g.)                              “Change in Law” shall mean a change to a Law, or a change in the interpretation or application of a Law by the cognizant executive or judicial authorities occurring after the Effective Date.

(h.)                              “Change Order” shall mean a written agreement to change the Equipment or Services which describes the change, identifies the writing as a Change Order, sets out adjustments, if any, in this Contract Price and any other provision of this Contract which is affected, and is signed by the Parties.

(i.)                                  “Codes and Standards” shall have the meaning ascribed in Article 16 of this Contract.

(j.)                                  “COES” shall mean the Comité de Operación Económica del Sistema, which coordinates dispatch for the system to which the Project is to be interconnected.

(k.)                               “Contract Currency” shall mean the currency in which this Contract Price is stated.

(l.)                                  “Contract Price” shall mean the total firm price as consideration for the Equipment and the Services, as set forth in Article 3 of this Contract, and as may be adjusted from time to time in accordance with this Contract.

(m.)                            “Customer Collaboration System” shall have the meaning ascribed in Article 17.6 of this Contract.

(n.)                              “Data Subject” shall have the meaning ascribed in Article 29 of this Contract.

(o.)                              “Day”or”Days” shall mean a calendar day, including Saturdays, Sundays, and holidays, except that in the event that an obligation is due for performance on a Saturday, Sunday or national legal holiday of any country where an obligation pursuant to this Contract is due to be performed, the obligation shall be deemed due on the next day thereafter when business is regularly conducted in such location.

(p.)                              “Delivery” shall have the meaning ascribed in Article 8.2 of this Contract.

(q.)                              “Direct Agreement” shall have the meaning ascribed in Article 34 of this Contract.

(r.)                                 “Documentation” shall have the meaning ascribed in Article 28 of this Contract.

(s.)                               “Down Payment” shall mean the initial payment described in Article 6.1 of this Contract.

(t.)                                 “EBITDAX” shall be defined as earnings before interest, taxes, depreciation, amortization, and exploratory expenses as reported in the unaudited financial statements provided by Buyer’s parent company, BPZ Resources, Inc., pursuant to US Generally Accepted Accounting Principles.

(u.)                              “Effective Date” shall mean the date described in Article 35 of this Contract.

(v.)                              “Eligible Assignee” shall have the meaning ascribed in Article 31.1 of this Contract.

(w.)                            “EPC Contractor” shall mean such general contractor engaged by Buyer to install the Equipment and construct the Project.

(x.)                                “Equipment” shall mean all of the equipment described in the “Equipment” portion of Article 2, Scope of Supply.

(y.)                              “Facility” shall have the meaning ascribed in the Recitals of this Contract.

(z.)                                “Force Majeure” shall have the meaning ascribed in Article 19 of this Contract.

(aa.)                         “Governing Law” shall have the meaning ascribed in Article 33 of this Contract.

(bb.)                       “Indemnified Party” shall have the meaning ascribed in Article 21 of this Contract.

(cc.)                         “Indemnifying Party” shall have the meaning ascribed in Article 21 of this Contract.

(dd.)                       “Law”or”Laws” shall mean those laws, regulations, decrees or similar orders with mandatory effect issued by the legislative, judicial or executive branch of any relevant government, in effect as of the Effective Date to the extent such laws, regulations, decrees or similar orders are applicable to the scope of this Contract.

(ee.)                         “Lenders” shall mean the lenders (as defined in the financing agreements made or to be made between Buyer and each party named therein as a financing party) and any and all lenders providing interim or long term financing or credit support in relation to the Project and any trustee or agent acting on their behalf.  “Lenders” shall not include Buyer, but shall include Affiliates of Buyer or such Affiliates’ lenders providing financing or credit support, other than equity, to Buyer (including via on-lending through an Affiliate) in connection with the ownership, development, construction, operation, or maintenance of the Project.

(ff.)                             “Local Laws” shall have the meaning ascribed in Article 16 of this Contract.

(gg.)                       “Major Components” shall mean the turbine with its base, the generator with its base, the air intake system components, and the main auxiliary skid containing the gas turbine lube oil reservoir and starting system.

(hh.)                       “Minimum Performance Guarantees” shall mean ninety-five percent (95%) of the Performance Guarantee for output and one hundred and five percent (105%) of the Performance Guarantee for heat rate.

(ii.)                               “Must Meet Remedy” is an obligation on the part of Seller to repair or replace the Equipment or Unit so that the Equipment or Unit meets a designated performance criteria (e.g., the Minimum Performance Guarantees and the Performance Guarantees for emissions and noise).

(jj.)                               “National Laws” shall have the meaning ascribed in Article 16 of this Contract.

(kk.)                         “Notice of Readiness to Ship” shall mean Seller’s written notice of Readiness to Ship.

(ll.)                               “On-Site Services” are described in Attachment 7 to this Contract.

(mm.)                   “Operational Spare Parts” shall mean those parts that the Buyer may elect to purchase as a Change Order to this Contract for the purpose of supporting operational reliability.

(nn.)                       “Order Definition Meeting” shall mean a project kick-off meeting between the Seller’s project execution team and the Buyer’s project team.

(oo.)                       “Options” shall have the meaning ascribed in Article 4 of this Contract.

(pp.)                       “Owner” shall mean that corporation, partnership, limited liability company, or individual which owns the facility in which the Equipment will be installed.

(qq.)                       “Party”and”Parties” shall have the meanings ascribed in the foreword to this Contract.

(rr.)                             “Payment Schedule” shall mean the schedule of payments described in Article 6.1.

(ss.)                         “Payment Security” shall have the meaning ascribed in Article 6.2 of this Contract.

(tt.)                             “Performance Guarantees” shall mean the guaranteed values identified on the Stamped Guarantee Sheet attached hereto as Attachment 6.

(uu.)                       “Personal Data” shall have the meaning ascribed in Article 29 of this Contract.

(vv.)                       “Project” shall mean Buyer’s power generation project.

(ww.)                   “Readiness to Ship (RTS)” shall mean, subject to Sections 8.2 and 13.4, the Unit has been assembled and packaged through Seller’s manufacturing process, completed factory testing, completed dress out process, export packed, completed packing list and has been verified by Seller as meeting all of Seller’s quality control procedures and inspections.

(xx.)                           “Scheduled Delivery Date(s)” shall mean the date(s) by which Seller will provide Notice of Readiness to Ship for the relevant Unit(s), as set forth in Attachment 4 hereto.

(yy.)                       “Scope of Supply” shall mean the Equipment plus the Services, as set forth in Attachment 1, Scope of Supply.

(zz.)                           “Seller” shall mean the entity so identified in the foreword to this Contract.

(aaa.)                   “Seller Taxes” shall mean corporate and individual taxes that are measured by net income or profit imposed by any governmental authority of any country on Seller, its employees, Subcontractors or Suppliers due to the execution of any agreement or the performance of or payment for Work hereunder, except in the case of withholding tax for income on payments to Seller which is addressed in Article 15 of the Contract.

(bbb.)                “Services” shall mean, to the extent applicable, all of the those services described in the “Services” portion of Attachment 1, “Scope of Supply”, and Attachment 7 “Services and Special Conditions for On-Site Services”.

(ccc.)                   “Site” shall mean the location of the Project and place where the Equipment will be installed, as indicated in the Recitals to this Contract.

(ddd.)                “Site Conditions” shall have the meaning ascribed in Attachment 1 of this Contract.

(eee.)                   “Software” means a computer program or compilation of data that is fixed in any tangible medium of expression, or any storage medium from which the program may be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine or device, and shall include without limitation any of Seller’s proprietary operating software, provided for the ordinary operation of the Equipment, any optional software to enhance the operation of the Equipment, as well as any upgrades or revisions of this material the Seller provides in fulfillment of a specific written commitment or otherwise.

(fff.)                         “Spare Parts” Shall mean those certain start up and commissioning spares provided by Seller pursuant to this Contract, for which a typical list is included in Attachment 13.

(ggg.)                “Standby Letter of Credit” shall mean a standby letter of credit generally in accordance with the Seller’s form attached as Attachment 15.

(hhh.)                “State Laws” shall be those state Laws that are:

(i)                                     identified by Buyer in Attachment 1, Scope of Supply,

(ii)                                  in effect as of the Effective Date, and

(iii)                               agreed to be incorporated into the manufacturing of the Unit(s) by Seller.  If no State Laws are set forth in Attachment 1 and agreed to by Seller, the manufacturing process shall not incorporate any consideration of State Laws.

(iii.)                            “Subcontractor(s)” shall mean any corporation, partnership, or individual having a contract with the Seller to supply labor or other services to be performed at the Site in connection with this Contract.

(jjj.)                            “Supplier(s)” shall mean any corporation, partnership, or individual having a contract with the Seller to supply material, equipment, labor, goods, or services to the Seller in connection with its obligations under this Contract, other than labor or other services to be performed at the Site.

(kkk.)                   “Termination Schedule” shall mean the schedule of termination charges described in Attachment 12 of this Contract.

(lll.)                            “Unit” shall mean a single gas turbine and its associated generator, together with those accessories associated only with that gas turbine generator package.

(mmm.)          “Unit Price” shall have the meaning ascribed in Article 3 of this Contract.

(nnn.)                “Unimpeded Access” shall mean that during any period in which the Seller is entitled to access to any Unit in accordance with this Contract, the Buyer shall ensure that  (1) the necessary fuels, lubricants, operating supplies and third party interconnections are continuously available; (2) the Buyer’s trained operators are available for operation of the unit; (3) the Buyer will operate portions or all of the plant at the times and at the loads reasonably requested by the Seller; provided, however, that Buyer’s operation of a Unit shall be subject to and coordinated with the requirements of system dispatch and COES; (4) the Seller will have unimpaired access to all plant work areas, station cranes and similar equipment; and; (5) a copy of the control room log is available to the Seller; provided, however, that Seller’s access to a Unit as provided in this Contract shall be upon five (5) Days prior notice to Buyer and shall be scheduled so as to minimize interference with Buyer’s operation and maintenance of the other Units and other plant work areas.

(ooo.)                “Warranty Period” shall have the meaning ascribed in Article 14.1 of this Contract.

(ppp.)                “Work” shall mean the procurement, fabrication, and supply of the Equipment and the performance of the Services, and any corrective actions undertaken pursuant to the Warranty in Article 14.

1.2                               Rules of Interpretation

The following to rules of interpretation shall apply in construction of this Contract.  Unless otherwise required by the context in which any term appears:

(a.)                               Capitalized terms used in this Contract have the meanings specified in this Article, or as otherwise defined in this Contract;

(b.)                              The singular shall include the plural;

(c.)                               The words “herein,” “hereof” and “hereunder” shall refer to this Contract as a whole and not to any particular article or sub-article of this Contract;

(d.)                              References to this Contract shall include a reference to all appendices, attachments, annexes, schedules and exhibits hereto, as the same may be amended, modified, supplemented or replaced from time to time;

(e.)                               The words “include,” “includes” and “including” are not limiting;

(f.)                                 Any consent to be given by either Party hereto hereunder shall not be unreasonably withheld, delayed or conditioned, except as explicitly stated to the contrary herein; and

(g.)                              References to any agreement, document or instrument shall mean a reference to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced from time to time.

Article 2                                               Scope of Supply

GEPPI shall manufacture and deliver the Equipment and GEII shall perform the associated Services, all as more fully described in Attachment 1, Equipment Scope of Supply, and Attachment 7, Services and Special Conditions For On-Site Services (Technical Advisory Services Only) subject to the terms and conditions as set forth in this Contract. The Equipment includes three Unit(s).

Article 3                                               Price

The Buyer shall pay to the Seller the following “Contract Price” in consideration of the Equipment and Services (except Technical Advisory Services which shall be priced according to Attachment 7):

“Contract Price”(Total in U.S. Dollars) = $51,465,000
Pricing Breakdown:

GENERAL ELECTRIC PACKAGED POWER INC.

Unit	Equipment	Subtotal (U.S. Dollars)	“Unit Price(s)” (U.S. Dollars)
1	Gas Turbine Generator Set	$17,155,000	Unit 1 = $17,155,000
2	Gas Turbine Generator Set	$17,155,000	Unit 2 = $17,155,000
3	Gas Turbine Generator Set	$17,155,000	Unit 3 = $17,155,000
		Total Contract Price:	$51,465,000

General Electric International, Inc. Sucursal de Peru

Services	Subtotal (U.S. Dollars)	“Price(s)” (U.S. Dollars)
Technical Advisory Services	Field service rate sheet in effect at time of service	Field service rate sheet in effect at time of service

The Contract Price is stated exclusive of sales, VAT or other applicable taxes, which will be added at the time of invoicing.  The Contract Price per Unit includes a price of $15,000 USD for all software licenses.  The Contract Price shall be adjusted as necessary to take account of:

(a.)                               Change Orders, including those related to the exercise of Options (as defined in Article 4 below); or

(b.)                              other adjustments specifically provided for in this Contract.

Payment shall be made in accordance with the Payment Schedule set forth in Article 6.1 and in accordance with the payment terms and conditions set forth in Article 6 of this Contract.

Article 4                                               Options

The Buyer shall have the right to exercise options to purchase the additional Equipment or Services which have been previously and specifically quoted to Buyer and which are described in the Schedule of Options attached to this Contract as Attachment 2 (the “Options”) within the times and at the prices therein stated.  If any Option is exercised in writing prior to the option exercise deadline(s) set forth in Attachment 2, the Contract Price will be automatically adjusted as set forth in the Schedule of Options and the associated Payment Schedule and Delivery Schedule shall be set forth in a mutually executed Change Order.

Article 5                                               Price Adjustment - NOT USED

Article 6                                               Payments

6.1                               Payment Schedule

Payments shall be made as set forth in the Payment Schedule.  For those payments tied to calendar months, payments, after the Down Payment, shall be due and payable on the fifteenth Day of the calendar month as indicated in the Payment Schedule, remitted via wire transfer.  Seller will provide invoices to Buyer thirty (30) Days in advance of the payment due date.  If the fifteenth Day of the month falls on a weekend or holiday, the payment shall be due on the next business Day after the fifteenth. Wire transfer instructions shall be provided on each invoice.  Late payments shall be subject to an interest charge equal to two percent (2%) in excess of the prime rate as published in the Wall Street Journal, at that time, compounded on an monthly basis.

The GEII’s fees for Technical Support Services may be invoiced monthly for the Services performed in the prior month and payment shall be due and payable net thirty (30) days from the date of Seller’s invoice.

For those RTS milestones, invoices shall be issued on completion of the milestone and payment shall be due and payable net five (5) Days from the date of the Seller’s invoice.  Subject to the Payment Schedule in Attachment 9, an initial payment (the “Down Payment”) is to be paid the next business Day following the Effective Date.  It is understood and agreed if the Seller completes the Readiness to Ship milestone for the first Unit in advance of what is indicated on the Payment Schedule, in no event shall the Buyer be required to make payment for such milestone prior to the milestone date identified on the Payment Schedule included in Attachment 9.  It is also understood and agreed that if Seller completes to Readiness to Ship milestone for the second or third Units in advance of what is indicated on the Payment Schedule, in no event shall the Buyer be required to make payment for such milestone prior to thirty (30) Days from the milestone date identified on the Payment Schedule included in Attachment 9.

6.2                               Payment Security

Buyer shall provide Seller with payment security in the form of a Comfort Letter from one or more of the Lenders substantially consistent with the form and substance included in Attachment 10.  This Comfort Letter shall be provided on or before December 15, 2008.

Should Buyer fail to timely make progress payments due prior to December 15, 2008, or fail to provide the Comfort Letter by December 15, 2008, Buyer shall provide a BPZ Resources, Inc. Guaranty on or before December 18, 2008, provided that the financial test below has been met:

(a.)                               EBITDAX as measured from the three (3) month period ending October 31st, 2008 is equal to or greater than 2.25 times the sum of the payments due for the period between January and March of 2009.  For the purpose of this calculation, exploratory expenses shall not exceed $5,000,000 USD.

In the event that the Buyer fails to provide the Comfort Letter by December 15, 2008 and is unable to provide the BPZ Resources, Inc. Guaranty by December 18, 2008 because the above financial test has not been met, then Buyer shall provide Seller with a Standby Letter of Credit in accordance with the below provisions:

(b.)                              A Standby Letter of Credit issued or confirmed by a United States or Western European bank reasonably acceptable to Seller, generally in accordance with the Seller’s form attached as Attachment 15, which Standby Letter of Credit shall be established by the Buyer and shall become operative within (30) thirty Days after Seller has requested Buyer to provide the Standby Letter of Credit pursuant to the above. The Standby Letter of Credit established by the Buyer shall provide for Seller’s ability to make partial drawings pro rata on partial deliveries.  Buyer will increase the amount(s) and/or extend the validity period(s) and/or post an additional Standby Letter of Credit within thirty (30) days of Seller’s provision to Buyer of documentation showing that such is necessary to secure payments to become due. In the event of any refinancing or additional financings providing funding for the Project, Buyer may replace the current Standby Letter of Credit with a replacement Standby Letter of Credit and Seller shall cooperate with Buyer in such event by promptly taking all actions on its part necessary for the cancellation of the current Standby Letter of Credit.  If Buyer is initially prevented from providing the BPZ Resources, Inc. Guaranty because the financial test has not been met, and is required to provide the Standby Letter of Credit, then should Buyer’s EBITDAX as measured for any subsequent three (3) month period equal or exceed 2.25 times the sum of the payments due for the next three (3) month period, Buyer shall be entitled to cancel the Standby Letter of Credit and provide the BPZ Resources, Inc. Guaranty in lieu thereof.  The Standby Letter of Credit shall not be cancelled until such time that the BPZ Resources, Inc. Guaranty has been provided.

At such time that Buyer provides a Comfort Letter to Seller, it shall have no further obligations to provide or maintain either the BPZ Resources, Inc. Guaranty or the Standby Letter of Credit.

6.3                               Effect of Changes in Contract Price

If any adjustment results in an increase to the Contract Price, Buyer shall pay for the increase in accordance with the corresponding invoice submitted by Seller.  If any adjustment results in a decrease in the Contract Price, payments previously made shall be retained by the Seller and will be applied to subsequent payments as they become due.

6.4                               Field Modifications and Offsets

Seller shall not be responsible for back charges or field modifications performed by Buyer unless Seller authorizes such charges in writing prior to the incurrence thereof and Buyer specifically waives any right of set-off relating to such charges.  Any claim or set-off for back charges shall be accompanied by a copy of such written authorization.  In no event shall Buyer offset any amounts due under this Contract by amounts that may be due Buyer from Seller or any of its Affiliates under any other agreement, judgment or order.  Buyer may elect to offset amounts due under this Contract, pursuant to Section 9.3, against future progress payments under the Payment Schedule.

Article 7                                               Buyer’s Obligations

7.1                               Permits

The Buyer shall be responsible for timely obtaining all environmental and use permits, all other licenses (including but not limited to export licenses, import licenses), exemptions, permits, authorizations, approvals, local building and construction permits, and easements necessary for the construction and operation of the Facility, and shall be responsible for any additional costs, fees or fines arising from any delay or failure to obtain such permits, licenses, exemptions, authorizations or approvals, even though any such permits, licenses, exemptions, authorizations or approvals may be applied for by Seller.  Buyer shall reasonably support Seller in it’s efforts to obtain any foreign exchange permits and work permits related to Services.

7.2                               Permitting Support

The Seller shall provide reasonable assistance to the Buyer in its endeavors relating to the permitting of the Site and reasonably cooperate by providing information and support during any hearings in the process of obtaining the permits.  In undertaking such assistance, the Seller shall not be obligated to incur out-of-pocket costs and expenses without reimbursement from the Buyer.  Seller shall not be liable if any permits, licenses, exemptions, authorizations or approvals are delayed, denied, revoked, restricted or not renewed and Buyer shall not be relieved thereby of its obligations under this Contract, including paying Seller for the Equipment.

Article 8                                               Title Transfer, Delivery, Risk of Loss, Shipment to Storage

8.1                               Title

Title to each portion of the Equipment, Services or any spare parts under this Contract shall transfer from the Seller to the Buyer as follows:

(a.)                               Title to Equipment shall pass from the Seller to the Buyer immediately at Seller’s Delivery (pursuant to Section 8.2) of the Equipment Ex Works Seller’s Houston Manufacturing Facility (Incoterms 2000).

(b.)                              Title to Services shall pass to the Buyer as performed.

(c.)                               Title to Operational Spare parts to be exported from the United States of America shall pass from the Seller to the Buyer upon the earlier of the Seller having received payment or immediately after each item departs from the territorial land, seas and overlying airspace of the United States.

For the purposes of this Article, the territorial seas of the United States shall be deemed to extend to twelve (12) nautical miles from the baseline of the country determined in accordance with the 1982 United Nations Convention of the Law of the Sea.

Upon receipt of Buyer’s final payment for each Unit, Seller shall deliver a final  (one-time) lien waiver for each Unit in the form of Attachment 3 to this Contract within three (3) Days of its receipt of such payment.

8.2                               Delivery

The Seller shall make the Equipment available for Buyer’s pick up and shipment Ex Works Seller’s Houston Manufacturing Facility (Incoterms 2000) (“Delivery”) upon issuance of Notice of Readiness to Ship.  The Seller shall make Delivery of each Unit by the date set forth in the Scheduled Delivery Date(s) as set forth in Attachment 4.

8.3                               Risk of Loss

With respect to each item of Equipment, risk of loss shall pass to the Buyer upon the earlier of:

(a.)                               Delivery; or

(b.)                              Shipment to storage if permitted under the terms of this Contract.

8.4                               Delivery to Storage

If any part of the Equipment cannot be delivered to the Buyer when ready due to any cause solely attributable to the Buyer or due to a Force Majeure Event pursuant to Article 18.1, the Seller may ship such Equipment to storage in Houston, Texas, such storage being in accordance with the original equipment manufacturers’ recommendations, and any technical specifications or other instructions provided by the Seller.  If such Equipment is placed in storage, including storage at the facility where manufactured, the following conditions shall apply:

(a.)                               title and risk of loss shall thereupon pass to the Buyer if it had not already passed;

(b.)                              any amounts otherwise payable to the Seller upon Delivery or shipment shall be payable upon presentation of the Seller’s invoice(s);

(c.)                               all expenses incurred by the Seller, such as for preparation for and placement into storage, handling, inspection, preservation, storage, removal charges and any taxes shall be payable by the Buyer upon submission of the Seller’s invoice(s); and

(d.)                              when conditions permit and upon payment of all amounts due hereunder, the Seller shall resume Delivery of the Equipment.

Notwithstanding anything to the contrary contained herein, storage and shipment to storage is the sole and direct responsibility of the Buyer and the Seller shall not assume any liability associated therewith, except if Seller delivers such Equipment to storage which is unsuitable for providing the storage conditions specified in the first sentence of this Section 8.4, and Buyer shall indemnify, defend and hold Seller harmless for any damages, costs, expenses and fees, including reasonable attorneys’ fees associated therewith.  Any Seller invoicing or collection related to shipment is only a service provided to the Buyer and represents no direct or indirect responsibility associated with storage.

Article 9                                               Schedule and Liquidated Damages for Delay

9.1                               Drawing Liquidated Damages

The Seller shall submit the drawings and design information listed in Attachment 8 for Buyer review and information.  Those drawings identified, as “LD Drawings” in Attachment 8 shall be subject to late delivery liquidated damages, not as a penalty, a sum of $500 per drawing per Day. The Seller’s aggregate liability hereunder for drawing submittal delay liquidated damages shall not exceed $250,000.  The liquidated damages for delay in submitting the drawings shall be the Buyer’s exclusive remedy for and the Seller’s sole obligation arising out of delayed drawing submittals.

9.2                               Scheduled Delivery Date

The Seller shall provide the Notice of Readiness to Ship for each Unit by the date(s) set forth in the Scheduled Delivery Date(s) schedule attached to this Contract as Attachment 4.

9.3                               Scheduled Liquidated Damages

If any of the Units are not delivered on or before their respective Scheduled Delivery Date(s), for reasons not excused elsewhere in this Contract, the Seller shall pay Buyer as liquidated damages, and not as a penalty, a sum calculated in accordance with the table below, until actual Delivery of that Unit:

Days	Liquidated Damages
1+	$7,000 per full Day per Unit

9.4                               Limitations

The Seller’s aggregate liability per Unit hereunder for liquidated damages for delay in Delivery of Units shall not exceed ten percent (10%) of the Contract Price.  The liquidated damages for delay in Delivery of Units shall be the Buyer’s exclusive remedy for and the Seller’s sole obligations arising out of delay.

Notwithstanding the foregoing, such liquidated damages shall not be deemed to relieve Seller of its obligations under Article 14 or under Article 10 with respect to defective Equipment or Services and Buyer shall be entitled to pursue all remedies available to it under these provisions.

Article 10                                        Performance Guarantees

When tested in accordance with Attachment 5, Test Procedures and Protocol, and subject to the conditions specified in Attachment 6 and Attachment 7, the Seller guarantees that the Equipment will achieve the output, heat rate, emissions levels, and near field noise levels, set forth in the Stamped Guarantee Sheet attached hereto as Attachment 6 (the “Performance Guarantees”).  If the performance of any Unit achieves the Minimum Performance Guarantees, but fails to achieve the output or heat rate Performance Guarantees after the final performance test provided for in Article 11 below, the Seller shall pay to the Buyer as liquidated damages, and not as a penalty, a sum calculated in accordance with the table below for each Unit that fails to achieve the output or heat rate Performance Guarantees:

Criterion	Liquidated Damages

Output	$785 for each kW below the applicable Performance Guarantee

Heat Rate	$ 13,550 for each btu/kWh (LHV) above the applicable Performance Guarantee

Guaranteed Emissions

Liquidated damages not applicable. In lieu of any damages, Seller has a duty to adjust and repair the Unit until the Performance Guarantee for emissions is met during a one-time test. (a Must Meet Remedy).

Near Field Noise Emissions

Liquidated damages not applicable. In lieu of any damages, Seller has a duty to adjust and repair the Unit until the Performance Guarantee for near field noise emissions is met during a one-time test. (a Must Meet Remedy).

The Seller’s aggregate liability per Unit hereunder for liquidated damages for failure to achieve the output Performance Guarantee shall not exceed ten percent (10%) of the Unit Price of the Unit(s) giving rise to such claim. The Seller’s aggregate liability per Unit hereunder for liquidated damages for failure to achieve the heat rate Performance Guarantee shall not exceed ten percent (10%) of the Unit Price of the Unit(s) giving rise to such claim. The liquidated damages for failure to achieve the Performance Guarantees and the corrective action to be taken by the Seller for deficiencies in performance shall be the Buyer’s exclusive remedies for and the Seller’s sole obligations arising out of such deficiencies.

In addition to the Performance Guarantees for output and heat rate, when tested in accordance with Attachment 5 and subject to the conditions set forth in Attachment 6 and Attachment 7, the

Seller guarantees that each Unit will meet the Minimum Performance Guarantees.  If when first so tested, a Unit fails to meet the Minimum Performance Guarantees, the Seller shall have a continuing obligation to adjust and repair the Unit(s) until the Minimum Performance Guarantees are met (“Must Meet Remedy”); provided, however, that Buyer may give notice under Section 25.1(d).

Notwithstanding the foregoing, such liquidated damages shall not be deemed to relieve Seller of its obligations under Article 14 with respect to defective Equipment or Services and Buyer shall be entitled to pursue all remedies available to it under this Article.

All Performance Guarantees must be met simultaneously.

Article 11                                        Performance Guarantee Testing

11.1                        Performance Tests

The performance tests shall be arranged and conducted by the Buyer or its designee unless specifically stated below.

11.2                        Performance Testing

The tests for output and heat rate shall be performed separately for each Unit using the testing procedures and protocol set forth in Attachment 5 and subject to conditions set forth in Attachment 6 and Attachment 7, and shall be conducted immediately following the start-up period after the Seller has conducted final check-out of the Unit.  If the output and heat rate tests are not conducted within the first 200 fired hours, degradation shall be applied in accordance with clause 11.7 below.

11.3                        Emissions Testing

If required, Buyer or its designee shall conduct the emissions tests at the engine exhaust.  Buyer shall provide Seller a copy of the initial compliance test report, as submitted to the relevant air quality management agency.

11.4                        Noise Testing

Buyer or its designee shall conduct the noise tests of the Equipment.  Buyer will provide Seller with a copy of the test procedure prior to the test being conducted.  Buyer shall afford the Seller with the opportunity to witness noise testing and will provide written notice within fifteen (15) Days of the date the test will be conducted.  A copy of the final test report shall be provided to the Seller upon test completion.

11.5                        Cure Period

If when first tested, a Unit meets the Minimum Performance Guarantee, but does not meet the heat rate or output Performance Guarantee, the Seller shall diligently undertake corrective actions to achieve the relevant Performance Guarantee.  Seller should be afforded sixty (60) Unimpeded Access Days to the Unit(s) to undertake corrective action.  Seller should be afforded a day for day extension for each Day that Unimpeded Access is not provided by Buyer.  The Seller and Buyer will cooperate during this cure period to provide Unimpeded Access to the Unit(s).  In the event that there is an extended period during which the Seller is not provided Unimpeded Access and Seller’s personnel demobilize from site, Buyer shall provide Seller with at least ten (10) Days notice when such access is expected to resume.  Subject to the requirements of system dispatch, the COES, and Buyer’s other contractual obligations, the Unit(s) will be re-tested when the Seller so requests, but in any event at the end of this cure period.

11.6                        Cost of Tests and Re-Tests

The Buyer shall perform the initial performance tests at its cost.  The Seller shall be notified of, and shall be represented at, all such tests.  If Seller fails to be present at such tests, it shall be deemed to have waived the requirement that it be present.  If a re-test is required and to the extent the Seller was the cause of such re-test, the actual cost of the retest will be borne by the Seller.  The actual cost of the re-test shall mean:

(a.)                               the cost of special test personnel or special operating personnel provided by the Buyer;

(b.)                              the cost of special instrumentation and equipment (including rental cost) and including required calibration of the instrumentation; and

(c.)                               the Seller’s personnel cost, but in no event whatsoever will the Seller be responsible for the cost of fuel or other consumables, normal operating personnel, or any other such cost typically borne by the Buyer.

11.7                        Degradation

In conducting the initial performance test or re-tests, the performance of any Unit shall not be adjusted for degradation until such Unit has operated in excess of two hundred (200) hours.  The Seller’s degradation table, included in Attachment 11, shall be used to determine the adjustment for Unit output and Unit heat rate.

11.8                        Performance Credits  [Not Used in this Contract]

Article 12                                        Aggregate Limitation on Liquidated Damages

The Seller’s overall aggregate liability hereunder for all forms of liquidated damages provided for in this Contract shall not exceed fifteen percent (15%) of the Contract Price. The Parties agree that the amount of liquidated damages set forth above are reasonable in light of the anticipated harm caused by the breach of duty related thereto and the difficulties of proof of loss and inconvenience or non-feasibility of obtaining any adequate remedy and the Parties are estopped from contesting the validity or enforceability of such liquidated damages.

Article 13                                        Observation, Inspection and Factory Test

13.1                        Observation at the Site

Upon reasonable prior written notice, the Seller shall be afforded access during normal business hours to observe Work in progress at the Site.  The Seller may visit the Site at any time or times, or may maintain representatives to observe Buyer’s or Buyer’s contractors work, provided such activity and inspections do not unreasonably interfere with the Work.

13.2                        Inspections and Tests at Seller’s Facilities

Upon the Buyer’s request and with the Seller’s prior written consent, the Buyer’s inspector shall be provided access to the Seller’s facilities to obtain information on production progress and make inspections. Such access will be limited to areas concerned with the Equipment and shall not include restricted areas where Work of a proprietary nature is being conducted.  The Seller shall, in its sole discretion, determine the extent of the Buyer’s access to the Seller’s facilities and the extent of factory testing to be conducted on the Equipment during normal business hours.  The Seller shall not be required to delay manufacturing or other activities to accommodate Buyer’s inspection.

13.3                        Inspections and Tests at Suppliers’ Facilities

Subject to the conditions set forth in the foregoing paragraph, the Seller will make reasonable efforts to obtain for the Buyer access to its Suppliers’ facilities for the purposes described in the paragraph above.

13.4                        Advance Notice of Intended Readiness To Ship and Inspection

With the respect to each Unit, Seller shall provide Buyer with a written notice of Seller’s intent to issue the Notice of Readiness to Ship (“Advance Notice of Intended Readiness to Ship”) for Buyer’s inspection.  Such notification shall be provided to Buyer in writing no later than fifteen (15) Days prior to the date on which Seller intends to issue the Notice of Readiness to Ship for any Unit. Buyer may elect to inspect or not inspect the Unit prior to issuance of Notice of Readiness to Ship.  The Buyer’s waiver of its right to inspect or failure to inspect when given the reasonable opportunity shall not limit Seller’s ability to issue the Notice of Readiness to Ship. Absent Buyer’s written agreement, Seller shall not issue the Notice of Readiness to Ship prior to fifteen (15) Days after the issuance of the Advance Notice of Intended Readiness to Ship.

If during Buyer’s inspection it is determined that Seller has not made the Equipment available in accordance with Seller’s packing procedures and quality assurance processes, Buyer has the right to request that Seller remedy the situation prior to Seller issuing Notice of Readiness to Ship.  Any such non-conformity shall be resolved expeditiously by the Parties to their mutual satisfaction.

13.5                        Inspection Not Acceptance

The Buyer’s inspection of the Equipment or its failure to inspect does not relieve the Seller of its obligation to fulfill the requirements of this Contract, nor is it to be construed as acceptance by the Buyer.

Article 14                                        Warranty

14.1                        Warranty Period

The Seller shall warrant the Equipment and the associated Services on the terms set forth in this Article below for (i) twelve (12) months following the date each Unit meets the Performance Guarantees (for the avoidance of doubt, provided that the Seller has met the Minimum Performance Guarantees and the Performance Guarantees for Emissions and Noise, and has made required payments of Liquidated Damages for such Unit, the starting date shall be the conclusion of the cure period as provided in Section 11.5), (ii) 8,000 fired hours for each Unit, or (iii) thirty (30) months following the date of Seller’s Notice of Readiness to Ship for each Unit whichever period is first to occur (the “Warranty Period”); provided, however, that the warranty applicable to the Training Services shall be solely as set forth in Attachment 7.

14.2                        Warranty

The Seller warrants to the Buyer that during the Warranty Period:

(a.)                               the Equipment to be delivered hereunder:

(i)                                     shall be designed and fit for the purpose of generating electric power when operated in accordance with the Seller’s specific written operation instructions and, in the absence thereof, in accordance with generally accepted operation practices of the electric power producing industry,

(ii)                                  shall be free from defects in material, workmanship and title,

(iii)                               shall be new and unused, and

(iv)                              shall comply with all material applicable Laws; and

(b.)                              the Services shall be performed in a competent, diligent manner in accordance with all applicable Laws.

14.3                        Remedy

If the Equipment delivered or Services performed hereunder do not meet the above warranties during the Warranty Period set forth in this Article, the Buyer shall promptly notify the Seller in writing and in the case of the Equipment make the Equipment available promptly for correction.  The Seller shall thereafter, as soon as is practicable, correct any warranty defect, at its expense:

(a.)                               by reperforming the defective Services;

(b.)                              repairing (to the extent consistent with good industry practices) the defective part of the Equipment either on Site, or if off-Site returned by Seller, at Seller’s expense, to the Peruvian port of entry DDU (Incoterms 2000); or

(c.)                               by making available necessary replacement parts available at the Peruvian port of entry DDU (Incoterms 2000).

Buyer shall, at Seller’s option, return any defective part that is replaced by Seller at Seller’s expense to Seller’s Houston facility within sixty (60) Days from the date of written instruction by Seller.  The Seller shall provide technical advisory Services reasonably necessary for any such repair of the Equipment, but the Seller shall not be responsible for (i) removal or replacement of structures or other parts of the Facility and (ii) site labor or transportation of parts or components from Peruvian port of entry DDU (Incoterms 2000).  The Buyer shall be responsible for the installation of any repaired or replacement part and for payment of any customs duties or similar levies, which may be assessed as a result of the shipment of any such replacement parts.  Notwithstanding the foregoing, in no event shall the Buyer’s provision of labor or such labor’s performance of any installation of replacement parts negate any warranties or guarantees provided by Seller under this Contract.

If a defect in the Equipment or part thereof cannot be corrected by the Seller’s reasonable efforts, the Parties will negotiate an equitable adjustment in price with respect to such Equipment or part thereof or in the event of a failure by Seller under this Section 14.3, Seller shall be obligated to pay Buyer’s actual documented costs of any repair or remedial work required hereunder.

14.4                        Warranty on Remedial Work

Any re-performed service or repaired or replacement part furnished under this warranty shall carry warranties on the same terms as set forth above, except that the applicable warranty period for the repair/replacement part or re-performed Service shall be for the longer of:

(a.)                               the remainder of the original Warranty Period; or

(b.)                              twelve (12) months from the date of such re-performance, repair or replacement.

In any event the repair/replacement warranty period and the Seller’s responsibilities set forth herein for such repaired or replacement part shall end no later than twelve (12) months after expiration of the original Warranty Period.

Seller shall provide at no cost FMEA (Failure Modes Effect Analysis) analysis of root cause for systemic repeated failures.

14.5                        Exclusions

The Seller does not warrant the Equipment or any repaired or replacement parts against normal wear and tear, including that due to environment or operation, including, type of fuel, detrimental air inlet conditions or erosion, corrosion or material deposits from fluids.  The warranties and remedies set forth herein are further conditioned upon:

(a.)                               the proper storage, installation, operation, and maintenance of the Equipment and conformance with the operation instruction manuals (including revisions thereto) provided by the Seller and/or its Subcontractors or Suppliers, as applicable (including any required warranty preservation services in the event of long term storage); and

(b.)                              repair or modification pursuant to the Seller’s instructions or approval.

Buyer shall keep proper records of operation and maintenance during the Warranty Period. These records shall be kept in the form of log sheets and copies shall be submitted to the Seller upon its reasonable request.

14.6                        Exclusive Remedies and Warranties

EXCEPT FOR LIQUIDATED DAMAGES FOR OUTPUT AND HEAT RATE AND MUST MEET REMEDIES, THE PRECEDING PARAGRAPHS OF THIS ARTICLE SET FORTH THE SOLE AND EXCLUSIVE REMEDIES FOR ALL CLAIMS DURING THE WARRANTY PERIOD BASED ON FAILURE OF OR DEFECT IN THE EQUIPMENT AND SERVICES PROVIDED UNDER THIS CONTRACT, WHETHER THE FAILURE OR DEFECT ARISES BEFORE OR DURING THE WARRANTY PERIOD AND WHETHER A CLAIM, HOWEVER INSTITUTED, IS BASED ON CONTRACT, INDEMNITY, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.  THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES WHETHER WRITTEN, ORAL, IMPLIED OR STATUTORY.  NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

Article 15                                        Taxes

15.1                        Seller Taxes

Unless otherwise specified in this Contract, the Seller shall be responsible for, and shall pay directly, Seller Taxes.  If Buyer deducts or withholds Seller Taxes, the Buyer shall furnish within one month to the Seller accurate official receipts from the appropriate governmental authority for each deducted or withheld Seller Taxes.

15.2                        Buyer Taxes

The Buyer shall be responsible for, and shall pay directly when due and payable, any and all Buyer Taxes, and all payments due and payable by the Buyer to the Seller hereunder shall be made in the full amount of the Contract Price, free and clear of all deductions and withholding, for Buyer Taxes.  If the Buyer deducts or withholds Buyer Taxes, the Buyer shall pay additional amounts to the Seller to cause the amounts actually received by the Seller, net of deducted or withheld Buyer Taxes, to equal the full amount of the Contract Price, and shall provide to the Seller within one month, along with such payments, accurate official receipts from the appropriate governmental authority for deducted or withheld Buyer Taxes.  If the Seller is required to pay Buyer Taxes, the Buyer shall, promptly upon presentation of the Seller’s invoice for such Buyer Taxes, pay to the Seller in the Contract Currency an amount equal to the U.S.

dollar equivalent of such Buyer Taxes (calculated at the exchange rate in effect at the time payment of such Buyer Taxes was made).

15.3                        Invoices

The Seller shall issue an official value-added, sales (or similar) tax invoice in addition to the price, in accordance with applicable Laws.

15.4                        Duty Drawback

All rights to drawback of customs duties paid by the Seller to the customs authorities of the country of manufacture of any Equipment belong to and shall remain with Seller.  Buyer agrees to cooperate with Seller and to furnish such documents to Seller as may be necessary to obtain drawback.

Article 16                                        Compliance with Laws, Codes and Standards

The Contract Price is based on the engineering and manufacture of the Equipment in accordance with the Seller’s design criteria, manufacturing processes and procedures and quality assurance programs, so as to comply with:

(a.)                               those portions of the codes and standards identified in Attachment 1 which the Seller has deemed applicable to the Equipment (“Codes and Standards”);

(b.)                              the applicable national Laws of the country where the relevant Equipment is manufactured (“National Laws”);

(c.)                               the Site Conditions (including temperature, humidity, elevation and any seismic or wind-loading requirements) identified by Buyer prior to Effective Date and set forth in Attachment 1 (“Site Conditions”); and

(d.)                              those Local Laws which have been identified in Attachment 1.  If no Local Laws are set forth in Attachment 1 and agreed to by Seller, the manufacturing process shall not incorporate any consideration of Local Laws.

Article 17                                        Project Management

17.1                        Original Equipment Definition

The original Equipment definition is established in Attachment 1, Scope of Supply.

17.2                        Order Definition Meeting

Unless otherwise agreed, the Seller will schedule an Order Definition Meeting within thirty (30) Days of execution of this Contract.   The Seller will advise the Buyer of the final drawing delivery schedule at the conclusion of the Order Definition Meeting.

17.3                        Project Manager

No later than the date of the Order Definition Meeting, each Party will appoint an individual person as its Project Manager and will authorize that person to act on its behalf and will identify that person to the other Party.  Each Party hereby represents to the other that the person so identified will be authorized to act on behalf of that Party in matters connected with this Contract or the Project.

17.4                        Automatic Release

If the Buyer fails to provide any information required by this Article within the times herein specified, or if the Parties are not able to reach agreement as to the substance of a Change Order to which the Seller is entitled pursuant to this Article by the conclusion of the Order Definition Meeting, the Seller will deliver the Equipment as originally described in Attachment 1.

17.5                        Global Sourcing

The Seller reserves the right in its discretion to obtain, source, subcontract, manufacture, fabricate and assemble the Equipment and any of its components and systems outside the United States or from non-domestic concerns, or both; it being understood that the quality standards and warranties of the Seller under this Contract shall be adhered to in all cases irrespective of source, and that such actions by Seller shall not result in any increase in the Contract Price or Buyer’s Taxes.  Seller shall be responsible for those direct costs associated with its global sourcing and manufacturing activities that occur prior to title transfer to Buyer.

17.6                        Electronic Communication

The Parties agree to use the Seller’s Customer Collaboration System as the primary medium for the storage and transmittal of drawings, specifications and project reports.  The current Customer Collaboration System is Project Net.

Article 18                                        Changes

18.1                        Changes Resulting from Changes in Codes and Changes in Law

If any change after the Effective Date to the Codes and Standards or any Change in Law requires a change to the Equipment, the Seller shall be entitled to a Change Order that includes equitable adjustments to the Contract Price and to Scheduled Delivery Date(s) and other provisions of this Contract that are impacted.  If the Seller is entitled to a Change Order pursuant to the provisions of this paragraph, the Seller shall submit to the Buyer a draft Change Order.

18.2                        Changes and Improvements Beyond Scope

Seller has the right to make changes in product design and add improvements to products or services at any time without incurring any obligations to install the same on or in connection with the Equipment and Services provided hereunder.  In addition, during the manufacturing process at its discretion, Seller may make minor changes to the Equipment without entering into a Change Order, provided that such minor changes do not alter Seller’s obligations pursuant to this Contract, the Contract Price or Scheduled Delivery Date(s) or adversely affect Seller’s Performance Guarantees.

18.3                        Buyer-Initiated Changes

The Buyer shall have the right to request that the Seller make changes to the Equipment or the Services, including modifications, alterations or additions.  If the Buyer wishes to request such a change, the Buyer shall notify the Seller in writing.  Within fifteen (15) Days after receipt of such notice (unless otherwise extended by mutual agreement), the Seller shall submit to the Buyer a draft Change Order, unless the matter requires further investigation and research in which case Seller will provide an estimate of the time frame in which Seller will be able to submit a draft Change Order to Buyer.  Within fifteen (15) Days after receipt of the draft Change Order, Buyer shall, at its option, advise the Seller that it no longer wishes to proceed with the Buyer initiated Change Order, request additional time to consider the draft Change Order, approve the Change Order, or propose revisions to the draft Change Order, or propose revisions to the draft Change Order.  If the Buyer proposes revisions to the draft Change Order, Seller shall issue a new draft Change Order to Buyer within fifteen (15) Days of its receipt of Buyer’s proposed revisions.  Buyer shall approve or disapprove of the new draft Change Order within ten (10) days of its receipt thereof.  To the extent that there is any remaining dispute concerning this Change Order it shall be referred to senior management in accordance to Section 32.1.    If and when Buyer finally approves the Change Order, the Buyer and the Seller shall then sign the Change Order that shall operate as an amendment to this Contract.

18.4                        Seller-Initiated Changes

If the Seller wishes to propose a change, or if the Seller is entitled to a Change Order pursuant to the provisions of this Contract, the Seller shall submit to the Buyer a draft Change Order.

18.5                        Contents of Draft Change Order

The draft Change Order shall include:

(a.)                               a technical description of the proposed change in such detail as the Buyer may reasonably require;

(b.)                              a lump sum firm price adjustment (increase or decrease) in the Contract Price, if any, caused by the proposed change;

(c.)                               all potential effect(s), if any, on the Scheduled Delivery Date(s), or any other schedule or date for performance by the Seller hereunder caused by the proposed change; and

(d.)                              all potential effect(s), if any, on the Seller’s ability to comply with any of its obligations hereunder, including the Seller’s warranties and Performance Guarantees caused by the proposed change.

18.6        Process for Concluding Change Order

The Buyer shall, within fifteen (15) Days from the date of receipt of such information, either approve or disapprove the draft Change Order in writing, request additional time to consider the draft Change Order, or propose revisions to the draft Change Order.  If the Buyer proposes revisions to the draft Change Order, Seller shall issue a new draft Change Order to Buyer within fifteen 15 Days of its receipt of Buyer’s proposed revisions.  Buyer shall approve or disapprove of the new draft Change Order within ten (10) days of its receipt thereof.  To the extent that there is any remaining dispute concerning this Change Order it shall be referred to senior management in accordance to Section 32.1.  If and when the Buyer finally approves the Change Order, the Buyer and the Seller shall then sign the Change Order that shall operate as an amendment to this Contract.

18.7        Agreement Required

Subject to Section 18.3 above, all changes under this Contract shall be subject to mutual agreement, and no Change Order will be effective until signed by both Parties.

Article 19             Force Majeure Event

19.1        Force Majeure Event

(a.)          a “Force Majeure Event” shall mean any act, event or circumstance or any combination of acts, events or circumstances which:

(i)            is beyond the reasonable control of the Affected Party (and in the case of Buyer, its EPC Contractor, and in the case of Seller, its Subcontractors and Suppliers);

(ii)           is without fault or negligence on the part of the Affected Party (and in the case of Buyer, its EPC Contractor, and in the case of Seller, its Subcontractors and Suppliers);

(iii)          could not have been avoided or overcome by the Affected Party (and in the Case of Buyer, its EPC Contractor, and in the case of Seller, its Subcontractor and Suppliers) acting in a reasonable and prudent manner; and

(iv)          prevents, hinders or delays the Affected Party in its performance of all (or part) of its obligations under this Contract.

(b.)          without limiting the generality of the foregoing, a Force Majeure Event may include any of the following acts, events or circumstances, or combination thereof, but only to the extent that it satisfies the requirements set our in Section 19.1(a)(i) to (iv):

(i)            an Act of God, including drought, fire, earthquake, volcanic eruption, landslide, flood, storm, hurricane, lighting strike, cyclone, tornado, typhoon or other natural disasters;

(ii)           epidemic or plague;

(iii)          fire, explosion or radioactive or chemical contamination;

(iv)          air crash, shipwreck or train crash;

(v)           any act, event or circumstance of a nature analogous to any of the foregoing;

(vi)          war, hostilities, belligerence, blockade, acts of terrorism, sabotage, civil commotion, civil disturbances, riot, revolution, or insurrection; and

(vii)         boycotts, strikes, lockouts and other labor disturbances.

(c.)          notwithstanding Section 19.1(b), the following shall not constitute Force Majeure Events except and to the extent that they result directly from a Force Majeure Event:

(i)            late delivery or interruption in the delivery of machinery, equipment, materials and spare parts;

(ii)           any delay in the performance by Seller caused by Seller’s or any Supplier’s or subcontractor’s failure to engage appropriately qualified Supplier’s or subcontractors or personnel or an adequate number of personnel for the performance of the relevant tasks; and

(iii)          any inability or failure to pay money, any inability to raise finance or any changes in price or market conditions.

(d.)          The burden of proof as to whether a Force Majeure Event has occurred shall be upon the Party claiming a Force Majeure Event.

(e.)          If either Party is rendered wholly or partially unable to perform its obligations under this Agreement because of a Force Majeure Event, that Party (the “Affected Party”) will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; provided that:

(i)            the Affected Party gives the other Party notice within five (5) Days from the time of the occurrence describing the particulars of the occurrence, including an estimation of its expected duration and probable impact on the performance of such Party’s obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of the Force Majeure Event;

(ii)           the suspension of performance shall be of no greater scope and of no longer duration than is reasonable required by the Force Majeure Event;

(iii)          no liability of either Party which arose before the occurrence of the Force Majeure Event causing the suspension of performance shall be excused as a result of the occurrence;

(iv)          the Affected Party shall exercise all reasonable efforts to mitigate or cure the effect of the Force Majeure Event;

(v)           the Affected Party shall continue to perform all of its obligations hereunder which are not impaired by the Force Majeure Event; and

(vi)          when the Affected Party is able to resume performance of its obligations under this Agreement, the Affected Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

In the event the Affected Party fails to give the other party notice in accordance with the requirements above, the other Party may reasonably deny the Affected Party’s entitlement to such an extension for that portion of the delay that occurred prior to the Affected Party’s notice.

19.2        Termination for Extended Delay

If a Force Majeure Event extends for more than twelve (12) consecutive months and the Parties have not agreed upon a revised basis for continuing the Work at the end of the delay, including an equitable adjustment of the price, if necessary, then either Party (except where delay is caused by the Buyer, in which event only the Seller, and except where delay is caused by the Seller, in which case only the Buyer), upon thirty (30) Days written notice, may terminate this Contract with respect to the portion of Equipment to which title has not yet passed. If the termination for extended delay is caused by a Force Majeure Event of the Buyer, the Buyer shall promptly pay the Seller termination charges as set forth the in Termination Schedule. If the Termination for Extended Delay is caused by a Force Majeure Event of the Seller, the Buyer may request a refund of payments for portion of Equipment to which title has not yet passed and Seller shall promptly make such refund to Buyer.

Article 20             Patents

20.1        Indemnity

The Seller shall indemnify the Buyer against any damages, costs and expenses (including reasonable attorneys fees) arising out of any suit, claim, or proceeding (a “Claim”) alleging that Work infringes a patent in effect in the U.S., Canada, an EU member state or the country of delivery (provided there is a corresponding patent issued by the U.S. or an EU member state or the country of delivery) if:

(a.)          the Buyer promptly notifies the Seller in writing of the Claim;

(b.)          the Buyer makes no admission of liability and gives Seller sole authority, at the Seller’s expense, to direct and control the defense and any settlement and compromise negotiations; and

(c.)          the Buyer provides the Seller with full disclosure and assistance that may be reasonably required to defend any such Claim.

20.2        Exclusions

The Seller shall have no obligation or liability with respect to any Claim based upon:

(a.)          any Work that has been altered by any person other than Seller, Suppliers and Subcontractors;

(b.)          the combination or use of the Work with other products when the combination is the basis of any allegedly infringing process;

(c.)          failure of the Buyer to implement at Seller’s expense any update provided by the Seller that would have prevented the Claim;

(d.)          unauthorized use of the Work, whether or not in breach of the provisions of this Contract; or

(e.)          the Buyer’s specifications.

The Buyer shall defend any suit or proceeding based upon, and shall indemnify and hold the Seller harmless against, any claim that any Work made, modified or performed to the Buyer’s specifications infringes any patent.

20.3        Remedies

If the Work or any portion thereof becomes the subject of a claim, the Seller may at its option, either:

(a.)          settle or defend the claim or any suit or proceeding and pay all damages and costs awarded against and incurred by the Buyer; or

(b.)          procure for the Buyer, at Seller’s expense, the right to continue using the Equipment; or

(c.)          modify the Equipment so that it becomes non-infringing; or

(d.)          replace the Equipment with non-infringing Equipment.

If, in any suit arising from such a claim, the continued use of the Equipment for the purpose intended is impaired or forbidden by any court of competent jurisdiction, the Seller shall at its option take one or more of the actions under (b.), (c.) or (d.) above.

20.4        Sole Liability

The Seller’s entire liability for indemnification for patent, trademark, copyright, and trade secret infringement for the Work is as described and limited in Section 20.3.

Article 21             General Indemnity

21.1        General Indemnity

Each Party (each an “Indemnifying Party”) shall be liable to and indemnify the other Party, its officers, employees, agents and subcontractors (each an “Indemnified Party”) for any injuries to persons or damage to third party property, and, at its expense, shall defend against and hold the Indemnified Party harmless from any claims which arise out of or in consequence of the execution of this Contract, to the extent that the same results from any act or neglect of the Indemnifying Party or its officers, employees, agents or subcontractors, to the extent the Indemnified Party is liable under applicable law, and against all demands, costs, charges and expenses (including attorneys fees) arising in connection therewith.

21.2        Concurrent Negligence

If damage or injury is caused by the joint or concurrent negligence of the parties, their officers, employees, agents, or subcontractors, the Parties shall bear the loss in proportion to their or their officers’, employees’, agents’ or subcontractors’ degree of negligence.

21.3        Notice

The indemnities provided in this Article shall apply only if the Indemnified Party provides the Indemnifying Party timely notice of any claim and provides the Indemnifying Party all necessary information and assistance so that the Indemnifying Party may, at its option, defend or settle the claim.

21.4        “Third Parties” Defined

“Third Parties” under this Article do not include the Parties, their affiliates, agents, successors or assigns, or any entity with an equity or security interest in any Party, or its assets or property.

Article 22             Insurance

22.1        Worker’s Compensation, General Liability and Automobile Insurance

During the term of this Contract, each Party shall maintain the following insurance coverage at its own expense to protect its own interests:

(a.)          During the term of this Contract, both Parties shall maintain Insurance for Injuries to Workers for work-related injuries or disease of their own employees in such forms and amounts as may be required by Laws that are applicable to each Party and its employees;

(b.)          Employer’s Liability in an amount not less that U.S. Dollars One Million ($1,000,000).  Such coverage may be written as part of Worker’s Compensation or Commercial General Liability as applicable;

(c.)          Commercial General Liability or Public Liability Insurance, in broad form, either per occurrence or effective for at least three years after the expiration of this Contract, that includes coverage for contractual liability, bodily injury and third party property damage, with a combined single limit of not less than U.S. $1,000,000 per occurrence and U.S. $3,000,000 in the aggregate annually, for primary and excess policies combined; and

(d.)          Automobile Liability Insurance covering all owned, non-owned, and hired automobiles used by it in connection with the Work, if any, with a combined single limit of not less than U.S. $1,000,000 per occurrence, for primary and excess policies combined.

Each of the foregoing insurance policies shall not be cancelled or materially changed without thirty (30) Days’ advance written notice to the other Party or, in the case of non-payment, ten (10) Days’ advance written notice.  Upon request, each Party shall deliver to the other Party certificates of insurance showing that the foregoing insurance is in full force and effect.

Notwithstanding any of the provisions of this Section 22.1, the requirement for Buyer to maintain these policies shall begin no later than thirty (30) Days after the Effective Date of this Contract.

22.2        ARBR/CAR Insurance.

The Buyer shall provide, to protect the interests of the Buyer and the Seller, either Contractor’s All Risk Insurance or All Risk Builder’s Risk Insurance (CAR/ARBR). The CAR/ARBR policy shall at a minimum meet the following requirements:   (i) the Buyer shall provide the Seller with a copy of the policy which includes a detailed summary of insurance at least thirty (30) Days prior to the scheduled start of any Services;  (ii) the policy shall be in effect from the planned start of any on-Site activity through the completion of the facility and the end of the Seller’s obligations and be non-cancelable by the Buyer and by the insurer;  (iii) the policy shall include as named insureds the Buyer, the Seller,  and as additional insureds Seller, any additional parties to the Contract and, any affiliate of any party to the Contract that is performing work in connection with the Contract, and as additional insureds, all subcontractors (regardless of tier) and assignees of any party to the Contract, and the policy shall also include a waiver of subrogation in favor of all insureds;  (iv)  the policy shall cover all risks of physical loss or damage to the facility, including mechanical and electrical breakdown, in the course of construction, start-up, testing and commissioning, including materials, equipment and furnishings, up to the value of the facility at full completion, except for customary exclusions;  (v) the CAR/ARBR policy shall be subject to review and acceptance by the Seller;   (vi)  the policy shall include extended maintenance coverage through the end of the Warranty Period, as required; (vii)  the minimum design/defects coverage shall equal LEG 2 or DE 4; (viii) the insurers shall be reasonably acceptable to the Seller, rated at least A-VII by the AM Best Insurance Report or rated at similar levels by other internationally recognized insurance rating experts; and (ix) the policy shall be provided by responsible insurers properly authorized to provide insurance in the jurisdiction(s) where the work will be performed.

22.3        All Risk Property Insurance

At the time each Unit will become operational, Buyer/Owner shall maintain “All Risks” Property Insurance on existing property/facility/plant.   The policy shall cover “all risks” of physical loss or damage including coverage for boiler and machinery (electrical and mechanical breakdown), in an amount equal to the replacement value of the relevant property. Buyer/Owner and its insurers, for these property insurances, including any business interruption, shall waive right of subrogation against Seller its Affiliates, and its Subcontractor and Suppliers.

22.4        Failure to Maintain Insurance

If at any time either Party fails to maintain insurance complying with the requirements of this Article in full force and effect, the Party at fault shall be responsible for any resulting losses or costs sustained by the other Party and shall hold the other Party harmless from actions brought against the other Party as the result of the absence of the at fault Party’s required insurance.

22.5        Buyer’s Risks

In no event shall the Seller be responsible for Buyer’s Risks after Delivery.  “Buyer’s Risks” include damage and losses due to war, hostilities, terrorism, rebellion, revolution, civil disturbance, nuclear radiation or similar occurrences; acts or omissions of the Buyer; and natural perils (such as flood or earthquake) or other perils to the extent that the peril is excluded from the ARBR/CAR policy coverage or the loss is in excess of the policy limits.

Article 23             Suspension

23.1        Suspension by Buyer of Work at Site

The Buyer shall have the right, at any time, to suspend Work at the Site upon written notice to the Seller.  Any cost incurred by the Seller in accordance with any such suspension (including storage costs) shall be payable by the Buyer upon submission of the Seller’s invoice(s); provided, however, that Buyer shall have no obligation to reimburse Seller for any such costs if Seller’s failure to perform its obligations pursuant to this Contract was the cause of Buyer’s suspension of the Work.  Performance of the Seller’s obligations shall be extended for a period of time reasonably necessary to overcome the effects of such suspension except if such suspension was the result of Seller’s failure to perform any of its obligations hereunder.

23.2        Suspension by Buyer of Manufacturing

It is expressly agreed that the Buyer shall have no right to suspend Seller’s manufacture of the Equipment, provided, however Buyer shall maintain the right to terminate this Contract for convenience pursuant to Article 24 or for Seller’s default pursuant to Section 25.1.

23.3        Suspension by Seller

Subject to the provisions of the Direct Agreement, the Seller shall have the right to suspend all Work, including the delivery of any Equipment, immediately upon the failure of the Buyer to make any payment when due.  The Seller shall further have the right to suspend any shipment of the Equipment if all payments due prior to the applicable Scheduled Delivery Date have not been made.  Any cost incurred by the Seller in accordance with any such suspension (including storage costs) shall be payable by the Buyer upon submission of the Seller’s invoice(s).  Performance of the Seller’s obligations shall be extended for a period of time reasonably necessary to overcome the effects of such suspension.

Article 24             Termination by Buyer for Convenience

The Buyer shall have the right to terminate this Contract for its convenience with respect to any or all Units until title to such Units has passed to the Buyer or such Units have been delivered to the Buyer in accordance with Article 8.2, whichever shall first occur.  Such termination shall be effective upon the later of receipt by the Seller of written notice of termination or receipt by the Seller of termination charges in accordance with the Termination Schedule in Attachment 12.

If this Contract is partially or completely terminated for the convenience of the Buyer pursuant to this Article 24, the Seller shall retain title to each terminated Unit.  Title to each item of Equipment comprising the non-terminated Units shall pass to the Buyer upon the later of:

(a.)          payment to the Seller of 100% of the Unit Price of each non-terminated Unit in accordance with Attachment 9 and of the termination charges for the terminated Units(s) calculated in accordance with Attachment 12; and

(b.)          when title to such item of Equipment would otherwise have passed pursuant to this Article.

If Buyer’s payment of the termination charges occurs after Seller receives Buyer’s termination notice, Seller shall have the right to suspend performance upon receipt of the termination notice and await the payment of termination charges without penalty to Seller.

Article 25             Termination for Cause

25.1        Grounds for Termination by Buyer

The Buyer shall have the right to terminate this Contract for cause in the event that either of the Sellers or the Guarantor:

(a.)          becomes insolvent, makes an assignment for the benefit of its creditors, has a receiver or trustee appointed for the benefit of its creditors, or files for protection from creditors under any bankruptcy or insolvency laws;

(b.)          breaches or fails to comply or perform any of its material obligations hereunder (but solely with respect to a material obligation for which this Contract does not provide exclusive remedies), provided:

(i)            that the Buyer shall first have provided the Seller with written notice of the nature of such breach or failure and of the Buyer’s intention to terminate this Contract as a result of such breach or failure; and

(ii)           that the Seller shall have failed within thirty (30) Days after receipt of such notice to correct such breach or failure; provided, however, if such breach cannot be cured within such thirty (30) Day period, despite Seller’s diligence and good faith efforts to do so, then Seller shall be afforded an additional period of not more than sixty (60) Days to cure such breach;

(c.)          breaches or fails to perform in accordance with the Guarantee; or

(d.)          (i) with respect to a material obligation for which this Contract provides an exclusive monetary remedy, fails to make payment timely; (ii) with respect to a material obligation for which this Contract provides a Must Meet Remedy, fails to complete such remedy within ninety (90) Days of notice of such failure from Buyer; or (iii) with respect to Seller’s failure to Deliver any Unit by the Scheduled Delivery Date, and notwithstanding any payment by Seller of liquidated damages, fails to Deliver such Unit within one-hundred (100) Days after such Scheduled Delivery Date.

Notwithstanding any other provision in this Section 25.1, Seller shall have no cure period for those requirements in Article 36(a) except as set forth therein.

25.2        Remedy in the Event of Termination by Buyer

If the Buyer terminates this Contract as provided above, the Buyer shall only be obligated to pay the Seller for that portion of the Contract Price allocable to the Equipment for which title has transferred to Buyer or for Services performed by Seller prior to the termination (the “Terminated Work”).  If the payments received by the Seller as of the date of such termination are in excess of such portion of the Contract Price, the Seller shall promptly return the excess of such payments to the Buyer.  The Seller shall also pay to Buyer an amount equal to the difference between that portion of the Contract Price allocable to the terminated Work and such actual and reasonable amount paid or to be paid by the Buyer to another vendor for equipment and services comparable to that which Seller was obligated to deliver or provide as well as Buyer’s actual documented direct damages associated with the EPC Contractor.  Nothing in this Section 25.2 is inconsistent with Section 26.2.

25.3        Grounds for Termination by Seller

Subject to the terms of the Direct Agreement, the Seller shall have the right to terminate this Contract for cause in the event that the Buyer:

(a.)          becomes insolvent, makes an assignment for the benefit of its creditors, has a receiver or trustee appointed for the benefit of its creditors, or files for protection from creditors under any bankruptcy or insolvency laws; or

(b.)          substantially breaches or fails to comply or perform its material obligations hereunder, including a breach or failure to comply with Article 31 of this Contract, or fails to make any payment when due, including any payment security, as set forth in this Contract,  provided:

(i)            that the Seller shall first have provided the Buyer with written notice of the nature of such failure and of the Seller’s intention to terminate this Contract as a result of such failure, and

(ii)           that the Buyer shall have failed within thirty (30) Days after receipt of such notice to correct such breach or failure; provided, however, if such breach cannot be cured within such thirty (30) day period, despite Buyer’s diligence and good faith efforts to do so, then Buyer shall be afforded an additional period of not more than sixty (60) Days to cure such breach.

In the event that Buyer suspends work at Site pursuant to the Article 23 of this Contract for a continuous period of twelve (12) months other than as a result of a Force Majeure Event, then Seller shall have the right to terminate it’s obligations with respect to the provision of Services and post Delivery obligations.

Notwithstanding any other provision in this Section 25.3, Buyer shall have no cure period with respect to the timely provision of the Comfort Letter, the BPZ Resources, Inc. Guaranty, or the Standby Letter of Credit as required by Section 6.2, except as set forth therein.

25.4        Remedy in the Event of Termination by Seller

If the Seller terminates this Contract as provided above, the Buyer shall pay to the Seller the charges set forth in the Termination Schedule.  Termination charges paid in accordance to this provision shall not be deemed a consequential damage pursuant to Article 26.2.

Article 26             Limitation of Liability

26.1        Limitation

The total liability of the Seller for all claims arising out of or relating to the performance or breach of this Contract or use of any Equipment shall not exceed an amount equal to 100% of the Contract; provided, however, that the Parties agree that this limitation shall exclude any loss, liability or damage arising from or due to, gross negligence, or willful misconduct of Seller or any of its Subcontractors or Suppliers, Seller’s obligation to achieve the Minimum Performance Guarantees and the Performance Guarantees for noise and emissions, and liabilities for which Seller has provided any indemnity to Buyer under this Contract.

26.2        Consequential Damages

Neither party shall be liable for loss of profit or revenues, loss of product, loss of use of the Work or any associated equipment, interruption of business, cost of capital, cost of replacement equipment, downtime costs, increased operating costs, claims of the Buyer’s customers for such damages, or for any special, consequential, incidental, indirect, punitive or exemplary damages.

26.3                        Sale, Transfer, Assignment to Third Party

If the Buyer is supplying, transferring or assigning the Work to a third party, the Buyer shall require the third party to agree to be bound by this Article.  If the Buyer does not obtain this agreement for the Seller’s benefit, or if the agreement is found void or unenforceable, the Buyer shall indemnify, defend and hold the Seller harmless from and against any and all liability arising out of claims made by the third party in excess of the limitations and exclusions of this Article.

26.4                        Gratuitous Advice

The Seller shall not be liable for any advice or assistance that is not provided within the scope of the Work or otherwise under this Contract.

26.5                        Limitations to Prevail

The limitations and exclusions in this Article shall apply regardless whether a claim is based in contract (including warranty), tort (including negligence or strict liability), statute, equity or any other extra-contractual theory.  The Parties agree that the amount of liquidated damages set forth in this Contract are reasonable in light of the anticipated harm caused by the breach of duty related thereto and the difficulties of proof of loss and inconvenience or non-feasibility of obtaining any adequate remedy and the Parties are stopped from contesting the validity or enforceability of such liquidated damages.

26.6                        Limitation of Remedies; Overriding Effect

The Buyer’s and the Seller’s rights, obligations and remedies arising out of or relating to the Work are limited to those rights, obligations and remedies described in this Contract.  This Article shall prevail over any conflicting or inconsistent terms in this Contract, unless those terms further restrict the Seller’s liability.

26.7                        Obligation to Mitigate

Each Party shall exercise reasonable efforts to mitigate or limit its losses or damage in the event of a breach or default by the other Party under or in connection with this Contract.

Article 27                                        Proprietary Information

27.1                        Information Subject to Restriction

In connection with this Contract, the Seller and the Buyer (as to information disclosed, the “Disclosing Party”) may each provide the other party (as to information received, the “Receiving Party”) with “Confidential Information.”  “Confidential Information” means:

(a.)                               all pricing for the Work;

(b.)                              all terms of this Contract;

(c.)                               all information that is designated in writing as “confidential” or “proprietary” by the Disclosing Party at the time of written disclosure; and

(d.)                              all information that is orally designated as “confidential” or “proprietary” by the Disclosing Party at the time of oral disclosure and is confirmed to be “confidential” or “proprietary” in writing within ten (10) Days after oral disclosure.

The obligations of this Article shall not apply as to any portion of the Confidential Information that:

(a.)                               is or becomes generally available to the public other than from disclosure by the Receiving Party, its representatives or its affiliates;

(b.)                              is or becomes available to the Receiving Party or its representatives or affiliates on a non-confidential basis from a source other than the Disclosing Party when the source is not, to the best of the Receiving Party’s knowledge, subject to a confidentiality obligation to the Disclosing Party;

(c.)                               is independently developed by the Receiving Party, its representatives or affiliates, without reference to Confidential Information;

(d.)                              is required to be disclosed by law, a valid legal process or a government agency; or

(e.)                               is approved for disclosure in writing by an authorized representative of the Disclosing Party.

27.2                        Obligations of Receiving Party

The Receiving Party agrees:

(a.)                               to use the Confidential Information only in connection with this Contract and permitted use(s) and maintenance of the Work, and in the case of Buyer, in connection with the ownership, development, financing, construction, operation, maintenance, expansion, repair, or replacement of the Project (collectively, the “Permitted Uses”); provided however, that this does not give Buyer the right to infringe any of Seller’s patents for the purpose of repair and replacement;

(b.)                              to take reasonable measures to prevent disclosure of the Confidential Information, except to its employees, agents, consultants, contractors, attorneys or the Lenders (and their consultants and attorneys) in connection with the Permitted Uses; and

(c.)                               not to disclose the Confidential Information to a competitor to the Disclosing Party, and in the case of the Seller a competitor is defined as those companies who manufacture or sell, directly or indirectly, new power generation equipment.

The Receiving Party shall obtain a written commitment from any recipient of Confidential Information (other than a Party’s or Lender’s attorneys) not to disclose any Confidential Information except as permitted herein.  The Receiving Party shall destroy or return all copies of Confidential Information to the Disclosing Party upon request, except to the extent that this Contract entitles the Receiving Party or envisions a need for Receiving Party or any other recipient to retain the Confidential Information.  The Seller may also retain one copy of the Buyer’s Confidential Information until all Seller’s potential liability under this Contract terminates.  The obligations under this Article 27 shall expire on the latest of three (3) years from the date of disclosure of the Confidential Information, or termination of this Contract or such longer period as Seller or Buyer is required by Law to hold any documents relating to the Project.  This Article supersedes any previously executed confidentiality agreement, if any,  executed in relation to the subject matter of this Contract.  The restrictions contained in this Section 27.2 do not apply to any disclosure by Buyer to the Lenders (and their consultants and attorneys) which disclosure may be made upon notice and requirement of confidentiality.

27.3                        Disclosure Pursuant to Legal Process

If either Party or any of its affiliates or representatives is required by law, legal process or a government agency to disclose any Confidential Information, that Party agrees to provide the Disclosing Party with prompt written notice to permit the Disclosing Party to seek an appropriate protective order or agency decision or to waive compliance by the Receiving Party with the provisions of this Article.  If efforts to secure confidential treatment are unsuccessful, the Disclosing Party may, if permitted by law, revise the Confidential Information to make it nonproprietary or to minimize the loss of its proprietary value.  Notwithstanding the foregoing, to the extent required by the federal securities laws, a Party or any of its Affiliates or representatives may make any required disclosure of Confidential Information and shall provide notice of such disclosure to the Disclosing Party.

27.4                        Intellectual Property

Nothing in this Article grants the Receiving Party any license under any invention, patent, trademark or copyright now or later owned or controlled by the Disclosing Party.

27.5                        Disclosure by Buyer

The Buyer shall not disclose Confidential Information to the Seller unless it is required to do so to enable the Seller to perform Work under this Contract.  If the Buyer does disclose Confidential Information, the Buyer warrants that it has the right to disclose the information, and the Buyer shall indemnify and hold the Seller harmless against any claims or damages resulting from the Buyer’s improper disclosure.

Article 28                                        Software License

28.1                        Grant of License

Only to the extent necessary to use the Equipment supplied by the Seller, for the purposes for which such Equipment is supplied, the Seller grants to the Buyer a non-exclusive right to use software, firmware, programs and any other technology necessary to operate and use the

Equipment delivered to the Buyer by Seller. This right shall be non-assignable (except as for any collateral assignment to Lenders or their agent for which no consent by Seller shall be required) and non-transferrable by the Buyer (except for sub-licenses to any subsequent purchaser of the Equipment) and shall apply and be irrevocable with respect to each unit of Equipment purchased under this Contract and paid for in full by the Buyer.

28.2                        Third-Party Software

Certain software the Seller provides to the Buyer may contain third-party software, including but not limited to “open source” software, which may be provided with a separate end-user agreement. Use of such third-party software and its source code shall be governed by this Contract and such end-user license agreements. To the extent there is any conflict between the terms of this Contract and the applicable end-user license agreement, the end-user license agreement shall prevail.  If requested by the Seller at any time, the Buyer shall execute a copy of the applicable end-user license agreement.

28.3                        Limitations

Unless otherwise agreed to by the Seller, the Buyer has only the right to install and use a single copy of the software for each unit of associated Equipment.  The Buyer may make one copy of the software for backup purposes only, in machine-readable form.  The Buyer has no right to (i) disassemble, decompile, reverse engineer, or otherwise attempt to reconstruct or discover the source code of the software or third-party software; (ii) remove any product identification, copyright, trademark, or other notice from the software; (iii) modify, adapt or translate the software.

Article 29                                        Personal Data Protection

“Personal Data” is any information relating to an identified or identifiable natural person (“Data Subject”).  The Buyer and the Seller each agree that any Personal Data obtained from the other party will be deemed “Confidential Information” of the other party as defined in this Contract whether or not the Personal Data is publicly available.  The Buyer and the Seller shall provide security for the Personal Data they receive from each other and limit its disclosure and use.   The Buyer and the Seller each represent that in providing Personal Data to one another they will comply with all applicable laws and regulations, including but not limited to providing notices to or obtaining consents from the Data Subjects when required.

Article 30                                        Export Control

30.1                        Export Controls

The Buyer hereby agrees that it shall not, except as said laws and regulations may expressly permit, make any disposition by way of transshipment, re-export, diversion or otherwise, of U.S. origin goods and technical data (including computer software), or the direct product thereof, supplied by the Seller hereunder.  The obligations of the Parties to comply with all applicable export control laws and regulations shall survive any termination, or discharge of any other contract obligations.

30.2                        Buyer to Keep Informed

The Buyer undertakes to keep itself fully informed of, and to comply with, the export control laws and regulations of the United States of America and any amendments thereof.

30.3                        Weapons

The Buyer hereby certifies that the Work, technical data, software or other information or assistance furnished by the Seller or its Affiliates under this Contract will not be used in the design, development, production, stockpiling or use of chemical, biological, or nuclear weapons either by the Buyer or by any entity acting on the Buyer’s behalf.

Article 31                                        Assignment and Change in Control

31.1                        Consent Required

It is expressly understood and agreed that this Agreement is personal to Seller and Buyer, and that Seller and Buyer shall have no right, power or authority to assign this Contract or any portion thereof, either voluntarily or involuntarily, or by operation of law.  Any purported assignment not in accordance with this Article shall be void and without effect.  Notwithstanding the foregoing, it is agreed by the Parties that Buyer may, (without Seller’s consent):

(a.)                               assign this Contract or any of its rights or obligations under this Contract to an Affiliate upon written notice to Seller;

(b.)                              presently or collaterally assign this Contract or any or all of its rights or obligations under this Agreement to the Lenders; and/or

(c.)                               assign this Contract or any or all of its rights and obligations under this Contract to the EPC Contractor, provided that the EPC Contractor offers Buyer satisfactory evidence of its ability (both financial and otherwise) to fulfill the obligations of Buyer hereunder; provided that the Seller would not be penalized or become subject to additional requirements under any Law as a result of such assignment.

Any such assignment shall not constitute a novation.

31.2                        Seller’s Right to Assign

Notwithstanding the provisions of Section 31.1, the Seller may assign this Contract or any of its rights or obligations under this Contract to any Affiliate upon written notice of such assignment.  In the event of such assignment, the Seller’s assignee will be responsible for the assigned Work and will invoice directly to and collect payments directly from the Buyer; provided, however, such assignment shall not constitute a novation, and the guarantee provided pursuant to Article 36(a) shall survive and remain in full force and effect after any such assignment.

31.3                        Successors and Assigns

All of the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of and be binding upon their respective successors and permitted assigns.

31.4                        Change in Control of Buyer

Prior to any Change in Control of Buyer, the Buyer shall notify the Seller of such prospective Change in Control no less than thirty (30) Days prior to the Change of Control event. If the Seller reasonably believes that a Change in Control of Buyer may prejudice the Seller’s ability to obtain payment under this Contract, the Buyer shall furnish, within thirty (30) Days of Seller’s written request, such additional security as the Seller shall reasonably require; provided, however, that Buyer shall not be obligated to furnish such additional security if it presents to Seller, within fifteen (15) Days of delivery of the Seller’s written request for additional security, reasonably satisfactory evidence of Buyer’s continued financial capability to meet its payment obligations.

Article 32                                        Dispute Resolution

32.1                        Referral to Senior Management

Any and all controversies, disputes or differences between the Parties to this Contract, if not amicably settled by the Parties with thirty (30) Days following written notice of dispute, shall be referred to senior management of the Parties for resolution.  In the event the dispute has not been resolved within forty-five (45) Days following referral to senior management, or such longer period as the Parties may mutually agree, then either Party may, upon ten (10) Days notice to the other party, pursue their remedies at law.

32.2                        Venue

Any legal action or proceeding with respect to this Contract shall be brought in the United States District Court for the Southern District of New York or, if such court lacks jurisdiction, in the Supreme Court of the State of New York in New York County.  Each of the Parties hereby accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.  Each of the Parties irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at the address first set forth in the this Contract.  Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Contract brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

32.3                        Equitable Remedies

Nothing in this Article 32 or otherwise in this Contract shall preclude any Party from seeking equitable relief in the United States District Court for the Southern District of New York or, if

such court lacks jurisdiction, in the Supreme Court of the State of New York in New York County.  The Parties agree and stipulate that a Party shall be entitled to seek equitable relief without posting of a bond or other security except that if the posting of a bond is a prerequisite to obtaining equitable relief, then a bond in an amount equal to U.S. $1,000 shall be sufficient.

Article 33                                        Governing Law

This Contract, including but not limited to, the validity, performance and all matters relating to the interpretation and effect of this Contract and all further documents executed pursuant to it, shall be construed and interpreted in accordance with the laws of the State of New York, excluding their conflict of law rules, provided that any provision of such law invalidating any provision of this Contract or modifying the intent of the Parties as expressed in the terms of this Contract shall not apply.

Article 34                                        Direct Agreements

If requested by any of the Lenders, direct agreements shall be entered into between the Lender’s security trustee or agent and Seller and Lender’s security trustee or agent and the General Electric Company, as guarantor, within thirty (30) Days of a request by Owner to do so, on terms to be provided by the Lenders (the “Direct Agreement”), which include terms acknowledging the Lenders’ and agent’s or the security trustee’s security interests and step-in rights, providing for payment of amounts payable under this Contract directly to the agent or security trustee, and providing that Seller’s rights to suspend work or terminate the Contract are subject to the Lenders’ and security trustee’s or agent’s cure rights.  The Parties agree that any such Direct Agreement shall not (i) increase Seller’s liability for liquidated damages or other damages, (ii) remove any exclusion or limitation of Seller’s liability, (iii) modify the Schedule Delivery Dates in such a way that the Seller will have less time to perform its obligations under this Agreement, (iv) modify the scope of Work, or (v) reduce the Contract Price.

Article 35                                        Effective Date

This Contract shall become effective when it is signed by both Parties (the “Effective Date”), however, the Seller shall not be required to commence any Work associated with, connected to, or arising from, directly or indirectly, the Equipment or Services, until the Seller receives the Down Payment.  Further, if the Down Payment is not timely received in accordance with the terms of this Contract (the “Delayed NTP”), in addition to Seller’s right to terminate under Article 25, the Seller shall have the right to adjust the Scheduled Delivery Date by one (1) Day(s) for each Day after the Delayed NTP and it may result in an equitable price adjustment.

Article 36                                        Seller Performance Security

(a)                                  Within ten (10) Days of Buyer’s payment of the Down Payment, Seller shall deliver to Buyer an unconditional and irrevocable guarantee in the form and substance of Attachment 14 provided by General Electric Company, which has a long-term bond credit rating of AAA from Standard & Poor’s (“S&P”) and Aaa from Moody’s Investors Service (“Moody’s”).  Such guarantee shall guarantee all of Seller’s obligations under the Contract.

(b)                                 At the time that Seller delivers the first Notice of Readiness to Ship, it shall provide a performance surety bond to Buyer in the form and substance reasonably acceptable to Buyer as additional security for the performance of Sellers’ obligations related to performance testing and those to be performed during the Warranty Period.  Such performance surety bond shall be issued by an insurer A.M. Best rated B++ at a minimum and shall be in the amount of five percent (5%) of the Contract Price.  The performance surety bond shall remain in place until the later of the Warranty Period or all warranty claims have been finally resolved.

Article 37                                        Entire Agreement

This Contract represents the entire agreement between the Parties and supersedes in its entirety all prior agreements concerning the subject matter hereof, and no modification, amendment, revision, waiver, or other change shall be binding on either Party unless consented to in writing by the Party’s authorized representative.  Any oral or written representation, warranty, course of dealing, or trade usage not contained or referenced herein shall not be binding on either Party.  Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Contract.

Article 38                                        Representations

38.1                        Seller Representations

Each of the Sellers represent to Buyer that:

(a.)                               Organization

GEPPI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has the lawful power to engage in the business it presently conducts, and is duly licensed or qualified and in good standing in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary.

GEII is a general partnership duly organized, validly existing and in good standing under the laws of the Republic of Peru, has the lawful power to engage in the business it presently conducts, and is duly licensed or qualified and in good standing in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary.

(b.)                              Power and Authority

Seller has the authority to execute and carry out this Contract and to perform its obligations hereunder and all such actions have been duly authorized by all necessary corporate action on its part.

(c.)                               No Conflict

The execution, delivery and performance of this Contract will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the articles of incorporation or the code of regulations of Seller or any material covenant, agreement, understanding, decree, indenture, instrument or order to which Seller is a party or by which Seller or any of its properties or assets is bound or affected.

(d.)                              Validity and Binding Effect

This Contract has been duly and validly executed and delivered by Seller.  This Contract constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the rights of creditors generally or by general principles of equity.

38.2                        Buyer Representations

Buyer represents to Seller that:

(a.)                               Organization

Buyer is a partnership duly formed, validly existing and in good standing under the laws of the Republic of Peru, has the lawful power to engage in the business it presently conducts and contemplates conducting, and is duly licensed or qualified and in good standing in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary.

(b.)                              Power and Authority

Buyer has the authority to execute and carry out this Contract and to perform its obligations hereunder and all such actions have been duly authorized by all necessary partnership action on its part.

(c.)                               No Conflict

The execution, delivery and performance of this Contract will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the Constitucion de Sociedad Comercial de Responsabilidad Limitada denominada Empresa Electrica Nueva Esperanza S.R.L. or the code of regulations of Buyer or any material covenant, agreement, understanding, decree, indenture, instrument or order to which Buyer is a party or by which Buyer or any of its properties or assets is bound or affected.

(d.)                              Validity and Binding Effect

This Contract has been duly and validly executed and delivered by Buyer.  This Contract constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the rights of creditors generally or by general principles of equity.

Article 39                                        Miscellaneous Provisions

39.1                        Third-Party Beneficiaries

Except as provided in Article 26 entitled “Limitation of Liability”, these provisions are for the benefit of the Parties hereto (and the Lender’s where applicable) and not for any other third party.

39.2                        Survival

All provisions or obligations contained in this Contract which by their nature or effect are required or intended to be observed, kept or performed after termination or expiration of this Contract shall survive and remain binding upon and for the benefit of the Parties, including, the Articles with the following titles, which shall survive termination of this Contract:  Taxes, Warranty, Patents, General Indemnity, Limitation of Liability, Proprietary Information, Dispute Resolution, Governing Law, Software License, Personal Data Protection, Export Control, Entire Agreement and Miscellaneous Provisions.

39.3                        Non-Waiver

Waiver by either Party of any right under this Contract shall not be deemed a waiver by such Party of any other right hereunder.

39.4                        Invalidity

The invalidity in whole or in part of any part of this Contract shall not affect the validity of the remainder of this Contract.

39.5                        No Nuclear Use

The Equipment and Services sold hereunder are not intended for application (and shall not be used) in connection with any nuclear installation or activity and Buyer warrants that it shall not use the Equipment and Services for such purposes, or permit others to use or permit others to use the Equipment or Services for any such purposes.  If, in breach of the foregoing, any such use occurs, Seller shall have no liability for any nuclear or other damage, injury or contamination, and Buyer shall indemnify Seller, its Affiliates and suppliers of every type and tier against any such liability, whether arising as a result of breach of contract, warranty, indemnity, tort (including negligence), strict liability or otherwise.

39.6                        Counterparts

This Contract may be signed in any number of counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF

The Parties have caused this document to be executed by their authorized representatives as of the Effective Date

SELLER	BUYER

GE PACKAGED POWER, INC.	EMPRESA ELECTRICA NUEVA
ESPERANZA S.R.L.

By: Lee Johnson	By:

/s/ Lee Johnson	/s/ Rafael Zoeger
(Signature)	(Signature)

Lee Johnson	Rafael Zoeger
(Printed Name)	(Printed Name)

Sales Leader—Southern Region	General Manager
(Title)	(Title)

September 26, 2008	September 26, 2008
(Date)	(Date)

SELLER	SELLER

GE INTERNATIONAL, INC. SUCURSAL	GE INTERNATIONAL, INC. SUCURSAL
DE PERU	DE PERU

By:	By:

/s/ Pedro Weiss Barker	/s/ Otilia Longaray Castro
(Signature)	(Signature)

Pedro Weiss Barker	Otilia Longaray Castro
(Printed Name)	(Printed Name)

National Executive	Finance Manager
(Title)	(Title)

September 26, 2008	September 26, 2008
(Date)	(Date)

Attachment 1 - Equipment Scope of Supply

Basic Scope Description

Turbine

General Electric gas turbine model LM6000 is a two-shaft/two-spool engine consisting of a five-stage low pressure compressor, a fourteen-stage high pressure compressor, a two-stage high pressure turbine, and a five-stage low pressure turbine.  The engine is equipped with a stainless steel mesh screen in the inlet air stream for “last chance” protection against foreign object damage.  The engine is shock mounted and shipped in position, with the exception of the coupling spacer, which is removed and shipped in a separate container.

Generator

Air cooled, 2-pole generator operating at 13.8 kV, 60 Hz.  Generator is capable of handling customer power requirement throughout a wide ambient temperature range. The generator includes a brushless excitation system with permanent magnet generator.  Neutral and line side cubicles are included.

Turbine/Generator Enclosure

The package is supplied with weatherproof, acoustic enclosures.  The enclosures are designed to achieve noise abatement to an average of 85 dB(A) at 3 ft. (1.0 m) away and 5 ft. (1.5 m) above grade during full load operations.  The enclosures are completely assembled and mounted over the equipment prior to testing and shipment.  Both turbine and generator compartments are fully ventilated with redundant fans (one running, one stand-by).  Explosion-proof lighting is provided in both compartments.

Turbine/Generator Baseplate

The package is supplied with the support structures for the gas turbine generator set consisting of a two-piece skid assembly, which is sectioned between the gas turbine and the generator.  The full depth, bolted section is designed to provide the full structural properties of the wide flange I-beams.  Full depth crossmembers are utilized to provide for a rigid design that is suitable for installation in earthquake areas (IBC2000) as well as providing a convenient structure for transportation.

Air Inlet System

The package is supplied with a modular, multi-stage filtration system consisting of inlet screens, a prefilter and a final barrier filter.  All air for ventilation systems is filtered to the same level as turbine combustion air.  An anti-ice, an evaporative cooling, a combustion air heating or a chilling system is available as an option.  Filtered air is silenced before entering the turbine plenum.  This design results in a compact arrangement and eliminates the need for customer supplied inlet ducting when the standard design is utilized.  Internal lighting of the filter house is provided to facilitate inspection and service.  Package is also supplied with platforms and ladders to service the inlet filter.

Turbine Exhaust

The package is supplied with a circular, axial exhaust outlet with connection flange to facilitate in-line mounting of an HRSG or simple cycle exhaust stack.

Fuel System

The package is supplied with a natural gas fuel system that utilizes an electronically controlled fuel-metering valve.  For full-load operation, the gaseous fuel must be supplied to the baseplate at 675 psig ± 20 (4,654 ±138 kPag).  Gas fuel must meet General Electric specification MID-TD-0000-1.

Lube Oil Systems

The package is supplied with two separate lube oil systems: one synthetic for the gas turbine and one mineral for the generator.  The oil reservoirs and piping are all stainless steel, and the lube oil system valves have stainless steel trim.  The turbine coolers, oil reservoir, and filters are mounted on the auxiliary equipment module.  The mineral lube coolers, reservoir and filters are located on the main skid baseplate.  The auxiliary equipment module provides simplified piping connections and reduces customer’s installation time and costs.  Customer must supply cooling water to the shell and tube coolers.  Turbine lube oil must meet MID-TD-0000-6.

Electro-Hydraulic Start System

The package is supplied with an electric motor driven hydraulic pump assembly, filters, cooler and controls, mounted on the auxiliary equipment module.  A hydraulic motor is also mounted on the gas turbine accessory gearbox.  Hydraulic hoses are furnished to connect the auxiliary equipment module and the main baseplate.

Fire Protection System

The package is supplied with a factory installed fire protection system complete with optical flame detection, hydrocarbon sensing and thermal detectors, piping and nozzles in both the generator and the turbine compartments.  The fire protection system includes cylinders containing CO2 mounted on a separate skid.  A 24 V DC battery and charger to power the fire protection system is also included.  All alarms and shutdowns are annunciated at the turbine control panel (TCP).  An alarm sounds at the turbine if the gas detectors detect high gas levels, or if the system is preparing to release the CO2.  When the system is activated, the package shuts down, and the primary CO2 cylinders are discharged into the turbine and generator compartments via multiple nozzles, and the ventilation dampers automatically close.  After a time delay and if required, the reserve supply of CO2 is discharged.

Digital Control System

The package is supplied with a free-standing Turbine Control Panel (TCP) suitable for mounting in an indoor, non-hazardous area.  The control system features an integrated turbine control system, vibration monitor, digital meter, digital generator protective relay module and an HMI (human machine interface) display of key discrete and analog data.  Alarm and shutdown events are displayed on the HMI automatically.  An Ethernet TCP/IP EGD or RS485 Modbus Port is provided to transmit unit conditions (status, pressures, temperature, etc.) to the customer’s distributed control system.  The HMI is a desktop PC located next to the TCP.  Power for the control panel is provided by a dedicated 24V DC battery system with dual 100% capacity chargers, which are shipped separately for installation by others.

Battery System

The equipment package is supplied with 24 V DC battery systems for the fire protection and gas turbine generator control systems, as described in those sections.  All battery systems are valve-regulated lead acid (VLRA) type.  Battery systems ship loose for indoor customer installation.  If the optional Power Control Module is selected, Seller will install the GE supplied DC battery systems in that module.

Generator Protective Relays

The package is supplied with a microprocessor-based generator protective relay module, mounted in the TCP.  The protective relay system includes functions necessary for protection of the generator.

Soak Wash System

The package is supplied with a turbine cleaning system, which allows customers to clean the compressor section of the turbine during full power operation. The same system reservoir and piping are utilized for off-line soak washing.  Auxiliary skid connections are provided for customer supplied purified water at a maximum of 50 psig (345 kPag) and air at 100 – 120 psig (689 – 827 kPag).  Customer is required to provide water meeting MID-TD-0000-4, detergent meeting MID-TD-0000-5 and air filtered to ISA S7.3 standards.

Component Testing and Package Test

Every new gas turbine is performance tested under load in a GE Test Cell, using procedures developed for flight turbine reliability.  The generator is tested to ANSI C50.14 or IEC 34.3 standards at its factory of manufacture.

All gas turbine generator sets receive a static test including:

•                  Switch State (N.O. or N.C., actuation, wiring, and setpoint)

•                  Temperature element output, and wiring

•                  Transmitter range, output, and wiring

•                  Solenoid operation

•                  Control valve torque motor, excitation, and return signal

•                  Fire system continuity, and device actuation

•                  System flushing verification

•                  Tubing integrity

A full load string test is available as an option.

Drawings, Data and Manuals

The package is supplied with a customer drawing package that includes general arrangement drawings, flow and instrument diagrams, electrical one-line drawings and interconnection plan drawings.  Additional electrical schematic diagrams and logic drawings are provided for record.  See Attachment 8  for a detailed typical list and typical drawing delivery.

Operation & Maintenance (O&M) and Installation & Commissioning (I&C) manuals are provided and are printed in English.  Six hardcopies of the O&M Manuals, three hardcopies of the I&C manuals, and one CD with both are included in the base offering.  The manuals cover operating concepts for power generating equipment, guides to troubleshooting, basic information on components, and equipment within the turbine generator set.

Seller provides all engineering drawings on a secure server www.project-net.com.  Each customer can enter this database and view, print or annotate project drawings.  ProjectNet provides the customer with immediate access to the latest drawing revisions.  ProjectNet speeds job completion and saves weeks of time mailing drawings back and forth.

Training

The base scope of supply includes hands-on training for up to 10 operators and supervisors, where students are assumed to have at least a journeyman’s knowledge of electrical generating plant operation and to be proficient in reading piping flow and instrument drawings, mechanical drawings, and have a working knowledge of electrical generators, and gas turbines.  The course is designed around an eight-hour day, five consecutive day schedule.  Instructors, using specially developed training materials, provide a firm groundwork of basic theory, plus advanced concepts with classroom and hands-on training.  Training includes Gas Turbine Familiarization plus System Design & Operations and Maintenance.

The trainer conducts the course in a lecture/seminar format where each major topic is supported by literature with detailed descriptions and associated engineering drawings.  A student-training manual is given to each student and the client’s turbine-generator system is used for hands-on training to supplement the classroom instruction.  At the completion of several related topics the students are given a progressive examination to measure the effectiveness of the presentation and as a tool to identify if any student has not grasped the material.  At the completion of the course a final examination is given which covers the entire course material and students are given a certificate of completion.

Training is conducted at the Project site.  Local training at the Customer’s facility is available upon request.  The Customer would be responsible for providing all necessary training equipment for classes not held at the manufacturing location.

Improvements and Changes

It is understood that the Seller has the right to make changes in product design and add improvements to products or services at any time without incurring any obligations to install the same on or in connection with the Equipment or Services provided hereunder.

Performance Testing

Seller will attend the Facility performance test in support of the gas turbine performance test to demonstrate Performance Guarantees of the Equipment at Site. Facility performance, emissions, and noise tests are the responsibility of the Buyer.  Seller’s performance test procedures in Attachment 5 will be incorporated into the Facility performance test procedure that will be provided by the Buyer.

Optional Equipment and Services Checklist and Descriptions

(I) Included       (S) Quoted Separately

Factory Options

I	Option A	Variable Inlet Guide Vanes (VIGV)

I	Option B	LM6000PD - Dry Low Emissions System (DLE) ☐

I	Option C	SPRINT® Power Augmentation ☐

I	Option D	Combustion Air Cooling – Chiller Coil ☐

I	Option E	Lube Oil Cooler - Fin/Fan ☐

I	Option F	Power System Stabilizer (PSS) ☐

I	Option G	Left-handed Piping Connections (one of three Units)

I	Option H	Left-handed Lineside Cubicle (two of three Units)

I	Option J	Remote Monitoring and Diagnostic Service (First Year Service Included)

I	Option K	DC Backup Lighting

Factory Options Descriptions

Option A                Variable Inlet Guide Vanes (VIGV)

Seller furnishes the LM6000 engine with variable inlet guide vanes (VIGV).

This option is included with Option B

Option B                LM6000PD - Dry Low Emissions System (DLE)

A dry low emissions system can be provided for use on gaseous fuel.  This system reduces emissions over the entire power range without water or steam.  NOx emissions can be guaranteed at 25 ppm (Ref. 15% O2).

This option includes Option A.  A gas chromatograph is also included to monitor the heating value of the gas fuel and adjust combustor flame temperature.

Option C                SPRINT® Power Augmentation

SPRINT® boosts engine performance up to 50.0 MW (ISO conditions) using a spray intercooling design that increases the mass flow by cooling the air during the compression process.  The system is based on an atomized water spray injected through spray nozzles placed at two locations, one between the high pressure and low pressure compressors, and the second at inlet bellmouth.  Water is atomized using high pressure air taken off of the eighth stage bleed.  The water flow rate is metered, using the appropriate engine control schedules and at the inlet bellmouth.  Bellmouth and inter-stage portions on SPRINT® alternate operation based on turbine inlet temperature.  Customer supplies 22 gpm (83 lpm) of demineralized water to the connection on the unit.  Water must meet GE specification MID-TD-0000-3.

Option D                Combustion Air Cooling – Chiller Coil

Lowering the combustion air inlet temperature can increase the power output of the LM6000 generator set.  When specified, Seller can furnish high performance inlet air chilling coils as an integral part of the air inlet system.  Customer provides adequate quantities of chilled water and interconnecting piping to Seller furnished chilling coils at the filter house.  The same coils can be used for anti-icing.

Option E                Lube Oil Cooler - Fin/Fan

This replaces the standard simplex shell and tube coolers for the lube oil systems.  A simplex core fin-fan cooler complete with changeover valve mounted on a separate base plate with dual fans is installed on a separate foundation.

Option F                Power System Stabilizer (PSS)

The power system stabilizer (PSS) sends supplementary control signals to the generator’s voltage regulator to control power fluctuations and improve the stability of the power system.  A power system study is to be completed by a third party and has been excluded from Seller’s scope of supply.  With the study complete, Seller can assist the customer in programming the PSS with the set points established in the power system study.

Option G                Left-handed Piping Connections

In the standard LM6000 configuration, the customer’s piping connections are on the right side, as viewed from the exciter.  As an option, the unit can be built with the customer’s piping connections on the left side, as viewed from the exciter.  The turbine removal door is placed on the side opposite the piping connections.

Option H                Left-handed Lineside Cubicle

As viewed from the exciter end of a standard unit, the generator line-side cubicle is on the right-hand side and the neutral cubicle is on the left-hand side.  When specified, the location of these cubicles can be reversed.  However, the termination box for generator instrument and control wiring box, (MGTB) must remain on the right-hand side, and the turbine main terminal box (MTTB) must remain on the left.

Option I Lineside Cubicle Entry Configuration Options

Top Bus Duct Entry

The standard lineside cubicle is configured for bottom cable entry.  With this option, the lineside cubicle is configured for top bus duct entry.

Top Cable Entry

The standard lineside cubicle is configured for bottom cable entry.  With this option, the lineside cubicle is configured for top cable entry.

Option J                Remote Monitoring and Diagnostic Service

The Monitoring and Diagnostics Service helps plant operators improve availability, reliability, operating performance, and maintaining effectiveness.  Monitoring of key parameters by factory experts may lead to early warning of equipment problems and avoidance of expensive secondary damage.  Diagnostic programs seek out emerging trends; prompting proactive intervention to avoid forced outages and extended downtime.  The ability for GE engineers to view real-time operation accelerates troubleshooting and sometimes removes the need for service personnel to visit the plant.  Remote Monitoring and Diagnostic Service requires a customer supplied communications link (telephone or cell phone).  One year of service is included with this option.

Option K                DC Backup Lighting

Seller furnishes DC backup lighting in the turbine and generator enclosures as an option.  DC lights turn on if AC power fails.

The following configurations will be provided.

Unit One Configuration

Right Hand Customer Piping

Left Hand Lineside Cubicle

Right Hand Neutral Cubicle

Unit Two Configuration

Left Hand Customer Piping

Right Hand Lineside Cubicle

Left Hand Neutral Cubicle

Unit Three Configuration

Right Hand Customer Piping

Left Hand Lineside Cubicle

Right Hand Neutral Cubicle

Limits of GEPPI Scope

Listed below are the limits/exclusions to the Seller standard Scope of Supply.  All piping, wiring, cables, ducts, etc., connecting to these points is furnished by customer (others) unless modified by specification agreement.

Equipment System		Limits of GEPPI

•	All piping, including Fuel Gas, Fuel Oil, Steam, Cooling Water, Heating Water, Demineralized Water, Lube Oil, Compressed Air, Instrument Air, Hydraulic Start Oil	•	Flanged or threaded connection on Seller baseplate.

•	Inlet Air-to-Filter	•	Atmosphere (non-standard duct by others)

•	Turbine Package Ventilation/Cooling Air	•	Atmosphere (non-standard duct by others)

•	Turbine Exhaust	•	Exhaust flange on main baseplate

•	Instruments on Seller’s Baseplate	•	Terminal box on baseplate

•	Instrument wiring in Turbine Control Panel	•	Terminal in Turbine Control Panel

•	High Voltage Connections	•	Bus bar in Seller Lineside cubicle

•	Generator Ground Connections	•	Seller Neutral cubicle

•	Electric Motors	•	Terminal box on individual motor

•	Ladders and Platforms for Air Filter	•	Ladders and Platforms for Inlet Air Filter maintenance only

•	24 V DC Batteries and Chargers for Control System and Fire and Gas Systems	•	Battery terminals to baseplate (if supplied loose)

Exclusions:

•                  Civil engineering design of any kind

•                  Building and civil works

•                  Site facilities

•                  Support steelworks and hangers for the gas turbine ducting, silencing, and pipe work

•                  All inlet, exhaust, and ventilation ducting other than included in the scope of supply

•                  Drains and/or vent piping from the gas turbine package to a remote point

•                  Fuel storage, treatment and forwarding system

•                  Site grounding

•                  Lightning protection

•                  Power system studies

•                  Sensing and metering voltage transformers

•                  Machine power transformers, and associated protection

•                  Grid failure detection equipment

•                  Off loading, transportation and storage

•                  Off skid cabling, and design of off skid cable routing

•                  Balance of plant and energy optimization controls

•                  Anchor bolts, embedments, and grouting (quoted separately)

•                  Distributed plant control

•                  Customer’s remote control

•                  Field supervision (quoted separately)

•                  High voltage transformer(s), cables, and associated equipment

•                  Interconnecting piping, conduit, and wiring between equipment modules

•                  Plant utilities, including compressed air supply and off skid piping

•                  Battery containment

•                  Lube oil measurement other than that defined in the scope of supply

•                  Additional lube oil breather ducting other than that defined in the scope of supply

•                  Fuel transfer pump

•                  Off skid fuel block and vent valves

•                  Fuel supply pipework beyond the scope of supply

•                  Generator controls other than that defined in the scope of supply

•                  Load sharing control

•                  Balance of plant controls

•                  Field Performance Testing

•                  Site Labor

•                  Ladders, Stairs, and Platforms for equipment beyond the gas turbine

Site Conditions

The following table outlines the criteria conditions at the proposed jobsite for the design of the equipment:

Location	Caleta Cruz, Peru

Elevation	Approx. 120 Feet

Minimum Site Temperature	59 F

Maximum Site Temperature	94 F

Design Point Ambient Temperature / Relative Humidity	89.8 F (32.1 C) 60.4% RH

Primary Fuel Source	NG

Seismic Design Criteria (CTG Package	IBC 2000, Site Class D, Design Category F, Category II Facility with 1.25 Importance Factor

Maximum Wind Speed (Wind Load)	150 MPH

Roof Live / Snow Load	60 PSF

Near Field Noise at 3 ft horizontal and 5 ft vertical, NOTE 1

The below is based upon the placement of fin fan cooler to be reviewed by GE:

85 DBA ARITHMETIC AVERAGE SOUND PRESSURE LEVEL (DB REF 20 MICROPASALS, RMS) AT LOCATIONS AROUND THE PACKAGE (VERTICAL DISTANCE OF 5FT. (1.5M) ABOVE GRADE AT A HORIZONTAL DISTANCE OF 3FT (1M) FROM THE EXTERIOR PLANE OF EQUIPMENT AS TESTED IN A FREEFIELD CONDITION OVER A HARD REFLECTING GROUND PLANE.

THIS GUARANTEE COINCIDES WITH THE OPERATING AT BASE-LOAD)

Far Field Noise, NOTE 1	65 dB(A) at 400 ft

NOTE 1:  Far field noise is based on single-unit only operation.  Multiple units operating at the same time will have an impact on both near and far field noise levels.

INSERT GE Fluid Specifications

GE Energy	MID-TD-0000-5
June 2004

Liquid Detergent for Compressor Cleaning
for GE Aircraft Derivative Gas Turbines

This specification establishes the requirements for liquid detergent products used to prepare cleaning solutions for cleaning the compressors of gas turbine engines, where the intent is to restore performance by removing the build–up of deposits on compressor components. Such deposits include salt, soils or oils that may be ingested from the atmosphere.

The cleaning process shall be carried out by spraying the cleaning solution into the bellmouth of the engine while the engine is running at power (on–line cleaning) or while the engine is being cranked (crank soak cleaning).

For the purposes of this specification, the following definitions shall apply:

Liquid Detergent - A concentrated solution of water soluble surface active agents and emulsifiable solvents.

Cleaning Solution - A solution or emulsion of liquid detergent in water or a water and antifreeze mixture for direct engine application. The recommended dilution of liquid detergent and water shall be determined by the liquid detergent manufacturer.

1.                                      Applicable Documents

The following documents shall form a part of this specification to the extent specified herein. Unless a specific issue is specified, the latest revision shall apply.

ASTM D88	Standard Test Method For Saybolt Viscosity

ARP 1795	Stress–Corrosion of Titanium Alloys, Effect of Cleaning Agents on Aircraft Engine Materials

AMS 1424	Deicing/Anti-icing Fluid, Aircraft (Newtonian-SAE Type 1)

2.                                      Detergent Properties

2.1                               Composition

The chemical composition of the detergent is not limited, other than as specified herein.

2.2                               Biodegradability

Use of the liquid detergent/cleaning solution shall conform to local regulations for water pollution. Use of biodegradable ingredients is recommended.

2.3                               Toxicity

Use of the liquid detergent/cleaning solution shall conform to local regulations for industrial hygiene and air pollution. Use of nontoxic ingredients is recommended.

2.4                               Health and Safety Information

The liquid detergent manufacturer shall make available health and safety information for the liquid detergent as required by applicable local, state and federal regulations.

2.5                               Solids

The liquid detergent shall contain no particles larger than 20 micron.

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MID-TD-0000-5	GE Energy
June 2004

2.6                               Physical and Chemical Properties

The liquid detergent shall meet the test requirements.

3.                                      Test Requirements

3.1                               Liquid Detergent

3.1.1                     Residue or Ash Content

Residue or ash content shall not exceed 0.01 percent when tested in accordance with paragraph 4.1.

3.1.2                     Low Temperature Stability

The liquid detergent shall show no evidence of separation of component parts when maintained at 40°F ± 3 (5°C ± 2). It is highly desirable although not mandatory that the fluid shall remain liquid below 32°F (0°C).

3.1.3                     Cold Weather Solution Compatibility

The liquid detergent shall show no separation, layering or precipitation when mixed to the liquid detergent manufacturer’s recommended dilution in one or more of the following antifreeze solutions after 2 hours at 10°F ± 3 (-12°C ± 2):

•                  Isopropyl Alcohol

•                  Monopropylene glycol (PG)

•                  Acetone

See paragraph 6.1 for more information regarding liquid detergent and antifreeze mixtures.

3.1.4                     Hard Water Compatibility

The liquid detergent shall show no separation or layering when mixed with synthetic hard water prepared in accordance with paragraph 4.2.

3.1.5                     Acid and Alkali Acceptance

The liquid detergent shall show no separation, layering or precipitation when tested in acidic or alkali media in accordance with paragraph 4.3.

3.1.6                     Salt Water Tolerance

The liquid detergent shall show no separation or gelling when mixed with 3.5 percent salt water in accordance with paragraph 4.4.

3.1.7                     Viscosity

The liquid detergent shall have a viscosity of 50 to 200 SUS at 77°F (25°C) when tested in accordance with ASTM D88.

3.1.8                     pH

The pH of the liquid detergent as received shall be from 6.5 to 8.5 when measured with a suitable pH meter employing a glass electrode.

3.2                               Cleaning Solution

3.2.1                     Corrosive Elements

Maximum levels of elements in the cleaning solution which may promote various types of corrosion, shall be no greater than as shown in Table 1, when analyzed by methods in paragraph 4.5.

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GE Energy	MID-TD-0000-5
June 2004

Table 1. Maximum Corrosives Limit

Total alkali metals (sodium + potassium + lithium, etc.)	25 ppm max.
Magnesium + calcium	5 ppm max.
Vanadium	0.1 ppm max.
Lead	0.1 ppm max.
Tin + Copper	10 ppm max.
Sulfur	50 ppm max.
Chlorine	40 ppm max.

3.2.2                     pH

The pH of the cleaning solution shall be from 6.5 to 8.5 when measured with a suitable pH meter employing a glass electrode.

4.                                      Test Methods

4.1                               Residue or Ash Content

Weigh 10 ± 0.1 gram sample of liquid detergent in a weighed 30 ml porcelain crucible. Heat gently to volatilize any water or solvents. (Crucible may be placed in air oven at 105°C ± 2 for 24 hours, followed by 240° C ± 2 for 24 hours to insure all volatile matter is evaporated.) Finally, ignite contents over Bunsen Burner, first at low temperature under good oxidizing conditions until all ignitable material is consumed, then place a crucible in a muffle furnace at 1040 to 1100°C for 2 hours. Cool in desiccator, and weigh.

Percent residue or ash = (100 x A)/W

Where: A = grams of residue

W = grams of sample

4.2                               Hard Water Compatibility

4.2.1                     Preparation of Synthetic Hard Water

A hard water solution is prepared by dissolving the following in one liter of just boiled and cooled distilled water:

a.                    0.20±0.005 gram Calcium Acetate, reagent grade Ca(C2H3O2)2 • H20

b.                   0.15±0.005 gram Magnesium Sulfate, reagent grade MgSO4 • 7 H20

4.2.2                     Hard Water Test

5 ml of liquid detergent shall be added to a clean 50 ml cylinder. 45 ml of synthetic hard water shall be added and mixed well. The solution shall be examined for compatibility after 16 hours at 77°F ± 5 (25°C ± 3).

4.3                               Acid and Alkali Acceptance

The liquid detergent shall be mixed with distilled water in accordance with the liquid detergent manufacturer’s recommended dilution. To 50 ml of the solution, add 1 ml of 75 percent phosphoric acid. To another 50 ml of the solution, add 5 ml of 75 percent phosphoric acid. To another 50 ml of the solution, add 1 ml of 50 percent potassium hydroxide. Let all three mixtures stand for one hour at 77°F ± 5 (25°C ± 3), and then examine for acid or alkali acceptance.

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MID-TD-0000-5	GE Energy
June 2004

4.4                               Salt Water Tolerance

Prepare a 3.5 percent by weight solution of sodium chloride in distilled water. Add 15 ml of salt solution to 35 ml of liquid detergent and let stand for 1 hour at 77°F ± 5 (25°C ± 3). Examine for salt water tolerance.

4.5                               Elemental Content

Elemental content shall be determined using the following methods:

Element	Method
Sulfur, Phosphorous	Inductivity Coupled Plasma Spectroscopy - Atomic Emission Spectroscopy (ICP-AES)
Chlorine	Microcoulometric filtration
Sodium, Potassium	Atomic Absorption (AA)
Other metals	ICP-AES or AA

5.                                      Material Compatibility

5.1                               Compatibility with Engine Materials

Use of the detergent gas turbine cleaner shall not have adverse effects on engine system materials such as titanium stress corrosion, hot corrosion of turbine components or damage to lubrication system components.

5.2                               Titanium Stress Corrosion

A titanium stress corrosion test in accordance with ARP 1795 or equivalent may be run on the liquid detergent at the discretion of GE.

6.1                               Cold Weather Usage

In cold weather, liquid detergent must be added to antifreeze mixture rather than to water alone. At present, the only acceptable antifreeze solutions are:

•                  Isopropyl Alcohol

•                  Monopropylene glycol (PG)

•                  Acetone

Monopropylene glycol (PG) must be per AMS 1424 and may be used down to 20°F (-7°C)

Antifreeze mixtures are shown in Table 2. The liquid detergent manufacturer must specify which, if any, of the antifreezes specified above is not compatible with the liquid detergent.

The use of non-isopropyl alcohol, ethylene glycol or additives containing chlorine, sodium or potassium are not permitted since they may attack the titanium and other metals in the gas turbine.

It is extremely important that the liquid detergent and antifreeze solution be a homogeneous mixture when sprayed into the bellmouth of the gas turbine. If after 2 hours the liquid detergent and antifreeze solution separates, (see paragraph 3.1.3) agitation of the mixture in the wash water tank is permissible. However, the liquid detergent manufacturer shall specify that agitation is required.

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GE Energy	MID-TD-0000-5
June 2004

Table 2. Water Wash Antifreeze Mixtures.

Compressor Washing Antifreeze Mixtures

Outside Air Temp, [o]F (oC)	Monopropylene glycol (PG) % Vol	H2O % Vol	Acetone % Vol	H2O % Vol	Isopropyl Alcohol % Vol	H2O % Vol
+20 to +50 (-7 to 10)	21	79	25	75	22	78
+10 to +20 (-12 to –7)	N/A	N/A	40	60	34	66
0 to +10 (-18 to –12)	N/A	N/A	53	47	47	53
-10 to 0 (-23 to –18)	N/A	N/A	63	37	72	28
-20 to –10 (-29 to –23)	N/A	N/A	69	31	88	12
-30 to –20 (-34 to –29)	N/A	N/A	75	25	97	3

Compressor Rinsing Antifreeze Mixtures

Outside Air Temp, [o]F (oC)	Monopropylene glycol (PG) % Vol	H2O % Vol	Acetone % Vol	H2O % Vol	Isopropyl Alcohol % Vol	H2O % Vol
+20 to +50 (-7 to 10)	14	86	20	80	18	82
+10 to +20 (-12 to -7)	N/A	N/A	33	67	27	73
0 to +10 (-18 to -12)	N/A	N/A	43	57	39	61
-10 to 0 (-23 to -18)	N/A	N/A	50	50	58	42
-20 to -10 (-29 to -23)	N/A	N/A	55	45	70	30
-30 to -20 (-34 to -29)	N/A	N/A	60	40	77	23

5

GE Marine & Industrial Engines	MID-TD-0000-4
May 1996

Compressor Cleaning Water Purity
Specification for GE Aircraft Derivative Gas Turbines in
Industrial Applications

1.1                               Scope

This specification establishes the requirements for purified water for use in cleaning the compressor of gas turbine engines where the intent is to restore performance by removing the build up of deposits on compressor components. The water quality defined in this specification applies to water used in both on–line compressor cleaning and crank–soak compressor cleaning.

1.2                               Definitions

For the purpose of this specification, the following definitions shall apply:

On–line Compressor Cleaning - A method of removing the build up of deposits on compressor components while the engine is operating. On–line cleaning as accomplished by spraying cleaning solution into the inlet of the engine while the engine is operating.

Crank–Soak Compressor Cleaning - A method of removing the buildup of deposits on compressor components while the engine is motored by the starter. Crank–soak cleaning is accomplished by spraying cleaning solution into the inlet of the engine while the engine is operating unfired at crank speed.

Liquid Detergent - A concentrated solution of water soluble surface active agents and emulsifiable solvents.

Cleaning Solution - A solution of emulsion of liquid detergent and water or a water and antifreeze mixture for direct engine application. The recommended dilution of liquid detergent and water shall be specified by the liquid detergent manufacturer.

2.                                      Applicable Documents

2.1                               Issue of Documents

The following documents shall form a part of this specification to the extent specified herein. Unless a specific issue is specified, the latest revision shall apply.

2.1.1  American Society of Testing and Materials

Available from American Society for Testing and Materials, 1916 Race Street, Philadelphia, PA 19103.

ASTM D1192                       Equipment for Sampling and Steam

ASTM D1293                       Tests for pH of Water

ASTM D4191                       Tests for Sodium in Water by atomic Absorbtion Spectography

ASTM D4192                       Tests for Potassium in Water by Atomic Absorbtion Spectography

ASTM D5907                       Tests for Filterable and Non-Filterable Matter in Water

ASTM D3370                       Practices for Sampling Water

3.                                      Requirements

3.1                               Sampling Requirements

The sampling shall be in accordance with ASTM D1192 and ASTM D3370. A

1

MID-TD-0000-4	GE Marine & Industrial Engines
May 1996

minimum sample of one (1) gallon or four (4) liters shall be supplied.

3.2                               Chemical Requirements

The water shall meet the following requirements when tested in accordance with the designated test method.

3.3                               Filtration Requirements

The water shall contain no particles larger than 100 microns absolute.

	Limit	Test Method
Total matter, ppm, max	100	ASTM D5907
pH	6.5 - 8.5	ASTM D1293
Sodium+ potassium, ppm, max	25	ASTM D4191 &
		ASTM D4192

2

MID-TD-0000-1
Revised, November 2001

g	GE Energy

Process Specification

Fuel Gases For Combustion In AeroDerivative Gas Turbines

These instructions do not purport to cover all details or variations in equipment or to provide for every possible contingency to be met in connection with installation, operation or maintenance. Should further information be desired or should particular problems arise which are not covered sufficiently for the purchaser’s purposes the matter should be referred to the GE Company.

© 2001 GENERAL ELECTRIC COMPANY

MID-TD-0000-1	Fuel Gases for Combustion in AeroDerivative Gas Turbines

TABLE OF CONTENTS

1	GENERAL	1

2	FUEL GAS CLASSIFICATION	3
2.1	Natural and Liquefied Petroleum Gas (LPG)	3
2.2	Gasification Fuels	3
2.3	Process Gases	4
2.4	Refinery Gases	5

3	FUEL PROPERTIES	5
3.1	Heating Values	5
3.2	Modified Wobbe Index Range	5
3.3	Superheat Requirement	6
3.4	Flammability Ratio	6
3.5	Gas Constituent Limits	6
3.6	Gas Fuel Supply Pressure	6

4	CONTAMINANTS	6
4.1	Particulate	7
4.2	Liquids	7
4.3	Sulfur	7

Appendix 1 DEFINITIONS		9

LIST OF TABLES

Table 1.	Fuel Gas Usability	1
Table 2.	Test Methods for Gaseous Fuels	2

Fuel Gases for Combustion in AeroDerivative Gas Turbines	MID-TD-0000-1

1                                         GENERAL

GE AeroDerivative gas turbines have the ability to burn a wide range of gaseous fuels as shown in Table 1. These gases present a broad spectrum of properties due to both active and inert components. This specification is designed to define guidelines that must be followed in order to burn these fuels in an efficient, trouble-free manner, while protecting the gas turbine and supporting hardware.

Table 2 identifies the acceptable test methods to be used in determining gas fuel properties.

TABLE 1
FUEL GAS USABLILITY

	LHV Btu/SCF	Wobbe		Operational	Applicability
Fuel Type	(kJ/NM3)	Number	Major Components	Comments	SAC	DLE
Pipeline Natural Gas	850-1200 (33383- 47128)	45-60	Methane	No Restrictions	Yes	Yes
Medium BTU Natural Gas	400 - 850 (15709- 33838)	20-45	Methane, Hydrocarbons (HC), carbon dioxide, Nitrogen	Requires > 700 BTU/scf (27492 kJ/NM3) for starting. May require modified fuel nozzles. Contact GE	Yes	No, See Note 8.
Liquefied Petroleum Gas (LPG)	2300- 3200 (90330- 125676)	70-75	Propane, Butane	May require specific fuel nozzles. Contact GE	Yes	No
Gasification Gases • Air Blown • Oxygen Blown	150-200 (5891- 7855) 200- 400 (7855- 15709)	6-8 8-20	Carbon monoxide, Hydrogen, HC, Nitrogen, Water Vapor Carbon monoxide, Hydrogen, HC, Water Vapor	Contact GE Contact GE	Yes Yes	No No
Process Gases	300-1000 (11782- 39274)	15-50	Methane, Hydrogen, Carbon monoxide, Carbon dioxide	Requires >700 BTU/scf (27492 kJ/NM3) for starting. Restricted transient operation.	Yes	See Note 8
Refinery Gases	1000- 1300 (39274- 51056	45-60	Methane, Hydrogen, Carbon monoxide, Ethylene, Propylene, Butylene	No restrictions. Hydrogen content should be reviewed by GE.	Yes	See Note 8

Notes:

1.               When considering the use of alternate fuels, provide details of the fuel constituents, fuel temperature, and expected engine usage conditions and operating characteristics to GE for evaluation and recommendations.

2.               Values and limits apply at the inlet of the gas fuel control module.

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MID-TD-0000-1	Fuel Gases for Combustion in AeroDerivative Gas Turbines

3.               Heating value ranges shown are provided as guidelines. Specific fuel analysis must be furnished to GE for evaluation. The standard configured single annular combustor (SAC) gas turbines require a fuel with a LHV no less than of 6500 BTU/pound. The Dry Low Emissions (DLE) combustion system requires a minimum LHV of 18000 BTU/pound. (Reference Section 3.1)

4.               The quantity of sulfur in gas fuels is not limited by this specification. Experience has shown that oxidation/corrosion rates are not significantly affected by fuel sulfur levels up to 1.3% sulfur. Hot corrosion of hot gas path parts is affected by the presence of the specified trace metals. Sulfur levels shall be considered when addressing HRSG Corrosion, selective catalytic reduction (SCR) deposition, exhaust emissions, system material requirements, elemental sulfur deposition and iron sulfide. (Reference Section 4.3)

5.               The fuel gas supply shall be 100% free of liquids. Admission of liquids can result in combustion and/or hot gas path component damage. (Reference Section 3.3)

6.               Wobbe Number, or Modified Wobbe Number Index, is described in 3.2.

7.               Gases with Wobbe Number Index greater than 40 may be applicable for DLE. Contact GE.

8.               Process and refinery gases with <5% hydrogen content and low CO and CO2 content may be acceptable for DLE application. Contact GE.

NM3 is at 0°C, 101.325kPa (sea level)

TABLE 2
TEST METHODS FOR GASEOUS FUELS

PROPERTY	ASTM METHOD
Gas Composition to C6+	D1945 - Standard method for constituents of gases by gas chromatography
Heating Value	D3588 - Procedure for calculating calorific value and specific gravity of gaseous fuels
Specific Gravity	D3588 - Procedure for calculating calorific value and specific gravity of gaseous fuels
Compressibility Factor	D3588 - Procedure for calculating calorific value and specific gravity of gaseous fuels
Dew Point (see note 1)	D1142 - Water vapor content of gaseous fuels by measurement of dew point temperature
Sulfur	D1072 - Test for total sulfur in fuel gases (see note 2) D3246 - Test for total sulfur in fuel gases
Chemical Composition	D2650 - Standard method for chemical composition of gases by mass spectrography

Notes:

1.                           Hydrocarbon and water dew points shall be determined by direct dew point measurement (Chilled Mirror Device). If dew point cannot be measured, an extended gas analysis, which identifies hydrocarbon components from C1 through C14, shall be performed. This analysis must provide an accuracy of greater

2

Fuel Gases for Combustion in AeroDerivative Gas Turbines	MID-TD-0000-1

than 10 ppmv. A standard gas analysis to C6+ is normally not acceptable for dew point calculation unless it is known that heavier hydrocarbons are not present, as is most often the case with liquefied natural gases.

2.                             This test method will not detect the presence of condensable sulfur vapor. Specialized filtration equipment is required to measure sulfur at concentrations present in vapor form. Contact GE for more information.

2                                         FUEL GAS CLASSIFICATION

2.1                               Natural and Liquefied Petroleum Gas (LPG)

Natural gases are predominantly methane with much smaller quantities of the slightly heavier hydrocarbons such as ethane, propane and butane. Liquefied petroleum gas is propane and/or butane with traces of heavier hydrocarbons.

2.1.1                     Pipeline Natural Gas

Natural gases normally fall within the calorific heating value range of 850 to 1200 Btu/SCF (33383-47128 kJ/NM3) (LHV). Actual calorific heating values are dependent on the percentages of hydrocarbons and inert gases contained in the gas.

2.1.2                     Medium BTU Natural Gas

Natural gases are found in and extracted from underground reservoirs. These “raw gases” may contain varying degrees of nitrogen, carbon dioxide, hydrogen sulfide, and contain contaminants such as salt water, sand and dirt. Processing by the gas supplier normally reduces and/or removes these constituents and contaminants prior to use in the gas turbine. A gas analysis must be performed to ensure that the fuel supply to the gas turbine meets the requirements of this specification.

2.1.3                     Liquefied Petroleum Gases

The heating values of Liquefied Petroleum Gases (LPGs) normally fall between 2300 and 3200 Btu/SCF (90330-125676 kJ/NM3) (LHV). Based on their high commercial value, these fuels are normally utilized as a back—up fuel to the primary gas fuel for gas turbines. Since LPGs are normally stored in a liquid state, it is critical that the vaporization process and gas supply system maintains the fuel at a temperature above the minimum required superheat value. Fuel heating and heat tracing is required to ensure this.

2.2                               Gasification Fuels

Other gases that may be utilized as gas turbine fuel are those formed by the gasification of coal, petroleum coke or heavy liquids. In general, the heating values of gasification fuel are substantially lower than other fuel gases. These lower heating value fuels require that the fuel nozzle gas flow passages be larger than those utilized for fuels of higher heating values.

Gasification fuels are produced by either an Oxygen Blown or Air Blown gasification process.

2.2.1                     Oxygen Blown Gasification

The heating values of gases produced by oxygen blown gasification fall in the range of 200 to 400 Btu/SCF (7855-15709 kJ/NM3). The Hydrogen (H2) content of these fuels is normally above 30% by volume and have H2/CO mole ratio between 0.5 to 0.8. Oxygen blown gasification fuels are often mixed with steam for thermal NOx control, cycle efficiency improvement and/or power augmentation. When utilized, the steam is injected into the combustor by an independent passage. The current guideline for Hydrogen plus CO constituent is limited to 75% by volume for LM6000 and to 85% for the other AeroDerivative gas turbines. Due to high hydrogen content of these fuels, oxygen blown gasification fuels are normally not suitable for Dry Low Emissions (DLE) applications, for which the Hydrogen content is limited to 5% by volume.. The high flame speeds resulting from high hydrogen fuels can result in flashback or primary zone re–ignition on DLE pre–mixed combustion systems. Utilization of these fuels shall be reviewed by GE.

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MID-TD-0000-1	Fuel Gases for Combustion in AeroDerivative Gas Turbines

2.2.2                     Air Blown Gasification

Gases produced by air blown gasification normally have heating values between 150 and 200 BTU/ SCF (5891- 7855 kJ/NM3) LHV. The Hydrogen (H2) content of these fuels can range from 8% to 20% by volume and have a H2/CO mole ratio 0.3 to 3:1. The use and treatment of these fuels are similar to that identified for oxygen blown gasification.

For Gasification fuels a significant part of the total turbine flow comes from the fuel. In addition, for oxygen blown fuels there is a diluent addition for NOx control. Careful integration of the gas turbine with the gasification plant is required to assure an operable system. Due to the low volumetric heating value of both oxygen an air blown gases, special fuel system and fuel nozzles are required.

2.3                               Process Gases

Many chemical processes generate surplus gases that may be utilized as fuel for gas turbines. (i.e. tail or refinery gases). These gases often consisting of methane, hydrogen, carbon monoxide, and carbon dioxide that are normally byproducts of petrochemical processes. Due to the hydrogen and carbon monoxide content, these fuels have large rich to lean flammability limits. These types of fuels often require inerting and purging of the gas turbine gas fuel system upon unit shutdown or a transfer to a more conventional fuel. When process gas fuels have extreme flammability limits such that the fuel will auto ignite at turbine exhaust conditions, a more “conventional” start–up fuel, such as methane, is required.

Additional process gases utilized as gas turbine fuels are those which are byproducts of steel production. These are:

2.3.1                     Blast Furnace Gases (BFGs)

Blast Furnace Gases (BFGs), alone, have heating values below minimal allowable limits. These gases must be blended with other fuel to raise the heating value to above the required limit. Coke Oven and/or Natural Gases or hydrocarbons such as propane or butane can be utilized to accomplish this.

2.3.2                     Coke Oven Gases

Coke oven gases are high in H2 and H4C and may be used as fuel for single annular combustion (SAC) systems, but are not suitable for Dry Low Emissions (DLE) combustion applications. These fuels often contain trace amounts of heavy hydrocarbons, which when burned could lead to carbon buildup on the fuel nozzles. The heavy hydrocarbons must be “scrubbed” or removed from the fuel prior to delivery to the gas turbine.

2.3.3                     COREX Gases

COREX gases are similar to oxygen blown gasified fuels, and may be treated as such. They are usually lower in H2 content and have lower heating values than oxygen blown gasified fuels. Further combustion related guidelines could be found in Bureau of Mines Circulars 503 and 622.

2.3.4                     Hydrogen

The presence of gaseous hydrogen in the fuel can present special problems due to the high flame speed and high temperatures associated with combustion, and the very wide flammability limits of this gas. Treatment of fuels containing hydrogen are separated into three categories, less than 5% by volume, 6% to 30% by volume and over 30%. If the hydrogen fuel content is 5% or less, no special precautions are necessary and starting on this fuel mixture can be permissible, assuming there are no other restrictive substances in the mix.

For fuels containing more than 5%, but 30% or less hydrogen, an alternative starting fuel may be required by local safety codes and a special exhaust system purge cycle is incorporated into the gas turbine start sequence to eliminate accumulated fuels from an aborted start. In addition, special high point venting is required for both the fuel gas and turbine compartments since the fuel constituents are normally lighter than air. The vents hold the compartment at a slight vacuum relative to local ambient. Special precautions must also be taken to completely seal the fuel delivery system from leaks. Consult the local authorities for specific local safety codes.

4

Fuel Gases for Combustion in AeroDerivative Gas Turbines	MID-TD-0000-1

If the fuel contains more than 30% hydrogen, electrical devices used in the fuel gas and turbine compartments should be certified for use in Group B (explosive) atmospheres. Consult the local authorities for specific local safety codes.

2.4                               Refinery Gases

Many hydrocarbon fuels contain olefin hydrocarbon compounds which have been thought to prohibit their use in aeroderivative gas turbines.

Fuel temperature is also a consideration in order to use standard fuel nozzles and to avoid the possibilities of fuel polymerization. Maximum fuel temperature of 125°F (52° C) is recommended. It may be possible to go as high as 190°F (88° C), but this may require non-standard fuel nozzle sizing and should be considered on a case by case basis. Please contact GE for assistance.

Because refinery gas fuels usually have significant higher hydrocarbon and olefin content the combustor flame temperatures are typically higher, resulting in higher than normal (high methane gas) NOx emissions. Contact GE for effect on emissions.

3                                         FUEL PROPERTIES

3.1                               Heating Value

A fuel’s heat of combustion, or heating value, is the amount of energy, expressed in Btu (British thermal unit), generated by the complete combustion, or oxidation, of a unit weight of fuel. The amount of heat generated by complete combustion is a constant for a given combination of combustible elements and compounds.

For most gaseous fuels, the heating value is determined by using a constant pressure, continuous type calorimeter. This is the industry standard. In these units, combustible substances are burned with oxygen under essentially constant pressure conditions. In all fuels that contain hydrogen, water vapor is a product of combustion, which impacts the heating value. In a bomb calorimeter, the products of combustion are cooled to the initial temperature and all of the water vapor formed during combustion is condensed. The result is the HHV, or higher heating value, which includes the heat of vaporization of water. The LHV, or lower heating value, assumes all products of combustion including water remain in the gaseous state, and the water heat of vaporization is not available.

3.2                               Modified Wobbe Index Range

While gas turbines can operate with gases having a very wide range of heating values, the amount of variation that a single specific fuel system can accommodate is much less. Variation in heating value as it affects gas turbine operation is expressed in a term identified as modified Wobbe Index (Natural Gas, E. N. Tiratsoo, Scientific Press Ltd., Beaconsfield, England, 1972). This term is a measurement of volumetric energy and is calculated using the Lower Heating Value (LHV) of the fuel, specific gravity of the fuel with respect to air at ISO conditions, and the fuel temperature, as delivered to the gas turbine. The mathematical definition is as follows:

Modified Wobbe Index =LHV/(SGgas x T)1/2

This is equivalent to:

Modified Wobbe Index =LHV/[(MWgas/28.96) x T] 1/2

Where:
LHV	=	Lower Heating Value of the Gas Fuel (Btu/scf)
SGgas	=	Specific Gravity of the Gas Fuel relative to Air
MWgas	=	Molecular Weight of the Gas Fuel
T	=	Absolute Temperature of the Gas Fuel (Rankine)
28.96	=	Molecular Weight of Dry Air

5

MID-TD-0000-1	Fuel Gases for Combustion in AeroDerivative Gas Turbines

The allowable modified Wobbe Index range is established to ensure that required fuel nozzle pressure ratios be maintained during all combustion/turbine modes of operation. When multiple gas fuels are supplied and/or if variable fuel temperatures result in a Modified Wobbe Index that exceed the ± 10% limitation, independent fuel gas trains, which could include control valves, manifolds and fuel nozzles, may be required for standard combustion systems. For DLE applications the Wobbe Index range must be between 40 and 60. An accurate analysis of all gas fuels, along with fuel gas temperature profiles shall be submitted to GE for proper evaluation.

3.3                               Superheat Requirement

The superheat requirement is established to ensure that the fuel gas supplied to the gas turbine is 100% free of liquids. Dependent on its constituents, gas entrained liquids could cause degradation of gas fuel nozzles, and for DLE applications, premixed flame flashbacks or re-ignitions. A minimum of 50°F (28° C) of superheat is required and is specified to provide enough margin to compensate for temperature reduction due to pressure drop across the gas fuel control valves.

3.4                               Flammability Ratio

Fuel gases containing hydrogen and/or carbon monoxide will have a ratio of rich to lean flammability limits that is significantly larger than that of natural gas. Typically, gases with greater than 5% hydrogen by volume fall into this range and require a separate startup fuel. Consult the local authorities for specific local safety codes.

Fuel gases with large percentage of an inert gas such as nitrogen or carbon dioxide will have a ratio of rich—to—lean flammability limits less than that of pure natural gas. Flammability ratios of less than 2.2 to 1 as based on volume at ISO conditions (14.696 psia and 59°F (101.325 kPa and 15°C)), may experience problems maintaining stable combustion over the full operating range of the turbine.

3.5                               Gas Constituent Limits

Gas constituents are not specifically limited except to the extent described in Fuel Gas Classification. These limitations are set forth to assure stable combustion through all gas turbine loads and modes of operation. Limitations are more stringent for DLE combustion systems where “premixed” combustion is utilized. A detailed gas analysis shall be furnished to GE for proper evaluation.

3.6                               Gas Fuel Supply Pressure

Gas fuel supply pressure requirements are dependent on the gas turbine model and combustion design, the fuel gas analysis and unit specific site conditions. Minimum and maximum supply pressure requirements can be determined by GE for specific applications.

4                                         CONTAMINANTS

Dependent on the type of fuel gas, the geographical location and the forwarding means there is the potential for the “raw” gas supply to contain one or more of the following contaminants:

1. Tar, lamp black, coke

2. Water, salt water

3. Sand, clay

4. Rust

5. Iron sulfide

6. Scrubber oil or liquid

7. Compressor Lube oil

8. Naphthalene

9. Gas Hydrates

It is critical that the fuel gas is properly conditioned prior to being utilized as gas turbine fuel. This conditioning can be performed by a variety of methods. These include but are not limited to media filtration, inertial separation,

6

Fuel Gases for Combustion in AeroDerivative Gas Turbines	MID-TD-0000-1

coalescing and fuel heating. Trace metal, particulate and liquid contamination limits are given below. These limits are given in parts per million by weight (ppmw) corrected to the actual heating value of the fuel. It is critical that fuel gas conditioning equipment be designed and sized so that these limits are not exceeded.

4.1                               Particulate

Contamination limits for particulates are established to prevent fouling and excessive erosion of hot gas path parts, erosion and plugging of combustion fuel nozzles and erosion of the gas fuel system control valves. The utilization of gas filtration or inertial separation is required. The filtration level should be a beta ratio of 200 minimum (efficiency of 99.5%) at 5µ or less. The total particulate should not exceed 30 ppm by weight. GE requires the use of stainless steel piping downstream of this last level of filtration.

4.2                               Liquids

No liquids are allowed in the gas turbine fuel gas supply. Liquids contained in the fuel can result in nuisance and/or hardware damaging conditions. These include rapid excursions in firing temperature and gas turbine load, primary zone re-ignition and flashback of premixed flames, and when liquids carry over past the combustion system, melting of hot gas path components. When liquids are identified in the gas supply, separation and heating is employed to achieve the required superheat level.

4.3                               Sulfur

There is no specific limit on natural gas fuel sulfur content if the engine is used in an application where both the fuel and environment are free of alkali metals. There are several concerns relative to the levels of sulfur contained in the fuel gas supply. Many of these are not directly related to the gas turbine but to associated equipment and emissions requirements. These concerns include but are not limited to:

4.3.1                     Hot Gas Path Corrosion

Typically, use of sulfur bearing fuels will not be limited by concerns for corrosion in the turbine hot gas path unless alkali metals are present. Sodium, potassium and other alkali metals are not normally found in natural gas fuels, but are typically found to be introduced in the compressor inlet air in marine environments, as well as in certain adverse industrial environments. The total amount of sulfur and alkali metals from all sources shall be limited to form the equivalent of 0.6 ppm of alkali metal sulfates in the fuel. Unless sulfur levels are extremely low, alkali levels are usually limiting in determining hot corrosion of hot gas path materials. For low Btu gases, the fuel contribution of alkali metals at the turbine inlet is increased over that for natural gas and the alkali limit in the fuel is therefore decreased. The total amount of alkali metals (a) in gas fuels used with engines having marinized (corrosion-resistant) coatings on the high pressure turbine blading shall not exceed 0.2 ppm (b).

(a)                                       Sodium, potassium, and lithium. Experience has shown that sodium is by far the preponderant alkali metal, if any, found in gaseous fuels.

(b)                                      This limit assumes zero alkali metals in the inlet air or injected water or steam. When actual levels are above zero, the maximum allowable sodium content of the fuel must be reduced in accordance with the following relationship:

ppm sodium inlet air x Air/Fuel Ratio	=
ppm sodium in water or steam x
Water or Steam ratio	=
Fuel

ppm sodium in fuel	=
Total fuel equivalence for sodium from all
sources not to exceed	0.2 ppm

7

MID-TD-0000-1	Fuel Gases for Combustion in AeroDerivative Gas Turbines

4.3.2                     HRSG Corrosion

If heat recovery equipment is used, the concentration of sulfur in the fuel gas must be known so that the appropriate design for the equipment can be specified. Severe corrosion from condensed sulfuric acid results if a heat recovery steam generator (HRSG) has metal temperatures below the sulfuric acid dew point. Contact the HSRG supplier for additional information.

4.3.3                     Selective Catalytic Reduction (SCR) Deposition

Units utilizing ammonia injection downstream of the gas turbine for NOx control can experience the formation of deposits containing ammonium sulfate and bisulfate on low temperature evaporator and economizer tubes. Such deposits are quite acidic and therefore corrosive. These deposits, and the corrosion that they cause, may also decrease HRSG performance and increase backpressure on the gas turbine. Deposition rates of ammonium sulfate and bisulfate are determined by the sulfur content of the fuel, ammonia content in the exhaust gas, tube temperature and boiler design. Fuels having sulfur levels above those used as odorants for natural gas should be reported to GE . In addition, the presence of minute quantities of chlorides in the inlet air may result in cracking of AISI 300 series stainless steels in the hot gas path. Contact the SCR supplier for additional information.

4.3.4                     Exhaust Emissions

Sulfur burns mostly to sulfur dioxide, but 5% to 10% oxidizes to sulfur trioxide. The latter can result in sulfate formation, and may be counted as particulate matter in some jurisdictions. The remainder will be discharged as sulfur dioxide. To limit the discharge of acid gas, some localities may restrict the allowable concentration of sulfur in the fuel.

4.3.5                     Elemental Sulfur Deposition

Solid elemental sulfur deposits can occur in gas fuel systems downstream of pressure reducing stations or gas control valves under certain conditions. These conditions may be present if the gas fuel contains elemental sulfur vapor, even when the concentration of the vapor is a few parts per billion by weight. Concentrations of this magnitude cannot be measured by commercially available instrumentation and deposition cannot therefore be anticipated based on a standard gas analysis. Should deposition take place, fuel heating will be required to maintain the sulfur in vapor phase and avoid deposition. A gas temperature of 130°F (54°C) or higher may be required at the inlet to the gas control valves to avoid deposition, depending on the sulfur vapor concentration. The sulfur vapor concentration can be measured by specialized filtering equipment. If required, GE can provide further information on this subject.

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Fuel Gases for Combustion in AeroDerivative Gas Turbines	MID-TD-0000-1

APPENDIX 1 – DEFINITIONS

Dew Point

This is the temperature at which the first liquid droplet will form as the gas temperature is reduced. Common liquids found in gas fuel are hydrocarbons, water and glycol. Each has a separate and measurable dew point. The dew point varies considerably with pressure and both temperature and pressure must be stated to properly define the gas property. Typically, the hydrocarbon dew point will peak in the 300 to 600 psia (2068 to 4137 kPa) range.

Dry Saturated Conditions

The gas temperature is at, but not below or above, the dew point temperature. No free liquids are present

Gas Hydrates

Gas hydrates are semi–solid materials that can cause deposits that plug instrumentation lines, control valves and filters. They are formed when free water combines with one or more of the C1 through C4 hydrocarbons. Typically the formation will take place downstream of a pressure reducing station where the temperature drop is sufficient to cause moisture condensation in a region of high turbulence. Because hydrates can cause major problems in the gas distribution network, the moisture content is usually controlled upstream at a dehydration process station.

Gas Hydrate Formation Line

This is similar to the dew point line except the temperature variation with pressure is much less. The hydrate line is always below or at the moisture dew point line as free water must exist in order for hydrates to form. Maintaining 50°F of superheat above the moisture dew point will eliminate hydrate formation problems.

Glycol

Glycol is not a natural constituent of natural gas but is introduced during the dehydration process. Various forms of glycol are used, diethylene and triethylene glycol being two most common. In some cases glycol is injected into the pipeline as a preservative. In most cases, glycol may only be a problem during commissioning of a new pipeline or if an upset has taken place at an upstream dehydration station.

Superheat

This is defined as the difference between the gas temperature minus the liquid dew point. The difference is always positive or zero. A negative value implies that the value is being measured at two differing states of pressure and temperature and is not valid. A measured gas temperature below the theoretical dew point means that the gas is in a wet saturated state with free liquids present.

Saturation Line

This is the same as the dew point line.

Wet Saturated Conditions

A point where a mixture consists of both vapor and liquids.

9

GE Energy	MID-TD-0000-6
October 2007

Lubricating Oil Specification for GE

Aircraft Derivative Gas Turbines

This document provides the requirements and application guidelines for selection of lubricating oils which can be satisfactorily utilized in GE Marine and Industrial Aeroderivative Applications. It is recommended that the lubricating oil selected be reviewed with GE prior to its use.

1.0          Oil Specifications

Oils conforming to the US Department of Defense (DoD) Specifications shown in paragraph 2.1 are acceptable for use in GE Aircraft Derivative gas turbines, provided they are listed on the Qualified Product List (QPL) for the specific Specification.

1.1          Commercial Specifications

Commercially available synthetic based lubricating oils, per the Supplier’s Specification, are acceptable for use in GE Aircraft Derivative gas turbines, provided they are listed in Section 4 of this document. Such oils largely conform to the primary requirements of the oils in Section 1.0, but certain variations have been approved. Such oils have been qualified by the Supplier to meet the requirements of this document.

2.0          Applicable Documents

The following documents shall form a part of this document to the extent specified herein. Unless a particular issue is specified, the latest revision shall apply.

2.1          US DoD Specifications

MIL-PRF-23699	Lubricating Oil, Aircraft Turbine Engines, Synthetic Base, Class STD

MIL-L-7808	Lubricating Oil, Aircraft Turbine Engines, Synthetic Base, Type 1

2.2          American Society of Testing and Materials.

The following documents are available from American Society for Testing and Materials, Customer Service, 100 Barr Harbor Drive, West Conshohocken, PA 19428-2959:

ASTM D2532	Low Temperature Viscosity

ASTM D97	Pour Point

ASTM D445	Kinetic Viscosity

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MID-TD-0000-6	GE Energy
May 2004

3.0          Requirements

The lubricating oil shall conform to the requirements of MIL- PRF -23699, however, exceptions to the following requirements will be considered:

•                  Low temperature Viscosity when tested per ASTM D2532.

•                  Pour Point when tested per ASTM D97.

•                  Viscosity at 40°C and 100°C when tested per ASTM D445

•                  Base Stock Composition

The specific variations to MIL-PRF-23699 shall be provided by the oil supplier, along with performance difference impacts, for review by GE.

3.1          Material Compatibility

The lubricating oil shall be compatible with the same elastomer seal and metallic materials as the MIL-PRF-23699 compliant lubricating oils are.

The lubricating oil shall be mixable with MIL-PRF-23699 or MIL-L-7808 compliant oil in a ratio of up to 5% of either oil, without adversely affecting the property integrity of the majority, or operating, oil. Mixing of oils is not intended, but will result due to engine location changes.

4.0          Qualification

Lubricating oil shall be considered qualified and acceptable for use in GE Aircraft Derivative gas turbines demonstrating conformance to the requirements and after being listed in paragraph 4.4. The qualification program shall be carried out by the oil supplier in conjunction with a sponsoring gas turbine owner/operator. GE’s participation will be limited to technical consultation, review and final approval only.

4.1          Performance Tests

The oil supplier shall conduct tests in accordance with the requirements of MIL-PRF-23699 and compare the results with the requirements stated therein. All results, and specifically the variations to MIL-PRF-23699 requirements, shall be reviewed with GE prior to initiation of Service Evaluation Testing. Specifically, the material presented for review shall include, as minimum, the following:

•                  Physical/Chemical Properties and variations to MIL-PRF-23699

•                  Expected impact to operating systems due to Property variations

•                  Material Compatibility Lists & Test results

•                  Oil Coking Test Results

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GE Energy	MID-TD-0000-6
October 2007

4.2          Service Evaluation Tests

The oil shall undergo service evaluation testing in a LM Series gas turbine application(s). The sponsoring operator will accept total responsibility for all results related to operating with the candidate lubricating oil. The service evaluation engine shall have a known hardware condition baseline, based on depot inspection or new delivery, immediately prior to the service evaluation test.

Service evaluation testing shall be conducted on a minimum of three LM series gas turbines, each accumulating at least 8,000 operating hours, at a baseload operating site, prior to inspection. During operation, periodic oil samples shall be tested and trended for physical and chemical property changes. Inspection shall be performed at an authorized depot, and shall be in accordance with the applicable repair manual.

Inspection shall be focused on the oil wetted parts, including the bearings, gears, elastomer seals, sump oil seals, actuators, and lube/hydraulic pumps. GE will be permitted to witness any of the inspections, at the discretion of GE.

4.3          Qualification Report

The oil supplier, and/or operator, shall prepare and submit a Final Qualification Report to GE. The report shall include, as a minimum, the following:

•                  Oil Brand Description including the complete formulation

•                  Certified physical, chemical and performance test results

•                  Material Safety Data Sheets

•                  Service evaluation test history including all significant operational and maintenance events

•                  Service evaluation oil sample trending results

•                  Final depot engine inspection results

Upon final review and approval of the Final Qualification Report by GE, the candidate oil will be included on the approved oils list.

Formulation changes affecting any approved performance characteristics must be reviewed with GE for impact on qualification results.

4.4          Approved Lubricating Oils

In addition to the oils listed on QPL-23699 (Class STD) and QPL-7808, (Qualified Products List), the following lubricating oils are approved for use in GE Aero Derivative gas turbines and gas generators:

1.             None at this time.

3

GE Energy	MID-TD-0000-3
June 2004

Requirements for Water and Steam Purity for

Injection in Aero Derivative Gas Turbines

1.1                              Scope

This document establishes the purity requirements for water for NOx suppression and SPRINT® injection into gas turbine engines and for Steam for injected into the gas turbine whether for NOx suppression or power augmentation.

1.2                              Definitions

For the purpose of this specification, the following definitions shall apply:

NOx Suppression Water - Water introduced into the engine combustor for the purpose of suppressing the oxides of nitrogen (NOx) in the engine exhaust gases.

SPRINT® Water – Water introduced into the engine inlet or into the high pressure compressor inlet for purpose of power enhancement.

2.                                     Applicable Documents

2.1                              American Society of Testing and Materials Publications.

ASTM D512	Standard Test Method for Chloride Ion in Water

ASTM D516	Standard Test Method for Sulfate Ion in Water

ASTM D859	Standard Test Method for Silica in Water

ASTM D1066	Standard Practice for Sampling Steam

ASTM D1125	Standard Test Method for Electrical Conductivity and Resistivity of Water

ASTM D3370	Standard Practices for Sampling Water from closed Conduits

ASTM D4191	Standard Test Method for Sodium in Water by Atomic Absorbtion Spectography

ASTM D4192	Standard Test Method for Potassium in Water by Atomic Absorbtion Spectography

ASTM D5907	Standard Test Method for Filterable and Non-Filterable Matter in Water

ASTM D5464	Standard Test Method for pH of Water with Low Conductivity

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MID-TD-0000-4	GE Energy
June 2004

2.2                              Environmental Protection Agency (EPA) Test Methods

EPA 160.3	Residue, Non-Filterable and Total Suspended Solids

EPA 150.1	pH Electrometric

EPA 120.1	Conductance, Specific Conductance at 25°C

EPA 200.7	Metals & Trace Elements

EPA 325.3	Chloride, Titrimetric Mercuric Nitrate

EPA 375.4	Sulfate, Turbidimetric

3.                                     Water Requirements

3.1                              Water Sampling Requirements

The sampling shall be in accordance with ASTM D3370. A minimum of one (1) gallon or four (4) liters shall be supplied.

3.2                              Water Purity Requirements

The water shall meet the following requirements when tested in accordance with the designated test method:

	Limit	Test Method
Total Suspended Solids and Total Dissolved Solids, mg/L, max	5	ASTM D5907 or EPA 160.3
pH	6.0 - 8.0	ASTM D5464 or EPA 150.1
Conductivity, µS/cm at 25°C	<1.0	ASTM D1125 or EPA 120.1
Sodium + potassium, ppm, max	See 3.3	ASTM D4191 and D4192 or EPA 200.7
Silica (SiO2), mg/L, max.	0.1	ASTM D859 or EPA 200.7
Chlorides, mg/L, max	0.5	ASTM D512 or EPA 325.3
Sulfates, mg/L, max	0.5	ASTM D516 or EPA 375.4

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GE Energy	MID-TD-0000-3
June 2004

3.3          Sodium & Potassium Limits in Water or Steam

The maximum amount of NA + K allowed in the water or steam injected into the engine depends upon the total NA + K contamination from all sources; i.e., from the fuel, air, water and steam. The maximum Na + K allowed is determined from the equation:

(ppmFuel) + (ppmAir)*A/F + (ppmWater)*W/F + (ppmSteam)*S/F = 0.2 ppm

Where:

ppmFuel	=	Parts per million Na + K in fuel

ppmAir	=	Parts per million Na + K in Air

ppmWater	=	Parts per million Na + K in water

ppmSteam	=	Parts per million Na + K in steam

A/F	=	Air/Fuel Ratio (Wt. Basis)

W/F	=	Water/Fuel Ratio (Wt. Basis)

S/F	=	Steam/Fuel Ratio (Wt. Basis)

3.4          Water Filtration Requirements

The water shall contain no particles larger than 20 microns absolute.

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MID-TD-0000-4	GE Energy
June 2004

4.0          Steam Requirements

4.1          Steam Purity

The Steam shall meet the following requirements when tested in accordance with the designated test method:

•                  Sodium + Potassium (Na +K) – See paragraph 3.3

•                  Total Conductivity (Cation + Anion)

Normal:                                  <1.5 µS/cm (95% of operation time)

Abnormal:                             < 2.0 µS/cm (5% of operating time)

•                  Total Solids

The maximum total solids depends on the steam/fuel weight ratios at which the gas turbine is to operate in the specific application. The value is determined form the following figure. Contaminant size shall not exceed 250 microns. With the exception of silica, there is no differentiation between types of solids as long as other limitations of this section are met. Silica in the steam is limited to 20 ppb.

4.2          Steam Sampling

Steam samples should be taken in accordance with ASTM D1066.

4

Attachment 2 - Schedule Options

Schedule of Options

This schedule of options is designed to describe only those options that have either been quoted separately to the Buyer or have not yet been elected by the Buyer as of the Effective Date of this Contract.  The Buyer shall have the right to select the below options in accordance with the provisions set forth below. If elected, the Parties shall execute a Change Order and the price for these options shall be added to the Contract Price set forth in Article 3 of the Contract.

Proposal Reference	Description	Addition to Contract Price US Dollars	Deadline for Exercise Of Option

Lineside Cubicle Entry	Top Bus Duct Entry	$0	On or before either the Order Definition Meeting or October 15, 2008

Lineside Cubicle Entry	Top Cable Entry	$0	On or before either the Order Definition Meeting or October 15, 2008

Attachment 1	Optional Gas Turbine Generator Set	$18,082,000	On or before January 31, 2009

Section 14.1	6-month Passive Warranty Extension	$90,000 / Unit	On or before either the Order Definition Meeting or October 15, 2008

Optional Lineside Cubicle Entry Configuration

Top Bus Duct Entry

The standard lineside cubicle is configured for bottom cable entry.  With this option, the lineside cubicle is configured for top bus duct entry.

Top Cable Entry

The standard lineside cubicle is configured for bottom cable entry.  With this option, the lineside cubicle is configured for top cable entry.

Optional Gas Turbine Generator Set

The Buyer shall have a one-time option to purchase One (1) additional Unit at the pricing provided for in the above table.  This option, if executed in accordance with these provisions, is subject to prior sale.  The Buyer may elect to exercise this option at the Buyer’s sole discretion, provided that the Buyer executes a Change Order on or before January 31, 2009.  The purchase of an additional Unit pursuant to the exercise of such option will be subject to the terms and conditions of this Contract, except as otherwise provided herein, and shall be done in accordance with the Change Order provisions of this Contract.  The Scheduled Delivery Date for the optional Unit will be within the timeframe of July 1, 2010 and September 30, 2010 and will be at Seller’s discretion.  Provided that the Scheduled Delivery Date for the optional Unit is set no later than September 30, 2010, then the Contract Price of such Unit will be as set forth above.

6-Month Passive Warranty Extension

Seller has an option to extend the 30-month duration in Section 14.1 (iii) to 36-months by executing a Change Order in accordance with the provisions of this Contract for the price in the above table.

Attachment 3 - Lien Waiver Form

Waiver of Lien

The undersigned, GE Packaged Power, Inc. (Seller), for and in consideration of payments for work performed and materials furnished to                                      (Buyer), pursuant to the Contract between the Seller and the Buyer dated                             , hereby waives and releases any and all liens and claims or right to liens on the assets of the Buyer, including, but not limited to the work performed and the materials furnished pursuant to the Contract, provided that Buyer remits payment for the following outstanding invoices:

All bills or accounts for labor, material and services furnished in performance with the Contract will be paid by Seller to its Suppliers in accordance with the contractual terms of the agreements between the relevant Suppliers and Seller and Seller shall indemnify Buyer against any such failure of Seller to pay its debts to Suppliers when due.

Dated this                    day of                                                             200  .

Seller

(GE Packaged Power, Inc.)

(Signature of Officer)

(Printed Name Of Officer)

Attachment 4 - Scheduled Delivery Date(s)

Unit Number	Equipment Description	Scheduled Delivery Date

Unit #1	LM6000 Gas Turbine Generator (GTG) Package	18 September 2009

Unit #2	LM6000 Gas Turbine Generator (GTG) Package	23 October 2009

Unit #3	LM6000 Gas Turbine Generator (GTG) Package	27 November 2009

Attachment 5 - Test Procedures and Protocol

g	GE Energy

SPECIFICATION FOR GAS TURBINE GENERATOR PERFORMANCE TEST MEASUREMENT (SGTGPTM) - LM6000PD SPRINT

I.                                        INTRODUCTION

An Owner’s acceptance of a gas turbine power generation facility is usually preceded by proof of compliance with specific performance requirements for the gas turbine generator set(s).  GE Energy provided a performance guarantee of Gross Power Output and Gross Heat Rate that is passed through to the Owner.

If the Customer plans to use the results of the field test as a basis to determine the fulfillment of contractual requirements, a manufacturer’s representative will provide the following field services:

•                  Supervise collection of data by owners, operators, engineers or other qualified parties for the gas turbine generator set.

•                  Validate calibration of pertinent instruments.

•                  Reduce the recorded data in accordance with the manufacturing site performance data correction procedure.

•                  Issue a field performance test report.

II.                                    SCOPE AND PURPOSE

The primary purpose of this test shall be to demonstrate the guaranteed generator electrical output and heat rate for GE Aeroderivative Gas Turbine Generator (GTG).  The guarantee power level will be achieved without exceeding specified engine control limits: High-pressure rotor speed, high-pressure compressor discharge pressure and temperature, and low-pressure turbine inlet temperature.  In addition the guarantee power and heat rate will be achieved while ensuring that the GTG is not running with any vibration alarms present.

Other tests, such as emissions and noise, are typically identified by the permitting regulatory agency and, therefore, not covered in this document.

The scopes of responsibilities, for all parties involved in the performance test, are as follows:

•                  One GE ENERGY Test Engineer who is responsible for supervising all aspects of the test.

•                  GE ENERGY and Customer representatives will be responsible for recording the data that is being collected.

•                  The GE ENERGY test engineer performs the computations of the test results.

•                  Personnel are to be provided by Customer to assist in logging manual data or collecting fuel samples.

•                  One operator representing the Customer will be responsible for operating the unit. The operator maybe assisted by GE ENERGY Controls Technician.

•                  A compressor cleaning crew will be utilized for an offline compressor water wash. This

1

g	GE Energy

procedure is to be conducted no more than three days prior to the performance test.

•                  In addition to the above, CUSTOMER, independent engineers, and GE ENERGY may have observers on the site during the test.

III.                                TEST PROCEDURE

GE Energy testing procedures are in general compliance with ASME PTC 22-1997.  Comments to ASME PTC 22-1997 are available for review.

A.                                  Test Setup

The customer will make every effort to insure the test takes place before 200 fired hours have elapsed on each gas turbine engine. Furthermore, the GTG must operate at steady base load and in new and clean condition for 24 cumulative hours prior to commencing the test.  GE Energy representatives shall determine, in their sole discretion, whether the GTG meets these criteria.

If more than 200 fired hours have elapsed before the test, GE Energy shall have the right to inspect the turbine to determine the condition of the unit. If, at GE Energy’s sole discretion, the subject unit is not in new and clean condition, appropriate action shall be taken to put the unit in new and clean condition. After 200 fired hours, degradation factors, for gross power and gross heat rate, may be applied.

B.                                    Preparation

An off-line water wash is to be conducted on the unit, no more than 3-days prior to the scheduled performance test of initial unit.

Test instruments used for determinations shall be calibrated in accordance to the National Institute of Standards and Technology. GE Energy will provide calibration certificates for instruments brought to site for the performance test. GE Energy on package instrumentation providing signals to the unit’s Turbine Control Panel will be checked and properly adjusted prior to testing.  NOTE:  Additional details of the instrument requirements are provided in Table 1 –Accuracy of Required Instruments at the end of this document.

C.                                    Conduct of the Test

1.              Definition of Test Boundary

The test boundary establishes the equipment to be included in the test. All input and output energy streams must be determined with reference to the point at which they cross the test boundary.

The test boundary for this test includes the Gas Turbine Generator and Control Limits.

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g	GE Energy

2.             Determination of GTG Steady State Condition

Test data will be recorded only when the GTG is operating at a steady state base load condition as defined by the following parameters:

•	Compressor Inlet Temperature, T2	±4.0°F
•	Barometric Pressure	±0.5%

•

Power Output

±2.0%

3.             Test Duration and Number of Data Sets

One test point will be conducted over a (50) fifty-minute period.  A test point is defined as six complete sets of instrument readings recorded at (10) ten-minute intervals.

4.             Data Collection Methodology

Data collection methodology will be as follows:

•                  One GE ENERGY Test Engineer who is responsible for supervising all aspects of the test.

•                  GE ENERGY and Customer representatives will be responsible for recording the data that is being collected.

•                  Personnel are to be provided by Customer to assist in logging manual data or collecting fuel samples.

•                  One operator, representing Customer, will be responsible for operating the unit. The operator maybe assisted by GE ENERGY Controls Technician

•                  Manually collected data:  Designated personnel provided by both GE ENERGY and Customer will collect all test data manually.

•                  Automated data collection:  Aside from printed HMI screens, there is no other automated data collection associated with this test.

•                  Data sampling frequency: A complete data set will be collected once every ten (10) minutes.

The Customer and GE Energy representative will sign all data sheets at the completion of the test. The Customer will be provided with copies of all data sheets.  GE Energy will retain the originals for use in preparing the official test report.

5.             Gas Fuel Analysis and Sampling

The owner will arrange for sampling and analysis of fuel.  Analysis of fuel shall give composition of the natural gas in mole %, HHV, LHV (per ASTM D-1945), and specific gravity (per ASTM D-3588).  See Appendix IV for analysis methods.

Three (3) fuel samples are to be collected during the performance test. First sample at the beginning of the test, second sample approximately 25 minutes into the test, and the third sample at the conclusion of the test.  Sample bottles are to be marked with the time, data, unit/sample number, and fuel temperature at time of test.

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g	GE Energy

Two (2) of the three (3) samples are to be sealed, labeled and sent off for analysis by GE Energy.  The third sample is to be held at the site until such time as the results of the analyzed samples are reviewed and deemed acceptable by GE Energy and Customer.

IV.                                INSTRUMENTS REQUIRED

Table 1 gives a general list of the test equipment, recommended accuracies, and parties responsible for supplying such equipment to conduct the performance test. GE will also provide the following equipment to supplement any equipment not supplied by the customer:  power meter, barometer, psychrometer, inlet plenum manometer, and exhaust duct manometer.

A.                                  Generator Power Output

Generator output shall be measured by a precision 3-phase wattmeter.

GE Energy furnished current transformers are certified to ±0.3% accuracy.  A total kW monitoring system uncertainty of ±0.5% is attainable with this calibrated system.

B.                                    Fuel Heat Input - Gaseous Fuels

The GTG package does not include a fuel meter.  Fuel flow is measured via flow metering valves.  The accuracy of the flow metering valves will not meet the required specification for performance test fuel measurement.  Therefore the owner will need to provide a fuel-measuring device, which will have an accuracy of ±0.8% or better.

Pressure at the fuel gas meter is to be measured with a pressure transducer having ±0.25% accuracy.  Temperature at the fuel gas meter is to be measured an accuracy of ±1°F.  Flow is to be converted from Actual line conditions to Standard conditions. Compressibility of the fuel will be determined using the performance test fuel analysis.

C.                                    Engine Inlet Air Conditions

Ambient Dry, and Wet Bulb are to be measured with a psychrometer shielded from direct sunlight. Relative Humidity is to be determined using a psychometric chart.

Compressor Inlet Temperature (T2) will be measured using the two RTDs located at the inlet of the compressor. Expected uncertainty relative to true mean engine inlet temperature is ±1.0 F.

Barometric pressure at the test site shall be measured with a barometer accurate to ±0.01 inches of mercury.

The engine inlet air relative humidity will be equivalent to the ambient relative humidity.  If the inlet air to the unit is evaporative cooled, the engine inlet humidity shall

4

g	GE Energy

then be determined using the ambient dry and wet bulb temperatures, the compressor inlet temperature and a psychometric chart. A total accuracy of ±0.001-inlet water/air ratio is expected.

Engine inlet pressure loss shall be measured with a slack tube manometer with one line installed on the calibration valve of the P0 pressure transmitter and the other open to atmosphere.  A total accuracy of ±0.25 inches of water is assumed.  Alternately, inlet pressure loss may be calculated by taking the difference of barometric pressure and the P0 value.

D.                                   Engine Exhaust Static Pressure

For exhaust loss measurement a slack tube manometer will be utilized if a connection port is made available.  The customer is responsible for supplying a ¼” test port connection for exhaust loss measurement.  GE does not provide test ports between the turbine exhaust and exhaust stack, SCR, or boiler.

Engine exhaust static pressure shall be measured at the discharge of the engine exhaust collector upstream of any heat recovery, catalytic converter or sound attenuation equipment. A total accuracy of ±0.25 inches of water is assumed

Typically the measurements taken between the exhaust duct and stack will fluctuate greatly due to the short length of duct and turbulent flow.  Due to the fluctuating reading, an accurate exhaust loss reading may not be achievable.  Should this be the case, the design value for exhaust loss will be used.

V.                                   ENGINE LIMIT ASSESSMENT

The following Unit Control Limit Parameters are to be recorded during the performance test for engine limit assessment:

•                  High Pressure Rotor speed, XN25

•                  Compressor Discharge Pressure, PS3

•                  Compressor Discharge Temperature, T3

•                  Low Pressure Turbine Inlet Temperature, T48

VI.                               TEST EXECUTION

The GE ENERGY Performance Engineer has the overall responsibility for starting and stopping test, for directing plant operation and the test personnel, and for all other aspects of the test execution. However, the test director may not deviate from the test plan without prior mutual agreement by all parties to the test.

5

g	GE Energy

A.                             Unit Operating Conditions

1.             Permissible Mode of Unit Control:

All Unit components will be operating within the respective manufacturer’s specified continuous operating limits at base load. Test data will be recorded only when GTG is at base load and at a control limit (T3, PS3, and/or T48), and all test instrumentation are functioning satisfactory and in steady state condition for at lease 30 minutes prior to testing.  Please Note: If unit is in XNSD control, MW Limit Control, and/or Maximum or Minimum Fuel Control, then the performance test will not be conducted.

2.             Operating Status of GTG Package Auxiliary Loads:

The test should be conducted with normal auxiliary package service loads in operation. All GTG Package Auxiliary and BOP equipment loads are to be excluded from the test.

3.             Emissions:

Combustion Mapping must be completed prior to the performance test to insure the GTG meets the guarantee emission requirements.  The performance test will not be conducted if emissions are in excess of the guaranteed limits.

B.                             Permissible Variable Deviations During Test Runs

1.             Typical Performance Test Restart Situation:

Any deviation outside of the following limits will require at restart of the performance test from that point forward until a complete 50-minute test has been completed and the permissible variable deviations are with in the limits listed.

•	Compressor Inlet Temperature	±4.0°F
•	Barometric Pressure	±0.5%

•

Power Output

±2.0%

2.              Typical Performance Test Abort Situation:

•                  SPRINT must be online for the performance test, if SPRINT flow goes offline during the performance test, then the test will be aborted.

•                  The unit must be at base load with all systems operating (Inlet Heater if required, Inlet Chiller if applicable, gas compressors if required, etc…). If any of these systems go offline during the performance test, the test will be aborted.

•                  If the unit trips offline for any reason, then the test will be aborted.

•                  Unit goes into Maximum or Minimum Fuel Control.

The performance test will be restarted as soon as the problem leading up to the abort situation is rectified.

6

g	GE Energy

VII.                           EVALUATION OF TEST RESULTS

The Gas Turbine Generators are designed and guaranteed to produce a certain output with a certain heat rate for a given set of ambient and operating conditions. As the ambient conditions deviate from the design values, the actual performance of the GTG changes. The ambient conditions at the time of testing are likely to be different from the values stated in the basis of guarantee. To account for these deviations from design ambient conditions, site-specific correction will be applied to the raw data to derive equivalent design condition results.

A.                                  Methodology for Data Reduction

Procedure to be used in the calculation of corrected results:

Where,

Gross Corrected Power  = Measured Power at GT Generator Terminals Corrected for the Parameters Listed Appendix II, Section A

Gross Corrected Heat Rate = Calculated Heat Rate Corrected for the Parameters Listed Appendix II, Section A

B.                                    Method and criteria for evaluation of test results with regard to guaranteed performance

GE ENERGY will evaluate test data once test fuel analyses are received.  Test data correction is performed in accordance with this document along with site specific correction curves.

When compliance decisions are required based on the test, the parties involved must recognize the total tolerance due to measurement uncertainties associated with each particular test result.

Each measured test parameter’s tolerance is defined as twice the estimated standard deviation (2 sigma).  The uncertainty in the compliance parameter resulting from this tolerance is calculated for each measured test parameter.  These uncertainties are then combined by root-sum-square analysis to obtain the total uncertainty for that compliance parameter.  Table 2 illustrates typical uncertainty calculations. The unit will be considered acceptable when the corrected test results are equal or better than the guaranteed value with allowance for test uncertainty.

A full test report will be issued to the customer two weeks after the fuel analysis has been received.

7

g	GE Energy

Table 1: Accuracy of Required Instruments

Instruments	Customer	GE ENERGY	Recommended

Dry Engine Operation
Recording wattmeter	X		+0.5%
Potential transformers	X		+0.3%
Current transformers		X	+0.3%
GT thermocouple system		X	+3.0°F
Primary fuel gas meter	X		+0.8%
Fuel gas sampling device	X		Lab
Fuel gas pressure sensor	X		+0.25%
Fuel gas temperature sensor	X		+1.0°F
Engine inlet temperature (2)		X	+1.°F
Ambient air thermocouples	X		+1.°F
Barometer	X		+0.015 in Hg.
Ambient air psychrometer	X		+1.°F
Inlet plenum manometer	X		+0.25in. H2O
Exhaust duct manometers	X		+0.25in. H2O

8

g	GE Energy

Table 2: Instrument Uncertainty

VARIABLE	UNITS	UNC	Ni	RSC	Fi²	RSS

POWER AT TEST
CONDITIONS
WATT-HOUR METER	%	0.5	1	1	0.2500
PTs	%	0.3	3	1	0.0300
CTs	%	0.3	3	1	0.0300
MEASURED POWER UNC					0.3100	0.5568

CORRECTED POWER
MEASURED POWER					0.3100
COMP INLET TEMP	°F	1	2	0.303	0.0459
BAROMETER	PSIA	0.007	1	0.043	0.0000
INLET LOSS	inH20	0.25	1	0.086	0.0005
EXHAUST LOSS	inH20	0.25	1	0.025	0.0000
SPEC. HUMIDITY	lb/lb	0.001	1	0.092	0.0000
CONTROL TEMP	°F	2.00	8	0.237	0.0281
CORRECTED POWER UNC					0.3845	0.6201

HEAT RATE (GAS FUEL)
AT TEST CONDITIONS
FLOW METER	%	0.50	1	1	0.2500
FUEL TEMP	%	0.20	1	1	0.0400
FUEL PRESSURE	%	0.25	1	1	0.0625
FUEL ANALYSIS	%	0.50	1	1	0.2500
MEASURED POWER	%				0.3100
MEASURED HEAT RATE UNC					0.9125	0.9552

CORRECT HEAT RATE
MEASURED HEAT RATE					0.9125
COMP INLET TEMP	°F	1	2	0.055	0.0015
BAROMETER	PSIA	0.007	1	0.006	0.0000
INLET LOSS	inH20	0.25	1	0.027	0.0000
EXHAUST LOSS	inH20	0.25	1	0.021	0.00
SPEC. HUMIDITY	lb/lb	0.001	1	0.050	0.0000
CORRECT HEAT RATE UNC					0.9141	0.9561

Legend - UNC = measurement uncertainty; Ni = number of instruments; RSCi = sensitivity coefficient;

Fi = (RSCi * UNCi/sqrtNi)^2; RSS = Root sum square

9

Attachment 6 - Stamped Guarantee Sheet

GE ENERGY

GUARANTEE
PROJECT: BPZ CALETA CRUZ POWER PLANT
LOCATION: PERU

KW AT GEN TERMS	47925	EMISSIONS ARE VALID FOR T2 WITHIN 20F-100F
BTU/KW-HR, LHV	8355	AND A GTG LOAD DOWN TO 75%
(KJ/KW-HR, LHV)	8815	NOX:	25 PPMVD AT 15% O2
			(51 mg/Nm3)
		CO:	25 PPMVD AT 15% O2 (31 mg/Nm3)
		VOC:	3 PPMVD AT 15% O2
	Daniele Marcucci		(2 mg/Nm3)
	Performance Engineer	PM10:	4 LB/HR
	Date: 07/24/08		(2 kg/hr)

NOT VALID WITHOUT SIGNATURE			VALID UNTIL 10/22/08

BASIS OF GUARANTEE:	BASE LOAD, GAS FUEL NOZZLE SYSTEM
NO BLEED OR EXTRACTED POWER
ENGINE:	(1) GE LM6000PD-SPRINT DLE GAS TURBINE
FUEL:	21237Btu/lb / (49397 kJ/kg) LHV, GAS FUEL (#900-1883)
FUEL SPEC:	MID-TD-0000-1 LATEST REVISION
FUEL TEMP:	SITE FUEL TEMPERATURE OF 126.0°F(52.2°C)

GENERATOR:	MEID 800LL04
GENERATOR OUTPUT	13.8kV, 60 Hz
POWER FACTOR:	> 0.9
AMBIENT TEMP:	89.8°F / (32.1°C)
AMBIENT RH:	60.4%
INLET CONDITIONING:	CHILL TO 46.0°F / (7.8°C) AT 95.0% RH
ALTITUDE:	120.0ft / (36.6m)
INLET FILTER LOSS:	< 5.00 inH2O / (127.0 mmH2O)
EXHAUST LOSS:	< 6.00 inH2O / (152.4 mmH2O)

SPRINT WATER FLOW:	NOT TO EXCEED 10505 lb/hr
NOX CONTROL:	DLE

ENGINE CONDITION:	NEW AND CLEAN < 200 SITE FIRED HOURS
FIELD TEST METHODS
PERFORMANCE:	GE ENERGY SGTGPTM
NOX:	EPA METHOD 20
CO:	EPA METHOD 10
VOC:	EPA METHOD 25A/18
PM10:	EPA METHOD 5 / 202

BASIS OF GUARANTEE IS NOT FOR DESIGN, REFER TO PROJECT DRAWINGS FOR DESIGN REQUIREMENTS. SI VALUES ARE FOR REFERENCE PURPOSES ONLY.

THIS GUARANTEE SUPERSEDES ANY
PREVIOUS GUARANTEES PRESENTED

705100-100-CGER-N/A-4

1

GE ENERGY

GUARANTEE

PROJECT: BPZ CALETA CRUZ POWER PLANT

LOCATION: PERU

		NEAR FIELD NOISE:
KW AT GEN TERMS	47925	85 DB(A) ARITHMETIC AVERAGE SOUND
BTU/KW-HR, LHV	8355	PRESSURE LEVEL (dB REF 20
(KJ/KW-HR, LHV)	8815 Daniele Marcucci Performance Engineer

MICROPASCALS, RMS) OF LOCATIONS AROUND THE PACKAGE (VERTICAL DISTANCE OF 5FT. (1.5M) ABOVE PACKAGE BASE AT A HORIZONTAL DISTANCE OF 3FT. (1M) FROM THE EXTERIOR PLANE OF EQUIPMENT AS TESTED IN A FREE-FIELD CONDITION

	Date: 07/24/08	OVER A HARD REFLECTING GROUND
		PLANE, OPERATING AT BASE LOAD)
THIS GUARANTEE COINCIDES WITH
THE PREVIOUS GUARANTEE ISSUED
ON 07/24/2008

705100-100-CGER-N/A-0

NOT VALID WITHOUT SIGNATURE		VALID UNTIL 10/22/08

BASIS OF GUARANTEE:	BASE LOAD, GAS FUEL NOZZLE SYSTEM
NO BLEED OR EXTRACTED POWER
ENGINE:	(1) GE LM6000PD-SPRINT DLE GAS TURBINE
FUEL:	21237Btu/lb / (49397 kJ/kg) LHV, GAS FUEL (#900-1883)
FUEL SPEC:	MID-TD-0000-1 LATEST REVISION
FUEL TEMP:	SITE FUEL TEMPERATURE OF 126.0°F(52.2°C)

GENERATOR:	MEID 800LL04
GENERATOR OUTPUT	13.8kV, 60 Hz
POWER FACTOR:	> 0.9
AMBIENT TEMP:	89.8°F / (32.1°C)
AMBIENT RH:	60.4%
INLET CONDITIONING:	CHILL TO 46.0°F / (7.8°C) AT 95.0% RH
ALTITUDE:	120.0ft / (36.6m)
INLET FILTER LOSS:	< 5.00 inH2O / (127.0 mmH2O)
EXHAUST LOSS:	< 6.00 inH2O / (152.4 mmH2O)

SPRINT WATER FLOW:	NOT TO EXCEED 10505 lb/hr
NOX CONTROL:	DLE

ENGINE CONDITION:	NEW AND CLEAN < 200 SITE FIRED HOURS
FIELD TEST METHODS
NEAR FIELD NOISE:	GE ACOUSTIC TESTING PROCEDURE AND ASME PTC-36-2004

BASIS OF GUARANTEE IS NOT FOR DESIGN, REFER TO PROJECT DRAWINGS FOR DESIGN REQUIREMENTS. SI VALUES ARE FOR REFERENCE PURPOSES ONLY.

THIS GUARANTEE SUPERSEDES ANY
PREVIOUS GUARANTEES PRESENTED

705100-100-CGER-N/A-4

2

Estimated Average Engine Performance NOT FOR GUARANTEE, REFER TO PROJECT F&ID FOR DESIGN

GE Energy

Performance By:	Daniele Marcucci
Project Info:	BPZ Caleta Cruz Power Plant

Engine:	LM6000 PD-SPRINT
Deck Info:	G0125O - 8g8.scp	Date:	07/24/2008
Generator:	MEID 800LL04 60Hz, 13.8kV, 0.9PF (14849)	Time:	12:54:44 PM
Fuel:	Site Gas Fuel#900-1883, 21237 Btu/lb,LHV	Version:	3.7.3

Case #	100
Ambient Conditions
Dry Bulb, °F	89.8
Wet Bulb, °F	78.3
RH,%	60.4
Altitude, ft	120.0
Ambient Pressure, psia	14.633

Engine Inlet
Comp Inlet Temp, °F	46.0
RH,%	95.0
Conditioning	CHILL
Tons or kBtu/hr	2128

Pressure Losses
Inlet Loss, inH20	5.00
Volute Loss, inH20	4.00
Exhaust Loss, inH20	6.00

kW, Gen Terms	47925
Est. Btu/kW-hr, LHV	8188
Guar. Btu/kW-hr, LHV	8355

Fuel Flow
MMBtu/hr, LHV	392.4
lb/hr	18477

NOx Control	DLE

SPRINT	LPC
lb/hr	8766

Control Parameters
HP Speed, RPM	10312
LP Speed, RPM	3600
PS3 - CDP, psia	457.4
T3CRF - CDT, °F	943
T48IN, °R	2027
T48IN, °F	1567

Exhaust Parameters
Temperature, °F	836.7
lb/sec	292.8
lb/hr	1054088
Energy, Btu/s- Ref 0 °R	96723
Energy, Btu/s- Ref T2 °F	60019
Cp, Btu/lb-R	0.2720

Emissions (NOT FOR USE IN ENVIRONMENTAL PERMITS)
NOx ppmvd Ref 15% O2	25
NOx as NO2, lb/hr	39
CO ppmvd Ref 15% O2	25
CO, lb/hr	24
CO2, lb/hr	51015
HC ppmvd Ref 15% O2	15
HC, lb/hr	8
SOX as SO2, lb/hr	0.00

Estimated Average Engine Performance NOT FOR GUARANTEE, REFER TO PROJECT F&ID FOR DESIGN

GE Energy

Performance By:	Daniele Marcucci
Project Info:	BPZ Caleta Cruz Power Plant

Engine:	LM6000 PD-SPRINT
Deck Info:	G0125O - 8g8.scp	Date:	07/24/2008
Generator:	MEID 800LL04 60Hz, 13.8kV, 0.9PF (14849)	Time:	12:54:44 PM
Fuel:	Site Gas Fuel#900-1883, 21237 Btu/lb,LHV	Version:	3.7.3

Case #	100

Exh Wght% Wet (NOT FOR USE IN ENVIRONMENTAL PERMITS)
AR	1.2465
N2	73.0910
O2	15.5104
CO2	4.8397
H20	5.3068
SO2	0.0000
CO	0.0023
HC	0.0008
NOX	0.0026

Exh Mole% Dry (NOT FOR USE IN ENVIRONMENTAL PERMITS)
AR	0.9645
N2	80.6469
O2	14.9830
CO2	3.3992
H20	0.0000
SO2	0.0000
CO	0.0025
HC	0.0015
NOX	0.0025

Exh Mole% Wet (NOT FOR USE IN ENVIRONMENTAL PERMITS)
AR	0.8840
N2	73.9165
O2	13.7326
CO2	3.1155
H20	8.3455
SO2	0.0000
CO	0.0023
HC	0.0014
NOX	0.0023

	900-1883 (BPZ Energy)
Aero Energy Fuel Number	Volume%	Weight %
Hydrogen	0.0000	0.0000
Methane	97.9000	93.6587
Ethane	0.7800	1.3986
Ethylene	0.0000	0.0000
Propane	0.2500	0.6574
Propylene	0.0000	0.0000
Butane	0.1600	0.5546
Butylene	0.0000	0.0000
Butadiene	0.0000	0.0000
Pentane	0.0500	0.2151
Cyclopentane	0.0000	0.0000
Hexane	0.0300	0.1542
Heptane	0.4100	2.4499
Carbon Monoxide	0.0000	0.0000
Carbon Dioxide	0.2200	0.5774
Nitrogen	0.2000	0.3341
Water Vapor	0.0000	0.0000
Oxygen	0.0000	0.0000
Hydrogen Sulfide	0.0000	0.0000
Ammonia	0.0000	0.0000

Btu/lb, LHV	21237
Btu/scf, LHV	941
Btu/scf, HHV	1043
Btu/lb, HHV	23536
Fuel Temp, °F	126.0
NOx Scalar	1.038
Specific Gravity	0.58

Engine Exhaust
Exhaust Avg. Mol. Wt., Wet Basis	28.3
Exhaust Flow, ACFM	580605
Exhaust Flow, SCFM	225151
Exhaust Flow, Btu/lb	330
Exhaust Flow, Calories/s	24374226

Inlet Flow Wet, pps	288.9
Inlet Flow Dry, pps	287.1

Shaft HP	65387

Estimated Average Engine Performance NOT FOR GUARANTEE, REFER TO PROJECT F&ID FOR DESIGN

GE Energy

Performance By:	Daniele Marcucci

Project Info:	BPZ Caleta Cruz Power Plant

Engine:	LM6000 PD-SPRINT
Deck Info:	G0125O - 8g8.scp	Date:	07/24/2008
Generator:	MEID 800LL04 60Hz, 13.8kV, 0.9PF (14849)	Time:	12:55:18 PM
Fuel:	Site Gas Fuel#900-1883, 21237 Btu/lb,LHV	Version:	3.7.3

Case #	100
Ambient Conditions	32.1
Dry Bulb, °C	25.7
Wet Bulb, °C	60.4
RH,%	36.6
Altitude, m	100.888
Ambient Pressure, kPa

Engine Inlet	7.8
Comp Inlet Temp, °C	95.0
RH,%	CHILL
Conditioning	2128
Tons or kBtu/hr

Pressure Losses	127.00
Inlet Loss, mmH2O	101.60
Volute Loss, mmH2O	152.40
Exhaust Loss, mmH2O
47925
kW, Gen Terms	8638
Est. kJ/kWh, LHV	8815
Guar. kJ/kWh, LHV

Fuel Flow	414.0
GJ/hr, LHV	8381
kg/hr
DLE
NOx Control
LPC
SPRINT	3976
kg/hr

Control Parameters	10312
HP Speed, RPM	3600
LP Speed, RPM	3153.8
PS3 - CDP, kPa	506
T3CRF - CDT, °C	1126
T48IN, °K	853
T48IN, °C

Exhaust Parameters	447.1
Temperature, °C	132.8
kg/sec	478131
kg/hr	102049
Energy, KJ/s- Ref 0 °K	63324
Energy, KJ/s- Ref T2 °C	1.1386
Kj/kg-R

Emissions (NOT FOR USE IN ENVIRONMENTAL PERMITS)
NOx mg/Nm3 Ref 15% O2	51
NOx as NO2, kg/hr	18
CO mg/Nm3 Ref 15% O2	31
CO, kg/hr	11
CO2, kg/hr	23140
HC mg/Nm3 Ref 15% O2	11
HC, kg/hr	4
SOX as SO2, kg/hr	0.00

Estimated Average Engine Performance NOT FOR GUARANTEE, REFER TO PROJECT F&ID FOR DESIGN

GE Energy

Performance By:	Daniele Marcucci
Project Info:	BPZ Caleta Cruz Power Plant

Engine:	LM6000 PD-SPRINT
Deck Info:	G0125O - 8g8.scp	Date:	07/24/2008
Generator:	MEID 800LL04 60Hz, 13.8kV, 0.9PF (14849)	Time:	12:55:18 PM
Fuel:	Site Gas Fuel#900-1883, 21237 Btu/lb,LHV	Version:	3.7.3

Case #	100

Exh Wght% Wet (NOT FOR USE IN ENVIRONMENTAL PERMITS)
AR	1.2465
N2	73.0910
O2	15.5104
CO2	4.8397
H20	5.3068
SO2	0.0000
CO	0.0023
HC	0.0008
NOX	0.0026

Ext. Mole% Dry (NOT FOR USE IN ENVIRONMENTAL PERMITS)
AR	0.9645
N2	80.6469
O2	14.9830
CO2	3.3992
H20	0.0000
SO2	0.0000
CO	0.0025
HC	0.0015
NOX	0.0025

Ext. Mole% Wet (NOT FOR USE IN ENVIRONMENTAL PERMITS)
AR	0.8840
N2	73.9165
O2	13.7326
CO2	3.1155
H20	8.3455
SO2	0.0000
CO	0.0023
HC	0.0014
NOX	0.0023

	900-1883 (BPZ Energy)
Aero Energy Fuel Number	Volume %	Weight %
Hydrogen	0.0000	0.0000
Methane	97.9000	93.6587
Ethane	0.7800	1.3986
Ethylene	0.0000	0.0000
Propane	0.2500	0.6574
Propylene	0.0000	0.0000
Butane	0.1600	0.5546
Butylene	0.0000	0.0000
Butadiene	0.0000	0.0000
Pentane	0.0500	0.2151
Cyclopentane	0.0000	0.0000
Hexane	0.0300	0.1542
Heptane	0.4100	2.4499
Carbon Monoxide	0.0000	0.0000
Carbon Dioxide	0.2200	0.5774
Nitrogen	0.2000	0.3341
Water Vapor	0.0000	0.0000
Oxygen	0.0000	0.0000
Hydrogen Sulfide	0.0000	0.0000
Ammonia	0.0000	0.0000
kJ/kg, LHV	49397
kJ/Nm3, LHV	36951
kJ/Nm3, HHV	40951
kJ/kg, HHV	54744
Fuel Temp, °C	52.2
NOx Scalar	1.038
Specific Gravity	0.58

Engine Exhaust
Exhaust Avg. Mol. Wt., Wet Basis	28.3
Exhaust Flow, ACFM	580605
Exhaust Flow, SCFM	225151
Exhaust Flow, Btu/lb	330
Exhaust Flow, Calories/s	24374226

Inlet Flow Wet, kg/sec	131.1
Inlet Flow Dry, kg/sec	130.2

Shaft HP	65387

GE ENERGY

Conditions for Near Field Noise Guarantee

1.	Based on Arithmetic average of sound pressure levels of location around the package.

2.	GTG Auxiliary skids must be placed at or within 6-ft of each other, and within 6-ft of the turbine main unit.

3.

If Fin Fan Lube Oil Cooler is to be located broadside to the turbine-generator main unit, then the locatioin must be a minimum of 25-feet away from the main unit, measuring nearest edge-to-edge. GE Energy Is to advise best location.

4.

If Fin Fan Lube Oil Cooler is to be located behind the generator end of the main unit, then the location must be a minimum distance of 10-ft behind the generator end of the package, and off to one side (Measuring nearest edge to edge), to avoid infringement on the rotor removal area. GE Energy is to advise best location.

5.	Other Ancillary skids must be at least 10-ft away from any fin-fan lube oil cooler, measuring nearest edge-to-edge.

6.	Per unit basis.

7.	Baseload operation only.

8.	GE Energy GTG packge scope of supply only, no customer supplied equipment is included.

9.	GE Energy GTG packge scope of supply only, GE Energy supplied BOP equipment is not included.

GE ENERGY

Conditions for VOC Emissions Guarantee

1.	Fuel must meet GE specification MID-TD-000-01.

2.	The timing of test to coincide with lowest site ambient VOCs levels.

3.	Gas turbine must run for a minimum of 300 total fired hours at base load prior to testing.

4.	Gas turbine inlet and exhaust system must be free of any dirt,sand,mud,rust,oil or any other contaminates.

5.	Re-testing (at purchaser’s expense) must be allowed, if required.

6.	GE receives a copy of the final test results.

7.	A compressor wash prior to testing is highly recommended.

GE ENERGY

Conditions for PM10 Emissions Guarantee

1.	Fuel must meet GE specification MID-TD-000-01.

2.	The timing of test to coincide with lowest site ambient particulate levels.

3.	Gas turbine must run for a minimum of 300 total fired hours at base load prior to testing.

4.	Combustion turbine must be run for a minimum of 300 total fired hours prior to any particulate testing; combustion turbine must be operating a

5.	Gas turbine inlet and exhaust system must be free of any dirt,sand,mud,rust,oil or any other contaminates.

6.	Sampling probe internal surfaces must be made of chemically inert and non-catalytic material such as quartz.

7.	The filter material shall be quartz.

8.	Probe wash shall be high purity acetone per EPA Method 5.

9.	Re-testing (at purchaser’s expense) must be allowed, if required.

10.	GE receives a copy of the final test results.

11.	A compressor wash prior to testing is highly recommended.

12.	The area around the turbine is to be treated (e.g.sprayed down with water) to minimize airborne dust.

Attachment 7 - Services and Special Conditions For On-Site Services (Technical Advisory Services Only)

Services Scope of Supply

Seller will provide technical advisory supervision services for the Installation and Commissioning of the combustion turbine package.  Installation services will include supervising the installation of the combustion turbine package by the Owner’s construction contractor.  Commissioning services will include flushing supervision, checkout, and commissioning supervision of combustion turbine mechanical systems, checkout and commissioning supervision of combustion turbine electrical systems, and checkout and commissioning of the combustion turbine package control system.  Seller will provide all general hand tools required for the commissioning of the unit.  Flushing and calibration kits can also be provided at GE Energy standard published rates.

The personnel required at site for the installation and commissioning of the combustion turbine packages is as noted below.  The scope of work included in this proposal assumes that the installation and commissioning schedule of the combustion turbine package is not impacted by the installation and commissioning schedules of additional balance of plant equipment that is not provided by Seller (such as a demineralized water plant, steam turbine, gas compressors, etc.).

Mechanical and Controls TA – Total of 5,160 estimated man-hours between these individuals.

Also included in the services quoted are the various combustion turbine package vendors will be required to commission specific combustion turbine package components.  These are as noted below:

Generator Specialist – This individual will be responsible for testing of the generator and commissioning of the automatic voltage regulator system.

The normal workweek will be limited to 60 hours (ten (10) hours per day for six (6) days per week).  Standby time will be billed incremental to the hours noted above at the effective rates at time of service.  If the Installation and Commissioning schedule dictates longer working hour durations then additional resources can be provided on an incremental daily rate basis.

GE Energy has provided an estimate, for the field service requirements as spelled out in this section of the proposal.  In order to provide a man hour estimate Seller has assumed a construction schedule to arrive at the man-hour estimates illustrated above. However, the Services will be billed at the rate at time of service.  Should the Owner’s schedule or the Owner’s construction contractor’s experience result in an increase in the construction duration assumed the latest version of the enclosed Service Rates would be applied as appropriate.

SC-S1. Definitions

(b)                                “Technical Advisors” or “Field Engineers” shall mean the personnel provided by the Seller who will perform Technical Advisory or Field Engineering Services.  Technical Advisors and Field Engineers provided by Seller shall preferably be fluent in the Spanish language.  Buyer shall have the right to request the prompt replacement of any Technical Advisor or Field Engineer upon written notice to Seller. All efforts will be made to have Spanish speaking TA’s.

(c)                                 “Technical Advisory Services” or “Field Engineering Services” shall mean technical advice and counsel from Technical Advisors or Field Engineers provided by the Seller based on the Seller’s current engineering, manufacturing, installation and operation practices as applicable to the Equipment.  Such services may include testing, adjustment, programming and other similar services.  Technical Advisory Services or Field Engineering Service do not include supervision or management of the Buyer’s employees, agents, or other contractors.

(d)                                “Work Scope” means the “Technical Advisory Services” or “Field Engineering Services” work scope included in Attachment 1, Scope of Supply.

SC-S2.         Service Price Basis

The price for Technical Advisory Services is set forth in the Technical Advisory Rate Sheet at time of service. The attached Technical Advisory Rate sheet is for information purposes only.

SC-S3.         Buyer’s Obligations At The Site

The Buyer will render all reasonable assistance to the Seller’s personnel at the Site, including the following matters at the Buyer’s cost (except as may be provided in the Contract or otherwise agreed in writing):

(a)                                 Designated representative(s) to coordinate activities between the Seller, the Buyer and the Buyer’s other contractors at the Site and to resolve procedures for certain activities where questions might occur.  Such coordination shall include consultation with the Seller’s representatives prior to arrival at Site as to the scheduling of all work associated with the Services.  The Buyer’s representative will have immediate access to the Buyer’s warehousing and shop facilities.

(b)                                All drawings and specifications, technical information and equipment manuals required to perform the work scope and all protective relaying and relay settings, as appropriate.

(c)                                 Compressed air and all Site utilities in the amounts, pressures, and voltages required to perform the work scope, including adequate lighting for nightshift work.

(d)                                All required parts and miscellaneous materials (e.g., bolts, nuts, gaskets, steel plates, consumables, lube oil, hydraulic oil, etc).

(e)                                 Heavy lift equipment, hand and power tools and instruments, oxy-acetylene welding machines. The Seller’s personnel may bring certain tools, which will remain Seller’s property. At the Buyer’s request, the Seller may make available certain special test or installation instruments/equipment under Seller’s established rental provisions.

(f)                                   Any labor, including labor supervision and equipment operators, that may be required in connection with the Services.

(g)                                Access to lay down space next to the equipment upon which the Services will be performed.

(h)                                Climate-controlled and secure office and storage space adjacent to the work area at the Site, including secretarial, clerical and translation assistance, copy machines, office supplies and equipment and appropriate telecommunications, such as international and local telephone and fax services.

(i)                                    Assistance in the procurement of all necessary visas and travel documents for Seller personnel including sponsorship, if required, of all Seller personnel to obtain entry and resident visas as required.

(j)                                    Not Used.

(k)                                 Adequate fire fighting equipment and services and site security, meaning the act of safeguarding the job site against sabotage, theft, arson, or any other dishonest or criminal act by physical means, such as guards, fencing, and lighting.  This includes the safeguarding of all Seller tools, consumables, equipment and parts when provided.

(l)                                    Personnel for erection, calibration and similar miscellaneous activities associated with the mechanical erection and commissioning of the Equipment.

SC-S4.         Health and Safety Matters; Hazardous Materials

The Buyer will take all necessary precautions, at all times, for the safety of the Seller’s personnel at Site.  This includes, but is not limited to, instruction of the Buyer’s safety practices, proper and safe handling of hazardous substances and protection of the Seller’s personnel from exposure thereto, energization/de-energization of all power systems (electrical, mechanical and hydraulic) using a safe and effective lock-out tag procedure, and conducting periodic safety meetings during construction and start-up.

The Seller may, from time to time, upon reasonable prior written notice, conduct safety audits to insure safe conditions exist and make recommendations to the Buyer concerning same.  Neither the conduct or non-conduct of safety audits nor the making of any recommendation by the Seller shall relieve the Buyer of the responsibility to provide a safe place to work.  If the Seller’s personnel require medical attention, local Buyer facilities will be made available to the Seller’s personnel for the duration of such needs.

If, in the Seller’s reasonable opinion, the safe execution of Services at the Site is, or is apt to be, imperiled by local conditions, the Seller may remove some or all of its personnel from the Site and/or supervise performances of all or any part of its Services and/or evacuate its personnel and the Buyer shall assist in said evacuation, any of which shall be considered to be an Excusable Delay.

Seller recognizes that Buyer may seek flexibility in Seller’s work schedule in order to accelerate the delivery of Products or Services.  Seller will seek to accommodate those requests subject to any limitations on maximum work periods or minimum rest periods imposed by applicable law, it being understood that Seller personnel will in any event require at least one Day of rest in any consecutive seven-Day period, and shall work no longer than 140 hours in any two consecutive weeks or more than 14 hours in any one Day, even where applicable law may permit longer working periods or shorter rest periods.  With Seller’s written consent, however, Seller personnel may in some instances work up to seven Days a week for a maximum of 14 Days, but only to the extent permitted by applicable law and required by the nature of the work.

The operation of equipment at the Site is the responsibility of the Buyer.  If the Buyer requires or permits the Seller’s personnel to operate equipment at the Site, the Buyer shall indemnify and save the Seller, its employees and agents, harmless from expense and liability (including reasonable attorneys’ fees) incurred by or imposed upon the Seller, its employees and agents, based upon injury to persons (including death) or damage to property resulting from operation of equipment at the Site by the Seller’s personnel, except that caused by gross negligence or willful misconduct of Seller’s personnel.

To ensure adequate performance of the Services and that the Seller’s personnel are not extended beyond their capability, the Seller’s personnel will not be required to work on other projects or equipment during the term of the Contract.

If, at the Site, the Seller encounters toxic substances, hazardous substances or hazardous wastes (as such terms may be defined in any statute or ordinance or regulations promulgated by any federal, state or local governmental authority of the United States or the country of the Site) (collectively, the “Hazardous Materials”) which require special handling and/or disposal, the Buyer shall immediately take whatever precautions are required to legally eliminate such hazardous conditions so that the work under the Contract may safely proceed.  If any such Hazardous Materials cause an increase in the Seller’s cost of or the time required for performance of any part of the work, an equitable adjustment shall be made in the price and schedule.  The Buyer agrees to properly dispose of all Hazardous Materials produced or generated in the course of the Seller’s work at the Site.  The Buyer shall indemnify the Seller for any and all claims, damages, losses, causes of action, demands, judgments and expenses arising out of or relating to:

(i)                                    the presence of any Hazardous Materials which are present on the Site prior to the commencement of Seller’s work,

(ii)                                 improperly handled or disposed of by the Buyer or

(iii)                              brought on to the Site or produced thereon by parties other than the Seller.

The Buyer is responsible for providing Site security twenty-four hours a Day, seven Days a week, from first Delivery until Turbine Completion of the last Unit.

SC-S5.         Miscellaneous

Technical Advisors and Field Engineers are not authorized to sign Change Orders on behalf of Seller.  All Change Orders must be approved by the Project Manager in advance of work and reduced to a written agreement pursuant to Article 18 of the Contract.

In accordance with Article 6.4 of the Contract, Buyer shall have no right to offset or backcharge hereunder, except as provided therein.

INSERT CURRENT RATE SHEET

Attachment 8 - Drawing List & Schedule

Drawing Title(1)	Drawing Type(2)	LD Drawings	Group	Submittal Date (weeks prior to RTS)(3),(4),(5)
General Arrangement, Main Unit	CA	*	1	38
One Line Diagram, Generator	CA	*	1	38
Installation Foot Print, Anchor Bolt & Shear Lug Location, Main Unit	CI	*	1	38
Lift Arrangement	CI		5	30
Shipping Data	CI		5	30
Flow & Equipment Symbols, Mechanical	CI		2	36
Flow & Instrument Diagram, Turbine Fuel System	CI		2	36
Flow & Instrument Diagram, Turbine Lube Oil System	CI		2	36
Flow & Instrument Diagram, Generator Lube Oil System	CI		2	36
Flow & Instrument Diagram, Water Wash System	CI		2	36

(1)	Some of the above drawings may not be required on specific jobs.

(2)	CA – Customer Approval

CI – Customer Information

REF – Reference Drawings supplied with Operation and Maintenance Manuals

(3)	Custom features for specific project requirements may require additional time.

(4)

Submittal time is for standard equipment and is shown in weeks prior to notice of RTS (Ready to Ship) date, after receipt of a mutually agreed upon purchase order, a fully conformed design specification and following completion of the post award Order Definition Meeting (ODM).  ODM to take place a minimum of 10 weeks prior to first set (Group 1) of drawing due dates.

(5)	A drawing is considered submitted when uploaded to the www.projectnet.com site.

Drawing Title(1)	Drawing Type(2)	LD Drawings	Group	Submittal Date (weeks prior to RTS)(3),(4),(5)
Flow & Instrument Diagram, Ventilation& Combustion Air System	CI		2	36
Flow & Instrument Diagram, Fire Protection System CO2(6)	CI		2	36
Flow & Instrument Diagram, Hydraulic Start System	CI		2	36
Flow & Instrument Diagram, Water Injection Pump	CI		2	36
Flow & Instrument Diagram, Sprint System Skid	CI		2	36
Flow & Instrument Diagram, Turbine Hydraulic System (DLE Only)	CI		2	36
Flow & Instrument Diagram, Sprint System Main Unit	CI		2	36
Instrumentation Diagram, Auxiliary Systems	CI		2	36
General Arrangement, Auxiliary Skid	CI	*	1	38
General Arrangement, Air Filter	CI	*	1	38
General Arrangement, Sprint Skid	CI		1	38
General Arrangement, Water Injection Skid	CI		1	38
General Arrangement, Fire Protection Skid(6)	CI		1	38
General Arrangement, Chromatograph (DLE only) (6)	CI		1	38
General Arrangement, Fin Fan Lube Oil Cooler(6)	CI	*	1	38

(6)	Supplier Drawing

Drawing Title(1)	Drawing Type(2)	LD Drawings	Group	Submittal Date (weeks prior to RTS)(3),(4),(5)
Abbr., Symbols & Reference Data, Electrical	CI		1	38
Schematic, Generator Excitation System	CI		3	34
Schematic, Diagram, Circuit Breaker Control	CI		3	34
Schematic Diagram, Motor Control Center	CI		3	34
Three Line Diagram, Generator Metering	CI		3	34
Schedule, Motor Control Center	CI		2	36
Interconnect Plan, Electrical System	CI	*	2	36
Interconnection Wiring Diagram, Customer	CI	*	4	32
Interconnect Cable Schedule	CI	*	4	32
Plan & Elevation, 24V DC Battery System	CI		1	38
Plan & Elevation, 125 V DC Battery System	CI		1	38
Plan & Elevation, Turbine Control Panel	CI	*	3	34
Plan & Elevation, Lineside Cubicle	CI	*	1	38
Plan & Elevation, Neutral Cubicle	CI	*	1	38
Schematic, Lighting & Distribution	CI		3	34
Schematic, Vibration	CI		3	34
Schematic, Communication	CI		3	34
Area Classification Drawing	CI		3	34
Area Classification Report	CI		3	34
Schematic, Diagram, Discrete Control	CI		5	30

Drawing Title(1)	Drawing Type(2)	LD Drawings	Group	Submittal Date (weeks prior to RTS)(3),(4),(5)
Schematic, Diagram, Analog Control	CI		5	30
Generator Protective Relay Settings	CI		5	30
Digital Multi-function Meter Settings	CI		5	30
Digital Synchronizer Settings	CI		5	30
AVR Settings	CI		5	30
Wiring Diagram, Lineside Cubicle	M
Wiring Diagram, Neutral Cubicle	M
Wiring Diagram, Turbine Control Panel, Control Cubicle	M
Wiring Diagram, Turbine Control Panel, Termination Cubicle	M
Wiring Diagram, Auxiliary Skid	M
Wiring Diagram, Generator Skid	M
Wiring Diagram, Turbine Skid	M
Wiring Diagram, Sprint Skid	M
Wiring Diagram, Air Filter	M
Wiring Diagram, Fire & Gas Protection System(6)	M
Nameplate List, Engraving Schedule and Switch Development	M
Worksheet, Control System	M

REFERENCE DRAWINGS (Included in Operation and Maintenance Manuals)

Wiring Diagrams

Nameplate List, Engraving Schedule, & Switch Development

Fuel Control Layout

Worksheet, Fuel Control

Sequencer Layout

Worksheet, Distributed I/O Configuration

MANUALS

I&C Manuals	1 month prior to shipment

O&M Manuals	1 month after shipment

NOTES:

1)                                     Submittal time is for standard equipment and is shown in weeks after receipt of a mutually agreed upon purchase order, a fully conformed design specification, and the post award Order Definition Meeting (ODM).

2)                                     Submittal time is for standard manufacturing cycles for equipment and if delivery timeframe required is in excess of standard manufacturing cycles then submittal timeframes may be extended.

3)                                     Custom designed features for specific project requirements may require additional submittal times.

Some of the above drawings may not be required on specific jobs.  A drawing is considered submitted when uploaded to the www.projectnet.com site.

Drawing Quantities and Format

Seller places customers’ drawings on ProjectNet, a secure internet site, (www.project-net.com).  On this site the drawings can be viewed, printed and annotated by the customer.

Seller provides all manuals in CD format for convenient access and distribution.  In addition, by using web-based technology Seller provides today’s customers with instant and secure access to their unit’s operation and maintenance documentation with easy updates and “real time” information.

Attachment 9 - Payment Schedule

PAYMENT SCHEDULE

Payment* Date	Unit #1	Unit #2	Unit #3	Total	Inv.	Inv. Amounts
Price	$17,155,000.00	$17,155,000.00	$17,155,000.00	$51,465,000.00

September 26, 2008	$1,715,500.00	$1,715,500.00	$1,715,500.00	$5,146,500.00	1	$5,146,500.00
October 15, 2008	$1,143,666.67			$1,143,666.67	2	$1,143,666.67
November 15, 2008	$1,143,666.67	$1,143,666.67		$2,287,333.33	3	$2,287,333.33
December 15, 2008	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	4	$3,431,000.00
January 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	5	$3,431,000.00
February 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	6	$3,431,000.00
March 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	7	$3,431,000.00
April 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	8	$3,431,000.00
May 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	9	$3,431,000.00
June 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	10	$3,431,000.00
July 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	11	$3,431,000.00
August 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	12	$3,431,000.00
September 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.00	13	$3,431,000.00
RTS** UNIT 1 September 18 2009	$1,715,500.00			$1,715,500.00	15	$1,715,500.00
October 15, 2009		$1,143,666.67	$1,143,666.67	$2,287,333.33	14	$2,287,333.33
RTS** UNIT 2 October 23 2009		$1,715,500.00		$1,715,500.00	16	$1,715,500.00
November 15, 2009			$1,143,666.67	$1,143,666.67	17	$1,143,666.67
RTS** UNIT 3 November 27 2009			$1,715,500.00	$1,715,500.00	18	$1,715,500.00

Totals	$17,155,000.00	$17,155,000.00	$17,155,000.00	$51,465,000.00	TOT	$51,465,000.00

NOTE:

*Payments shall be made by wire transfer directly to Seller’s bank using wire transfer information below.

**Payments shall be made no later than 5 Days after issuance of Notice of Readiness to Ship.

GE Packaged Power Inc.

Acc No 00-388615

Deutsche Bank Trust Company America

ABA No 0210010033

SWIFT: BKTRUS33

Attachment 10 - Form of Comfort Letter

Estimated Average Engine Performance NOT FOR GUARANTEE

GE Energy

Performance By:	Johnny Metcalf
See Also:	Graph Below Data Points

Engine:	LM6000 PD-SPRINT	Date:	9/11/2008
Deck Info:	G0125O - 8g8.scp	Time:	7:51:50 AM
Generator:	MEID 800LL04 60Hz, 13.8kV, 0.9PF (14849)	Version:	3.7.3
Fuel:	Site Gas Fuel#900-1883, 21237 Btu/lb,LHV

This Deterioration model was generated using the following parameters:

Ambient Temp of 89.8°F, 60.4% RH, 120.0ft., Inlet Temp of 46.0°F, 5.00 Inlet Loss, 6.00 Exhaust Loss and DLE NOx Control at 25ppm.

Degradation to be applied after 200 hrs of operation up to 1000. These numbers apply only when GE operating procedures, and fuel, water and air specifications are met.

NOT FOR GUARANTEE

	% Degradation
Intervals 5 (hrs)	Power	Heat Rate
0 - 200	0.00	0.00
201 - 400	-0.11	0.06
401 - 600	-0.17	0.09
601 - 800	-0.24	0.12
801 - 1000	-0.32	0.15

Attachment 12 - Termination Schedule

Termination Schedule

On or Before the Below Date	Unit #1	Unit #2	Unit #3	Total

September 26, 2008	$1,715,500.00	$1,715,500.00	$1,715,500.00	$5,146,500.00
October 15, 2008	$1,143,666.67			$6,290,166.67
November 15, 2008	$1,143,666.67	$1,143,666.67		$8,577,500.00
December 15, 2008	$1,143,666.67	$1,143,666.67	$1,143,666.67	$12,008,500.00
January 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$15,439,500.00
February 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$18,870,500.00
March 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$22,301,500.00
April 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$25,732,500.00
May 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$29,163,500.00
June 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$32,594,500.00
July 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$36,025,500.00
August 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$39,456,500.00
September 15, 2009	$1,143,666.67	$1,143,666.67	$1,143,666.67	$42,887,500.00
RTS UNIT 1 September 18 2009	$1,715,500.00			$44,603,000.00
October 15, 2009		$1,143,666.67	$1,143,666.67	$46,890,333.33
RTS UNIT 2 October 23 2009		$1,715,500.00		$48,605,833.33
November 15, 2009			$1,143,666.67	$49,749,500.00
RTS UNIT 3 November 27 2009			$1,715,500.00	$51,465,000.00

Attachment 13 - Start Up and Commissioning Spares

P/N	Description	Qty
5VX1000	Belt, Generator, Supply Fan	4
5VS1250	Belt, Turbine, Exhaust Fan	6
HC9600FKN13Z	Filter Element, Turbine	4
CONNTECT 5000	Waterwash (55 Gal Drum)	1
HC9606FKS8Z	Filter Element, HP Hydraulic	2
AL1335	50 MA Fuses	5
AL1328	2 Amp Fuses	5
AL1310	0.1 Amp Fuse	5
AL1269	4 Amp Fuse	5
AL1308	31 MA Fuse	5
P13-2582	3 Amp Fuse	5
P13-5712	1/4 Amp Fuse	5
226166-001	Calibration, Gas Cylinder	1
CGI-3L	Gasket, Flg.4”-300#	5
CGI-3p	Gasket, Flg.6”-300#	5
CGI-3Q	Gasket, Flg.8”-300#	5
CGI-6D	Gasket, Flg 1”-600#	5
CGI-6G	Gasket, Flg.2”-600#	5
CGI-6J	Gasket, Flg.3”-600#	5
CGI-6L	Gasket, Flg.4”-600#	5
HC9600FKD13Z	Fuel Filter (Liquid)	2
ACB2442440Y1	Filter Element, Turbine Hyd	1
P16-5659	Filter Element, Hyd Start	2
HUOO157956	Filter Element, Charge Pump	1

Attachment 14 - GE Parent Guaranty

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (the “Guaranty”) is made as of the [Day]th day of [Month], [Year], by GENERAL ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of New York, U.S.A., with its head office situated at 3135 Easton Turnpike, Fairfield, Connecticut 06431, U.S.A., and a place of business at 1333 West Loop South, Houston, TX 77027 U.S.A. (herein called “Guarantor”), for the benefit of Empressa Electrica Nueva Esperanza S.R.L., a Peruvian limited liability partnership, with its head office situated at Av. Larco 1301 - Oficina, 1902 Torre Parque Mar, Miraflores 18, Peru (herein called “Owner”).  (Guarantor and Owner are individually referred to herein as a “Party” and collectively as the “Parties”.)

RECITALS:

WHEREAS, GE Packaged Power, Inc., a corporation duly organized and existing under the laws of the State of Delaware, U.S.A., with its head office situated at 1333 West Loop South Houston, TX  77008 (herein called “Contractor”) is a wholly owned affiliate of Guarantor;

WHEREAS, Owner has entered into an agreement with Contractor dated September 25th, 2008 (together with the schedules, annexes, and exhibits thereto and as the same may be amended from time to time, herein called the “Contract”), for the supply of three (3) gas turbine generator to be located in the vicinity of Caleta Cruz, northwestern Peru;

WHEREAS, Guarantor is the ultimate parent company of Seller and the agreement of Owner to enter into the Contract is of substantial and material benefit to Guarantor; and

WHEREAS, in order to induce Owner to enter into the Contract and pursuant to Article 35 of the Contract which requires Seller to obtain and deliver a parent company guaranty of Seller’s performance under the Contract, the Guarantor has agreed to execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the above premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the Parties hereto agree as follows:

1.  Guarantor unconditionally and irrevocably guarantees to Owner that in the event of Seller failing in any respect to perform or observe any or all the terms and provisions of the Contract, Guarantor shall immediately upon first demand in writing by Owner perform or take such steps as are necessary to achieve performance or observance of such terms and provisions and shall indemnify and keep indemnified Owner against any and all losses, damages, claims, costs, charges, and expenses howsoever arising from the said failure. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance and not of collection and Guarantor agrees that its obligations hereunder are those of primary obligor and not merely of a surety.

2.  The liability of Guarantor hereunder shall not be released, reduced, affected or discharged by (i) any alteration in the relationship between Seller and Owner which has been consented to by Seller in writing (with or without the knowledge or consent of Guarantor); (ii) or by any forbearance or indulgence by Owner towards Seller or Guarantor whether as to payment, time, performance, or otherwise; (iii) any insolvency, bankruptcy or similar occurrence of the Contractor; (iv) any amendment, compromise,

1

settlement, release, change, modification, termination or waiver of or consent to any departure from the Contract.

3.  Guarantor agrees to make any payment due hereunder upon first written demand without set-off or counterclaim and without any legal formality such as protest or notice being necessary, and waives all privileges or rights which it may have as a guarantor, including any right to require Owner to claim payment or to exhaust remedies against Seller or any other person.

4.  The obligations of Guarantor hereunder shall continue in full force and effect until Contractor shall have fully discharged all of its obligations under and in accordance with the Contract.

5.  Owner may assign, charge, or transfer all or any of its right, title and interest in this Guaranty, without Guarantor’s consent, upon such terms as Owner may think fit to any banks and financial institutions providing credit or guaranty facilities to Owner or an affiliate thereof in connection with the Contract and any agent or security trustee acting on their behalf, and may otherwise assign this Guaranty under the same conditions in which it may assign the Contract.  This Guaranty and the undertakings herein contained shall be binding upon the successors and assigns of Guarantor and shall extend to and inure for the benefit of the successors or permitted assignees of Owner.  No person other than Owner or such permitted assignees as described above is intended as a beneficiary of this Guaranty nor shall any such person have any rights hereunder.  Owner may not otherwise assign or otherwise transfer any of its rights or obligations hereunder.

6.  Notwithstanding anything to the contrary above, in the event of any claim under this Guaranty, Guarantor shall be entitled to assert any defense, set-off or counterclaim that Seller could assert had such claim been made directly against any person under the Contract.

7. Guarantor hereby waives promptness, diligence, presentment, protest, demand for payment, notice of default or nonpayment.

8.  Guarantor waives any right to require Owner to pursue any right or remedy first against Contractor or any other person or entity which may be liable in respect of the guaranteed obligations or against any collateral or guaranty thereof or right or offset with respect thereto.

9.  In the event there is any dispute under the Contract that relates to a sum being claimed under this Guaranty, the obligations under this Guaranty related solely to such dispute, shall be suspended pending the resolution of such dispute either by agreement of Owner and Contractor or by non-appealable final judicial order.

10.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, provided that any provision of such law invalidating any provision of this Guaranty or modifying the intent of the Parties as expressed in the terms of this Guaranty shall not apply.

11.  Any legal action or proceeding with respect to this Guaranty shall be brought in the United States District Court for the Southern District of New York or, if such court lacks jurisdiction, in the Supreme Court of the State of New York in New York County.  Each of the Parties hereby accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.  Each of the Parties irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at the address first set forth in the Contract.  Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of

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venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first written above.

Empressa Electrica Nueva Esperanza S.R.L.	GENERAL ELECTRIC COMPANY

By:	By:

Name:	Name:

Title:	Title:

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Attachment 15 - Form of Standby Letter of Credit

IRREVOCABLE PERFORMANCE STANDBY LETTER OF CREDIT (REF. NO.)

Issuing Bank:	GE Relationship bank

Confirming Bank:	(no confirmation required if issued by a GE Relationship Bank)
otherwise - confirmation by GE Relationship bank - NY

Amount:	U.S. $

Issue Date:

Expiration Date:

Beneficiary:	GE Packaged Power, Inc.
1333 West Loop South
Houston, TX 77027

Applicant: Empressa Electrica Nueva Esperanza

Gentlemen:

By order of our client,                               (Name and Address of Component) (hereinafter known as “                “) and for account of same, we hereby establish our Irrevocable Standby Letter of Credit (“Letter of Credit”).  We hereby authorize you to draw on (Name & Address of Bank) up to an aggregate amount of  (Written Amount), (USD) to be available to (GE Packaged Power, Inc.) when accompanied by the following documents:

1.               Your sight draft on us;

2.               A statement purportedly signed by a corporate officer of GE stating that:

“(Insert name of Applicant)  has failed to fulfill its contractual payment obligations in accordance with the terms of the Contract dated (insert date) between (customer) and GE Packaged Power, Inc. and we hereby demand payment in the amount of  (Written Amount and Figures) ($   ) under your Standby Letter of Credit No.               ”. ;

This Letter of Credit will automatically expire on the earliest of:

(i)                                     The date that the Amount of this Letter of Credit is reduced to zero;

(ii)                                  The date this Letter of Credit is returned for cancellation;

(iii)                               DD-MM-YYYY

Drafts must be drawn and presented at our office at (location) not later than (expiry date).

The amount of any draft drawn hereunder must be endorsed on this Letter of Credit and marked: “Drawn under (Issuing Bank Name), Irrevocable Standby Letter of Credit No.         “and indicate the date drawn.

All opening bank charges including, but not limited to fees or commissions shall be for Applicant’s account.

Except as far as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publications No. 500.  As to matters not covered by UCP, this Letter of Credit shall be subject to and governed by the laws of the State of New York.

Authorized Signatures(s)

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (the “Guaranty”) is made as of the 29th day of September, 2008, by GENERAL ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of New York, U.S.A., with its head office situated at 3135 Easton Turnpike, Fairfield, Connecticut 06431, U.S.A., and a place of business at 1333 West Loop South, Houston, TX 77027 U.S.A. (herein called “Guarantor”), for the benefit of Empresa Electrica Nueva Esperanza S.R.L., a Peruvian limited liability partnership, with its head office situated at Av. Larco 1301 - Oficina, 1902 Torre Parque Mar, Miraflores 18, Peru (herein called “Owner”).  (Guarantor and Owner are individually referred to herein as a “Party” and collectively as the “Parties”.)

RECITALS:

WHEREAS, GE Packaged Power, Inc., a corporation duly organized and existing under the laws of the State of Delaware, U.S.A., with its head office situated at 1333 West Loop South Houston, TX  77008 (herein called “Contractor”) is a wholly owned affiliate of Guarantor;

WHEREAS, Owner has entered into an agreement with Contractor dated September 25th, 2008 (together with the schedules, annexes, and exhibits thereto and as the same may be amended from time to time, herein called the “Contract”), for the supply of three (3) gas turbine generator to be located in the vicinity of Caleta Cruz, northwestern Peru;

WHEREAS, Guarantor is the ultimate parent company of Seller and the agreement of Owner to enter into the Contract is of substantial and material benefit to Guarantor; and

WHEREAS, in order to induce Owner to enter into the Contract and pursuant to Article 35 of the Contract which requires Seller to obtain and deliver a parent company guaranty of Seller’s performance under the Contract, the Guarantor has agreed to execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the above premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the Parties hereto agree as follows:

1.  Guarantor unconditionally and irrevocably guarantees to Owner that in the event of Seller failing in any respect to perform or observe any or all the terms and provisions of the Contract, Guarantor shall immediately upon first demand in writing by Owner perform or take such steps as are necessary to achieve performance or observance of such terms and provisions and shall indemnify and keep indemnified Owner against any and all losses, damages, claims, costs, charges, and expenses howsoever arising from the said failure. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance and not of collection and Guarantor agrees that its obligations hereunder are those of primary obligor and not merely of a surety.

2.  The liability of Guarantor hereunder shall not be released, reduced, affected or discharged by (i) any alteration in the relationship between Seller and Owner which has been consented to by Seller in writing (with or without the knowledge or consent of Guarantor); (ii) or by any forbearance or indulgence by Owner towards Seller or Guarantor whether as to payment, time, performance, or otherwise; (iii) any insolvency, bankruptcy or similar occurrence of the Contractor; (iv) any amendment, compromise,

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settlement, release, change, modification, termination or waiver of or consent to any departure from the Contract.

3.  Guarantor agrees to make any payment due hereunder upon first written demand without set-off or counterclaim and without any legal formality such as protest or notice being necessary, and waives all privileges or rights which it may have as a guarantor, including any right to require Owner to claim payment or to exhaust remedies against Seller or any other person.

4.  The obligations of Guarantor hereunder shall continue in full force and effect until Contractor shall have fully discharged all of its obligations under and in accordance with the Contract.

5.  Owner may assign, charge, or transfer all or any of its right, title and interest in this Guaranty, without Guarantor’s consent, upon such terms as Owner may think fit to any banks and financial institutions providing credit or guaranty facilities to Owner or an affiliate thereof in connection with the Contract and any agent or security trustee acting on their behalf, and may otherwise assign this Guaranty under the same conditions in which it may assign the Contract.  This Guaranty and the undertakings herein contained shall be binding upon the successors and assigns of Guarantor and shall extend to and inure for the benefit of the successors or permitted assignees of Owner.  No person other than Owner or such permitted assignees as described above is intended as a beneficiary of this Guaranty nor shall any such person have any rights hereunder.  Owner may not otherwise assign or otherwise transfer any of its rights or obligations hereunder.

6.  Notwithstanding anything to the contrary above, in the event of any claim under this Guaranty, Guarantor shall be entitled to assert any defense, set-off or counterclaim that Seller could assert had such claim been made directly against any person under the Contract.

7. Guarantor hereby waives promptness, diligence, presentment, protest, demand for payment, notice of default or nonpayment.

8.  Guarantor waives any right to require Owner to pursue any right or remedy first against Contractor or any other person or entity which may be liable in respect of the guaranteed obligations or against any collateral or guaranty thereof or right or offset with respect thereto.

9.  In the event there is any dispute under the Contract that relates to a sum being claimed under this Guaranty, the obligations under this Guaranty related solely to such dispute, shall be suspended pending the resolution of such dispute either by agreement of Owner and Contractor or by non-appealable final judicial order.

10.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, provided that any provision of such law invalidating any provision of this Guaranty or modifying the intent of the Parties as expressed in the terms of this Guaranty shall not apply.

11.  Any legal action or proceeding with respect to this Guaranty shall be brought in the United States District Court for the Southern District of New York or, if such court lacks jurisdiction, in the Supreme Court of the State of New York in New York County.  Each of the Parties hereby accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.  Each of the Parties irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at the address first set forth in the Contract.  Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of

2

venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first written above.

Empressa Electrica Nueva Esperanza S.R.L.		GENERAL ELECTRIC COMPANY

By:	/s/ Rafael Zoeger	By:	/s/ Darryl Wilson

Name:	RAFAEL ZOEGER	Name:	Darryl Wilson

Title:	GENERAL MANAGER	Title:	Vice President

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